EXHIBIT 1.1
[English Translation]
JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
INSTRUMENTS AND POLICIES BOOK NUMBER FIFTEEN.
INSTRUMENT NUMBER TWENTY TWO THOUSAND AND SIXTEEN. In Mexico City, Federal District, on the fifteenth day of the month of January two thousand and ten.
I, Mr. JUAN MARTIN ALVAREZ MORENO, Public Attestor number Forty-Six of the Federal District, hereby record:
That on this date, Mr. MARCO AUGUSTO MARTINEZ AVILA appears before me and requests the certification of the set of corporate bylaws of “GRUPO TMM”, SOCIEDAD ANONIMA BURSATIL, which I perform in the following terms:
PRECEDENTS:
I.- By notarial instrument number twenty-six thousand two hundred and twenty-five, dated the fourteenth of August nineteen eighty-seven, recorded before Mr. Miguel Limon Diaz, Notary Public number Ninety-seven of the Federal District of Mexico City, the first official copy of which was entered in the Public Commercial Registry of the Federal District of Mexico City under commercial folio number one hundred and two thousand four hundred and ninety-nine on the twenty-fifth day of February nineteen eighty-eight, the Corporation called “GRUPO SERVIA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE was incorporated, with a foreigner exclusion clause, domiciled in Mexico City, Federal District, with a duration of ninety-nine years, a minimum fixed capital of One Million Mexican Pesos (currently One Thousand Mexican Pesos), and an unlimited variable capital, whose preponderant corporate purpose is to provide domestic or foreign individuals or legal entities with financial, administrative or foreign trade consulting services.
II.- Through instrument number twenty-nine thousand eight hundred and fifteen dated the fifteenth of February nineteen ninety-one, recorded before Mr. Roberto Nuñez y Bandera, Notary Public number One of the Federal District of Mexico City, the first official copy of which was entered in the Public Commercial Registry of the Federal District of Mexico City, under commercial folio number one

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
hundred and two thousand four hundred and ninety-nine, on the eighth of May nineteen ninety-one, a Minute of the Special General Shareholders’ Meeting of the Corporation called “GRUPO SERVIA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on the nineteenth day of September nineteen ninety, was notarized, in which, among other points, the amendment of the Tenth, Eleventh, Seventeenth, Twenty-seventh and Thirty-fourth Articles of the corporate bylaws was approved.
III.- By notarial instrument number forty-five thousand one hundred and one, dated the twenty-eighth of July two thousand, recorded before the same Notary Public as above, the first official copy of which was entered in the Public Commercial Registry of the Federal District of Mexico City, under commercial folio number one hundred and two thousand four hundred and ninety-nine, the Minutes of the Special General Shareholders’ Meetings of the Corporations called “GRUPO SERVIA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as MERGING CORPORATION and “SERVIA CORPORATIVO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as MERGED CORPORATION, held on the twenty-ninth of October nineteen ninety-nine, were notarized.
IV.- By notarial instrument number thirty-six thousand nine hundred and five, dated the fifteenth of March two thousand and one, recorded before Mr. Miguel Limon Diaz, Notary Public number Ninety-seven of the Federal District of Mexico City, in which Mrs. Rosamaria Lopez Lugo, Notary Public number Two Hundred and Twenty-three thereof District, acts as Associate, the first original copy whereof was entered in the Public Commercial Registry of the Federal District of Mexico City under commercial folio number one hundred and two thousand four hundred and ninety-nine on the eighteenth of April two thousand and one, a Minute of a Special General Shareholders’ Meeting of the Corporation called “GRUPO SERVIA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
the twenty-third of January two thousand and one was notarized, in which, among other items, the change of name of the Corporation to “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE was approved, thus amending the First Article of the corporate bylaws.
V.- By notarial instrument number thirty-eight thousand five hundred and fifty, dated the thirtieth of November two thousand and one, granted before the same Notary Public as above, a Minute of the Special and Regular Shareholders’ Meeting of the Corporation called “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on the thirty-first of October two thousand and one was notarized, in which, among other items, the amendment of the Fifth Article of the corporate bylaws was approved.
VI.- By policy number five thousand four hundred and twenty, dated the seventh of December two thousand and one, granted before the undersigned Public Attestor, whose first official copy was registered in the Public Commercial Registry of the Federal District of Mexico City, under commercial folio number one hundred and two thousand four hundred and ninety-nine, on the twelfth of December two thousand and one, a Minute of the Special General Shareholders’ Meeting of the aforementioned corporation, held on the seventh day of December that year was notarized, in which, among other things, the increase in the fixed part of the capital stock was approved with the consequent amendment of the Fifth Article of its corporate bylaws.
VII.- By policy number five thousand four hundred and twenty-one, dated the seventh of December two thousand and one, granted before the undersigned Public Attestor, the first official copy of which was entered in the Public Commercial Registry of this City, under commercial folio number one hundred and two thousand four hundred and ninety-nine on the twelfth day of December two thousand and one, a Minute of a Special General Shareholders’

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
Meeting of the aforementioned corporation, held on the seventh of December that year was notarized, in which the following resolutions were adopted among others: the spin-off of the Corporation “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as “SPINNING-OFF” corporation, without being extinguished, through the block contribution of part of its assets, liabilities and capital stock to the newly created “SPUN-OFF” corporation with its own legal standing and equity called “PROMOTORA SERVIA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as well as the amendment of the Corporate Bylaws of the Corporation “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.
VIII.- Through policy number five thousand four hundred and eighty-nine, dated the twenty-sixth of December two thousand and one, granted before the undersigned Public Attestor, the first official copy of which was entered in the Public Property and Commercial Registry of the Federal District of Mexico City, under commercial folios numbers one hundred and two thousand four hundred and ninety-nine, and twenty-five thousand two hundred and twelve on the twenty-sixth day of December two thousand and one, the Minutes of the Special General Shareholders’ Meetings of the companies called “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as MERGING corporation and “TRANSPORTACION MARITIMA MEXICANA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as MERGED corporation, held on the twenty-first of December two thousand and one were notarized.
IX.- By policy number five thousand nine hundred and thirty-seven, dated the second of May two thousand and two, granted before the undersigned Public Attestor, the first official copy whereof was entered in the Public Commercial Registry of the Federal District of Mexico City, under commercial folio number one hundred and two thousand four hundred and ninety-nine, on the eighth day of May two thousand and two, a Minute of a Special General Shareholders’

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
Meeting of the Corporation called “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on the twenty-ninth day of April two thousand and two was notarized, in which, among other things, the issue of convertible share bonds was approved for their placement abroad.
X.- By policy number six thousand three hundred and eighty-two, dated the twentieth of August two thousand and two, granted before the undersigned Public Attestor, the first official copy whereof was entered in the Public Commercial Registry of the Federal District of Mexico City, under commercial folio number one hundred and two thousand four hundred and ninety-nine, on the twentieth day of August two thousand and two, a Minute of a Special General Shareholders’ Meeting of the Corporation called “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on the twentieth day of August two thousand and two was notarized, in which, among other points, an issue of new debt instruments or bonds in the United States of America was approved, with the general characteristics authorized to this effect.
XI.- By policy number six thousand four hundred and nineteen, dated the twenty-ninth of August two thousand and two, granted before the undersigned Public Attestor, the first official copy whereof was entered in the Public Commercial Registry of the Federal District of Mexico City, under the aforementioned commercial folio, on the thirteenth of September two thousand and two, a Minute of a Special General Shareholders’ Meeting of the Corporation called “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on the twenty-eighth day of August two thousand and two was notarized, in which, among other points, the reclassification of the “L” series shares of the capital stock of the Corporation to become “A” series shares and the elimination of the variable capital modality of the Corporation was approved, so that henceforth it would be known as “GRUPO TMM”, SOCIEDAD ANONIMA, with the consequent amendment of the First, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth,

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
Eleventh, Nineteenth, Twenty-fifth, Twenty-sixth, Twenty-seventh and Forty-fourth Clauses of the corporate bylaws of the Corporation.
XII.- By notarial instrument number thirty-nine thousand and seventy-six, dated the fourth of March two thousand and three, granted before Mr. Miguel Limon Diaz, Notary Public number Ninety-seven of the Federal District of Mexico City, the first official copy whereof was entered in the same Public Commercial Registry of the Federal District of Mexico City and under the aforementioned commercial folio number one hundred and two thousand four hundred and ninety-nine, a Minute of a Special General “A” Series Shareholders Meeting of “GRUPO TMM”, SOCIEDAD ANONIMA, held on the third day of March two thousand and three was notarized, in which, among other things, the amendment of the Sixth Clause of the corporate bylaws was approved.
XIII.- With notarial instrument number thirty-nine thousand four hundred and fifty-five, dated the eleventh of February two thousand and four, granted before the same Notary Public as above, the first official copy whereof was entered in the Public Commercial Registry of the Federal District of Mexico City, under commercial folio number one hundred and two thousand four hundred and ninety-nine, on the second day of March two thousand and four, a Minute of a Special General Shareholders’ Meeting of the Corporation called “GRUPO TMM”, SOCIEDAD ANONIMA, held on the eleventh day of February two thousand and four was notarized, in which, among other things, the cancellation of shares deposited in the treasury of the Corporation was approved and the capital stock was increased, consequently amending the Sixth Clause of the corporate bylaws.
XIV.- By policy number twelve thousand two hundred and seventy-four, dated the thirteenth of December two thousand and five, granted before the undersigned Public Attestor, the first original copy whereof was entered in the Public Property and Commercial Registry of the Federal District of Mexico City, under commercial folios numbers one hundred and two thousand four hundred and ninety-

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
nine, twenty-two thousand four hundred and thirty-three, and eighty-nine thousand six hundred and seven, on the third day of January two thousand and six, the Minutes of the Special General Shareholders’ Meetings of the Corporations called “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as MERGING corporation and “TRANSPORTES MARITIMOS MEXICO”, SOCIEDAD ANONIMA, and “TMM MULTIMODAL”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE as MERGED corporations, held on the first day of December two thousand and five, were notarized.
XV.- With policy number fourteen thousand five hundred and forty-eight, dated the twenty-first of December two thousand and six, granted before the undersigned Notary Public, the first official copy whereof was entered in the Public Commercial Registry of the Federal District of Mexico City, under commercial folio number one hundred and two thousand four hundred and ninety-nine, on the eighth day of January two thousand and seven, a Minute of a Special General Shareholders’ Meeting of the Corporation called “GRUPO TMM”, SOCIEDAD ANONIMA, held on the twentieth day of December two thousand and seven, was notarized, in which, among other things, the comprehensive amendment of the corporate bylaws of the corporation in order to comply with the provisions of the Provisional Sixth Article of the current Stock Market Act was approved, and consequently the form of the corporation was changed to be “GRUPO TMM”, SOCIEDAD ANONIMA BURSATIL.
XVI.- Through policy number eighteen thousand one hundred and ninety-six, dated the fourth of June two thousand and eight, granted before the undersigned Public Attestor, the first original of which was entered in the Public Commercial Registry of the Federal District [of Mexico City] under commercial folio number one hundred and two thousand four hundred and ninety-nine, the Minute was formalized of a Special General Shareholders’ Meeting of the company called “GRUPO TMM”, SOCIEDAD ANONIMA BURSATIL, held on the fourth day of June two thousand and eight, in which, among other

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
things, it was decided to approve the amendment of the Fourteenth, Twenty-Fifth and twenty-Seventh Clauses of its corporate bylaws.
XVII.- Through document number nineteen thousand one hundred ninety-one dated November Ten of Two Thousand Eight, granted and attested before the undersigned Public Attestor of this City under business folio number one hundred two thousand four hundred ninety-nine on November Twelve of Two Thousand Eight, the Minutes of the General Extraordinary Shareholders’ Meeting of “GRUPO TMM”, SOCIEDAD ANÓNIMA BURSÁTIL, held on November Ten of Two Thousand Eight were legalized, that among resolutions adopted, decided to SPIN-OFF the Company where the latter subsisted, and created the spun-off company named “NORTHARC EXPRESS”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, according to draft of the bylaws approved at the Meeting, as well as the amendment of the Sixth Clause of the bylaws of the Company.
XVIII.- Through document number twenty-one thousand eight hundred fifty-one dated December Fifteen of Two Thousand Nine, granted and attested before the undersigned Public Attestor, the Minutes of the General Extraordinary Shareholders’ Meeting of “GRUPO TMM”, SOCIEDAD ANÓNIMA BURSÁTIL held on December Fifteen of Two Thousand Nine were legalized, that among other resolutions adopted, decided to approve an increase in capital stock of the Company, with the consequent amendment of the Sixth Clause of the bylaws to reflect the increase in capital stock.
I transcribe below the text of the current Corporate Bylaws of “GRUPO TMM”, SOCIEDAD ANOMIMA BURSATIL which verbatim, read as follows:
CORPORATE BYLAWS
CHAPTER I
GENERAL PROVISIONS
NAME

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
FIRST. The name of the Corporation is “GRUPO TMM”, and shall always be followed by the words SOCIEDAD ANONIMA BURSATIL, or their abbreviation “S.A.B.”
DOMICILE
SECOND. The domicile of the Corporation shall be Mexico City, Federal District, irrespective of being able to establish agencies, branches, offices, warehouses or dependencies anywhere else in the Mexican Republic or abroad, without this being understood a change of domicile. The Corporation may designate domiciles of choice in the legal acts it performs.
DURATION
THIRD. The duration of the Corporation is ninety-nine years, counted as of the 14th (fourteenth) of August 1987 (nineteen eighty-seven). Such term shall be extendable on one or more occasions, as decided by the Special General Shareholders’ Meeting of the Corporation.
CORPORATE PURPOSE
FOURTH. The Corporation shall have the following purpose: A) To acquire any interest or share in the capital of other business corporations or non-trading partnerships, forming part in their incorporation or acquiring shares or stock in those that have already been incorporated, as well as to sell or transfer such shares or interests. The companies in which it holds the majority of the shares or corporate stock must not directly or indirectly invest in shares of the Corporation or of any other company that in turn is a majority shareholder thereof, or that without being so, they have knowledge that it is a shareholder thereof;
B) To promote, organize and administer all class of business corporations or non-trading partnerships;
C) To manufacture, assemble, rig and repair, on its own behalf or that of others, both in the Mexican Republic and abroad, all class of vessels.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
D) To render and exploit, directly or through of third parties, navigation services for cargo and passenger transport, within and outside the United Mexican States, as well as all of other services related to the navigation;
E) To build, install and maintain in both the Mexican Republic and abroad, on its own behalf or that of others, docks, dikes, piers, repair workshops for signaling services, meteorological stations and their respective equipment, as well as all the related services;
F) To purchase or in any way acquire and sell or in any other way transfer, on its own behalf or that of others, all class of vessels, ship crafts or any other machines or apparatus for maritime transport, as well as their components, including, but not limited to, engines, spare parts, fuels and lubricants;
G) To install, exploit and maintain radio, telegraph, telephone, satellite communication systems or any other means of communication for the use of the corporate businesses or for any other purpose according to applicable legislation;
H) To provide, exploit and operate the public railroad transport service, and its auxiliary services, as well as to participate per se or through business corporations in whose capital stock the Corporation holds a share, or under any other scheme, act or structure permitted by the applicable legislation, in the national railroad system;
I) To provide, exploit and operate the public air transport service for cargo and passengers, directly or through of third parties, within or outside the territory of the United Mexican States, as well as all those services related to the air navigation and its auxiliary services, as well as to participate per se or through business corporations in whose capital stock the Corporation holds a share, or under any other scheme, act or structure permitted by the applicable legislation, in the national public air transport service;
J) To constitute all class of logistics systems and to provide all class of logistical services within or outside the United Mexican States,

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
either per se or through business corporations in whose capital stock the Corporation holds a share, or under any other scheme, act or structure permitted by the applicable legislation, including, but not limited to, the federal public cargo transport services, intermodal or multimodal transport services, and all those related to the storage of any kind of goods, within or outside the territory of the United Mexican States;
K) To receive and promote such consulting services, through all class of domestic or foreign individuals or legal entities, as may be necessary for the fulfillment of its corporate purpose;
L) To extend loans to the business corporations or non-trading partnerships in which it holds a majority share or interest, or to third parties in the normal running of its businesses;
M) To obtain, acquire or use and/or dispose of, through Mexican and/or foreign financial groups, all class of funds and financial resources that are necessary for the fulfillment of its corporate purpose, as well as to obtain and extend loans or credits with or without surety, to enter into all class of loan agreements, issue obligations and any other negotiable instruments that are issued in series or that are placed in any other way among the investing public, or in a private way, either in the territory of the United Mexican States or abroad;
N) To grant, draw, issue, accept, endorse, certify, guarantee or in any other way subscribe, even by endorsement, all class of negotiable instruments, and to grant all class of guaranties, personal or tangible, in order to guarantee obligations payable by the subsidiary companies in which it holds a majority share, as well as payable by the subsidiary companies thereof, in the fulfillment of the corporate purpose of the Corporation;
O) To enter into all class of trust agreements that are necessary for the fulfillment of its corporate purpose;
P) To acquire the property, grant or take under lease, possess, use and enjoy, and, in general, use, exploit and administer all class of

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
personal or real estate property, tangible or intangible, as well as the in rem and personal rights permitted by the laws of the United Mexican States or abroad, according to the requirements demanded thereby and which are necessary or appropriate for the fulfillment of its corporate purpose, in the understanding that in no case may it acquire, possess or administer real estate properties for agricultural purposes;
Q) To promote, organize, participate and contract, either in the United Mexican States or abroad, with domestic or foreign individuals or legal entities, tenders, biddings, operations, events, meetings, exhibitions, public tenders, training programs, development programs, market research programs and innovations, and, in general, to participate in all those business events and meetings that are necessary or appropriate for the fulfillment of its corporate purpose;
R) The contracting, on its own behalf or that of third parties, either in the United Mexican States or abroad, with domestic or foreign individuals or legal entities, means of advertising, as well as the sale and/or purchase of advertising spaces and in general, everything related to the media and information industry, which are necessary or appropriate for the fulfillment of its corporate purpose;
S) To carry out, on its own behalf or that of third parties, either in the United Mexican States or abroad, with domestic or foreign individuals or legal entities, training and development programs, as well as research works, which are necessary or appropriate for the fulfillment of its corporate purpose;
T) To request and obtain, by any means, the concessions, licenses and permits and to exercise the rights derived from them, as well as to register and patent or act as intermediary or negotiator, and to acquire, by any legal means, either in the United Mexican States or abroad, with domestic or foreign persons, all class of inventions, utility patents, industrial designs, trademarks, as well as notices, trade names, franchises, authorizations, licenses, sub-licenses,

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
concessions, options, preferences, rights over them and, in general, all class of use and exploitation of intellectual, industrial, technical, literary or artistic property rights, that are necessary or appropriate for the fulfillment of its corporate purpose;
U) To be an agent or representative, commission agent, distributor, attorney-in-fact and/or broker, either in the United Mexican States or abroad, of domestic or foreign individuals or legal entities, that are necessary or related to the fulfillment of its corporate purpose;
V) To perform and/or carry out, in the United Mexican States or abroad, on its own behalf or that of others, all class of principal or accessory acts, civil or commercial or any other nature, civil, mercantile, master or guaranty contracts and agreements or of any other class permitted by Law, as well as to guarantee obligations and debts of the subsidiary companies in which it holds a majority share, as well as those of the subsidiary companies thereof, as guarantor, guarantor by endorsement or in any other status, even that of joint debtor, in the fulfillment of the corporate purpose of the Corporation;
W) In general, to perform all the other activities and to enter into the contracts and agreements required for the fulfillment of its corporate purpose or that must be performed by any other legal provision.
NATIONALITY
FIFTH. The Corporation is Mexican. The Corporation shall not admit foreign investors or Mexican corporations whose corporate bylaws do not contain the foreigner exclusion clause as partners or shareholders, nor shall such investors or corporations be acknowledged to have rights as partners or shareholders.
CHAPTER II
PROVISIONS APPLICABLE TO THE CAPITAL STOCK
CAPITAL STOCK
SIXTH. The capital stock reaches the sum of $1´222´011,712.00 (One Thousand Two Hundred Twenty Two Million, Eleven Thousand Seven Hundred and Twelve Mexican Pesos, No Cents), represented by 103´760,541 (One Hundred Three Million Seven hundred and Sixty

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
Thousand Five Hundred and Forty-one) fully subscribed and paid shares, all of them registered, of common stock, without statement of par value.
SHARES
SEVENTH. The capital stock shall always be represented by registered shares of common stock, without statement of par value. All the shares representing the capital stock of the Corporation shall confer the same rights on their holders. Each shareholder shall represent one vote per share they possess.
The shares representing the capital stock may only be subscribed by Mexican persons or investors or Mexican corporations whose corporate bylaws contain the foreigner exclusion clause. Business corporations or non-trading partnerships in whose capital or capital stock the Corporation has a majority shareholding, may not directly or indirectly acquire shares in the Corporation, or shares in any other corporation that is a majority shareholder of the Corporation, or which, without such majority shareholding, have knowledge that it is a shareholder in this Corporation.
CAPITAL STOCK INCREASE
EIGHTH. Except for regarding the issue of shares which the Corporation holds in treasury to be placed among the investors, and only in the absence of such shares, the capital of the Corporation may only be increased if the pertinent resolutions are adopted in the Extraordinary General Shareholders’ Meeting of the Corporation, the Sixth Clause of these corporate bylaws is amended, and the notarial instrument containing the notarization of the corresponding minute is entered in the Public Commercial Registry of the domicile of the Corporation.
The Special General Shareholders’ meeting that decides the increase in the capital stock of the Corporation must define the terms and conditions according to which such increase must be carried out.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
No increase in the capital stock of the Corporation may be decreed if at such time, the shares issued previously by the Corporation have not been fully subscribed and paid.
PRE-EMPTIVE RIGHT
NINTH. In case of an increase in the capital stock, the shareholders of the Corporation shall at all times have the pre-emptive right to subscribe the new shares issued to represent such increase, in proportion to the number of shares representing the capital stock they hold, except for the issue of treasury shares to be placed among the investors in public tenders, pursuant to the Eleventh Clause of these corporate bylaws.
If applicable, the pre-emptive right referred to by this Clause shall be exercised in the terms as determined by the General Shareholders’ Meeting in which the increase in the capital stock was resolved.
In case of an increase in the capital stock as the result of the capitalization of premiums on shares, the capitalization of withheld profits or of appraisal or reappraisal reserves, the shareholders shall have the right to the proportional part that corresponds thereto in such increase and, if applicable, to receive the new shares issued to represent such increase. In the case of the capitalization of withheld profits or of appraisal or reappraisal reserves, these must have been previously acknowledged in financial statements duly approved by the General Shareholders’ Meeting. In the case of appraisal or reappraisal reserves, these must be supported on appraisals made by independent appraisers authorized by the National Banking and Securities Commission, lending institutions or certified public attestors.
CAPITAL STOCK REDUCTION
TENTH. The capital stock of the Corporation may only be reduced if the pertinent resolutions are adopted in a Special General Shareholder’ Meeting of the Corporation, the Sixth Clause of these corporate bylaws is amended, and the notarial instrument that

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
contains the notarization of the corresponding minute is entered in the Public Commercial Registry of the domicile of the Corporation.
The decision of the Special General Shareholders’ Meeting that decrees the reduction in the capital stock of the Corporation, or the release to the shareholders of non-performed exhibitions, shall be published three times in the Mexican Official Gazette with intervals of ten days.
Any reduction in the capital stock shall be performed by means of the cancellation of shares for such an amount that permits the proportional redemption of shares of all the shareholders who possess shares representing the capital stock of the Corporation.
No reduction in the capital stock may be authorized when it has the consequence of reducing the capital stock to a sum less than the minimum amount provided in the applicable law.
TREASURY SHARES
ELEVENTH. The Corporation may issue unsubscribed shares which it holds in treasury to be subscribed later by the public, as long as:
(i) the Special General Shareholders’ Meeting approves the maximum amount of the increase of capital, and the conditions in which the corresponding issues must be made;
(ii) the subscription of the shares issued is carried out through a public tender, prior its registration in the National Securities Registry; and
(iii) the amount of the subscribed and paid capital is announced when the authorized capital represented by the issued and unsubscribed shares is advertised, by complying with the provisions of the Stock Market Act, and other general provisions derived from such Act.
ACQUISITION OF OWN STOCK
TWELFTH. The Corporation may acquire shares representing its own capital stock, without applying the prohibition established in the first paragraph of Article 134 of the General Law on Business Corporations and Trading Partnerships, as long as:

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
(a) The acquisition is carried out in any stock exchange;
(b) The acquisition and, if applicable, its subsequent transfer, is carried out at the market price, except for public tenders or auctions authorized by the National Banking and Securities Commission;
(c) The acquisition is carried out on the account of shareholders’ equity of the Corporation, in which case it may keep the shares acquired in own possession without having to make a reduction of its capital stock, such shares as the Corporation may convert into unsubscribed shares to hold then in treasury, or, on capital stock’s account, in which case these shares shall be converted into unsubscribed shares which the Corporation shall hold in treasury, without need for any agreement of the General Shareholders’ Meeting; in the understanding that the amount of the subscribed and paid capital shall be announced when the authorized capital represented by the issued and unsubscribed shares is advertised.
(d) The General Shareholders’ Meeting expressly agrees, for each corporate year, the maximum amount of the funds that may be used for the purchase of own shares or securities representing them, with the sole limitation that the sum of the funds that may be used for this purpose, in no case exceeds the total balance of the net profits of any such corporate year and/or retained profits of the Corporation;
(e) The Corporation is current with the payment of the obligations derived from debt instruments registered in the National Securities Registry, and which remain unpaid; and
(f) The acquisition and transfer of shares in the Corporation pursuant to the foregoing does not lead to the failure to comply with the listing requirements of such shares of the stock exchange on which they are quoted.
Whilst the shares representing the capital stock acquired by the Corporation in accordance with this Clause belong thereto, they may not be represented in any class of Shareholders’ Meetings, nor may the corporate or financial rights conferred thereby be exercised.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
The shares that belong to the Corporation or, if applicable, the treasury shares referred to by this Clause, may be placed among the investing public, without the corresponding increase in capital stock requiring a resolution from the General Shareholders’ Meeting or the decision of the Board of Directors, in the case of their placement. For such purposes, the pre-emptive right referred to in the Article 132 (one hundred and thirty-two) of the General Law on Business Corporations and Trading Partnerships shall not apply.
The provisions of this Clause shall also apply to the purchase or sale by the Corporation of derivative financial instruments or options with shares representing its capital stock, that are payable in kind; in the understanding that in this case, the provisions of sections (a) and (b) of this Clause shall not apply.
The purchase and sale of shares of its own stock by the Corporation, the reports that should be submitted related thereto to the Regular General Shareholders’ Meeting, the rules of disclosure on the information, and the manner and terms under which these operations are reported to the National Banking and Securities Commission, to the stock exchange in which they are quoted, and to the public, shall comply with the general provisions issued by such Commission.
CANCELLATION OF LISTING ON STOCK EXCHANGES
THIRTEENTH. The cancellation of the entry of the shares representing the capital stock of the Corporation in the National Securities Registry, and as a result of their listing on the stock exchange, shall proceed in the case that the Special General Shareholders’ Meeting, in virtue of the favorable vote of shares that represent at least ninety-five percent (95%) of the capital stock outstanding at that time, decides on such cancellation, and the National Banking and Securities Commission authorizes it, or such cancellation is decided by such Commission, in the terms of the applicable legislation.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
In any case, the Corporation shall make public offer for the acquisition of its shares within a maximum period of one hundred and eighty (180) calendar days, at the price and according to the other terms and conditions set forth in the applicable current legislation.
In the case described in this Article, the Board of Directors of the Corporation shall announce its opinion to the public regarding the sale price, in accordance with the terms of the applicable legislation.
In case of the cancellation of the entry of the shares representing the capital stock of the Corporation in the National Securities Registry, the Corporation shall cease to have stock market status, thus being subject to the system established by the General Law on Business Corporations and Trading Partnerships for stock corporations, unless the Special General Shareholders’ Meeting of the Corporation has decided to adopt the modality of mutual fund promoting company, in which case it shall be subject to the system established by the applicable current legislation.
SHARE TRANSFER RESTRICTION
FOURTEENTH.
I) Definition of Certain Terms.
For the purposes of this Chapter, and as required by the context in the rest of these Bylaws, the following terms shall have the meanings indicated in continuation:
“Shares” means the shares representing the capital stock of the Corporation, whatever their class or series, or any certificate, security or instrument issued based on such shares or which confer any right over such shares or convertible into such shares, specifically including ordinary share certificates that represent shares in the Corporation.
“Affiliate” means any company that exercises Control, is Controlled by, or is under the common Control of any Person.
“Competitor” means:

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
(a) any individual or legal entity dedicated to the assembly, rigging and repair, on its own behalf or that of others, of all class of vessels, as well as the contracting, subcontracting and exploitation thereof in all aspects and specialties, including: (i) the rendering and exploitation of navigation services for the transportation of cargo and passengers an all those services connected to shipping; (ii) the construction, consulting, installation, operation, supervision and maintenance of all type of vessels, docks, piers, including the operation of airport services, whether these are concessioned or licensed; (iii) the purchase, or the acquisition in any form, or transfer in any other form, on its own behalf or that of others, of all class of vessels, naval artifacts, or any other machines or apparatus for maritime transportation, and which may be performed nationally or internationally, and/or
(b) any individual or legal entity dedicated to establishing all class of logistics systems and render all class of logistics services inside or outside of Mexican territory, either per se or through business corporations in whose capital stock the Corporation holds a share, or under any other scheme, act or structure permitted by the governing legislation, including, but not limited to, federal public cargo road transport services, intermodal or multimodal transport services and all those related to the storage of all type of goods, inside or outside the Mexican Republic, and/or
(c) the activities or lines of business that from time to time are carried out by the Corporation and/or its Affiliates or Subsidiaries, of a similar or related nature to the foregoing.
“Consortium” means the group of Legal Entities linked to one another by one or more Individuals who, forming a group of persons, have control of the former.
“Control”, “Controlled” or “To Control” means:
(a) the ownership of more than half of the shares or securities representing the capital stock of a Legal Entity; or

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
(b) the capacity of a Person or group of Persons, to carry out any of the following acts: (i) impose, directly or indirectly, decisions in the general shareholders’ meetings, in the meetings of the board of directors or equivalent bodies, (ii) name or remove the majority of the Board Members, directors or their equivalents, of a Legal Entity; (iii) maintain the holding of rights that permit direct or indirect voting regarding more than 50% (FIFTY PERCENT) of the capital stock of a Legal Entity; and/or (iv) direct, directly or indirectly, the management, strategy or principal policies of a legal entity, either through the ownership of securities, by contract or in any other way.
“Restricted Agreements” means any accord, agreement, contract or any other legal acts of any nature, oral or written, in virtue of which mechanisms or arrangements are formed or adopted for associating votes in one or several shareholders’ meetings of the Corporation, as long as the number of grouped votes gives a number equal to or greater than 5% (FIVE PERCENT) or more of the total number of Shares into which the Capital Stock is divided. The Restricted Agreements do not include the accords made by shareholders for the appointment of minority Board Members.
“Business Group” means the group of Legal Entities organized under direct or indirect capital stock share schemes, in which a same Legal Entity maintains the Control of such Legal Entities.
“Significant Influence” means the property or holding of rights, directly or indirectly, which permit the exercise of the voting rights of at least 20% (TWENTY PERCENT) or more of the Shares, when such share does not grant Control over the Corporation.
“Person” means, indistinctly, an Individual or a Legal Entity.
“Individual” means any individual or group of individuals who have agreements of any kind to take decisions in the same way.
“Legal Entity” means any legal entity, corporation, lending o financial institution acting as a trust institution under a trust agreement or similar entity, or any other vehicle, entity, company or form of economic or legal association or any of the Subsidiaries or Affiliates

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
thereof or any group of persons who are acting in a joint, arranged or coordinated manner.
“Related Party” means the Persons situated in any of the following cases:
(a) who Control or have the direct or indirect possibility of defining or conducting the policies and management of the Legal Entity that forms part of the Business Group or Consortium to which the Person in question belongs, as well as the Board Members or directors and the relevant officers of the members of such Business Group or Consortium;
(b) that directly or indirectly have the ability to define or conduct the policies and management of a Legal Entity that forms part of a Business Group or Consortium to which the Person in question belongs;
(c) the spouse, common-law wife or husband and the Persons who have a relation by consanguinity, by marriage or by law up to the fourth degree, with the Individuals situated in any of the cases indicated in points (a) and (b) above, as well as the partners of such Individuals;
(d) the Legal Entities that are part of the Business Group or Consortium to which the Person in question belongs;
(e) the Legal Entities over which the Persons referred to in points (a) to (d) above exercise Control or are directly or indirectly able to define or conduct the policies and management; and, in general,
(f) any Individual, Legal Entity or any blood relative, relative by marriage or by law up to the fourth degree or any spouse or common-law husband or wife, or any of the Subsidiaries or Affiliates of any of the foregoing, (i) that belong to the same economic group or group of interest as the respective Person; or (ii) who acts in agreement with the respective Person.
“Subsidiary” means any corporation regarding which a Person owns the majority of the shares representing its capital stock or regarding

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
which a Person has the right to appoint the majority of the members of its board of directors or its director.
II) Authorization for a Change of Control.
a) The prior written authorization of the Board of Directors shall be required, as specified in this Chapter, in order to carry out any of the following acts:
(i) The individual acquisition, or together with another Person or a Related Party, of Shares or rights over Shares, by any means or title, directly or indirectly, either in one act or in a succession of acts without time limit between them, whose consequence is that the shareholding individually or together with the shareholding of another Person or directly or indirectly Related Party is equal to or greater than 5% (FIVE PERCENT) or a multiple of 5% (FIVE PERCENT) of the total number of Shares into which the capital stock of the Corporation is divided;
(ii) Any Contract, Agreement or legal act that attempts to limit or results in the transfer of any of the rights and powers that correspond to shareholders or holders of Shares in the Corporation, including derivative financial transactions or instruments, as well as the acts that imply the loss or limitation of the voting rights granted by the shares representing the capital stock of this Corporation in a proportion equal to or greater than 5% (FIVE PERCENT) of the total number of Shares into which the capital stock of the Corporation is divided; and
(iii) The making of Restricted Agreements.
b) The prior, written favorable decision of the Board of Directors referred to by Section II, shall be required, indistinctly, whether the purchase or acquisition of the Shares or rights over them is to be performed on or off the exchange, directly or indirectly, by means of a public offering, private offering, or by any other modality or legal act, in one or several transactions of any legal nature, simultaneously or successively, in Mexico or overseas.
III) Request for Authorization.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
In order to request the authorization referred to by Section II above, the Person who attempts to make the acquisition or perform Restricted Agreements, should submit its written request to the Board of Directors, which should be addressed and delivered in a reliable fashion to the Chairman of the Board of Directors and to the Secretary of the Board, with a copy for the C.E.O., in the domicile of the Secretary’s office of the Board of Directors indicated in the last call for a shareholders’ meeting. The aforementioned request should establish and list the following:
(i) The number and class or series of Shares that the respective person or any Related Party thereof (a) holds or jointly holds; or (b) regarding which it has Control, shares or enjoys any right, either by contract or for whatever other reason, as well as the price at which such Shares were acquired;
(ii) The number and class or series of the Shares that the respective Person or any Related Party thereof pretends to acquire or concentrate in virtue of the making of Restricted Agreements in a period that covers the following 12 (TWELVE) months as of the date of the request, either directly or through any Related Party;
(iii) The number and class or series of Shares regarding which it wishes to obtain or share Control or any right, either by contract, agreement or for whatever other reason;
(iv) (a) The percentage that the Shares referred to in paragraph (i) above represent in the total number of Shares issued by the Corporation; (b) the percentage that the Shares referred to in paragraph (i) above represent in the series to which they correspond; (c) the percentage that the Shares referred to by paragraphs (ii) and (iii) above represent in the total number of Shares issued by the Corporation; and (d) the percentage that the shares referred to in paragraphs (ii) and (iii) above represent in the class or series to which they correspond;
(v) The identity and nationality of the Person or group of Persons that wish to acquire the Shares or wish to concentrate in virtue of the

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
making of the Restricted Agreements, in the understanding that if any of these Persons is a Legal Entity, the following should be specified: (a) the identity and nationality of the Person or Persons who Control, directly or indirectly, the respective Legal Entity, until identifying the Individual or Individuals who hold any right, interest or share of any kind in such Legal Entity; and (b) whether such Legal Entity has an alien exclusion clause;
(vi) The reasons and objectives why the Shares are to be acquired or concentrated in virtue of the making of the Restricted Agreements covered by the requested authorization, specifically mentioning whether the purpose is to acquire or to directly or indirectly become the holder of a Significant Influence or acquire the Control of the Corporation by any means, and if applicable, the way in which such Control shall be gained;
(vii) Whether it is a direct or indirect Competitor of the Corporation or of any Subsidiary or Affiliate of the Corporation and whether it has the power to legally acquire or concentrate, in virtue of the making of Restricted Agreements, the Shares in accordance with the provisions of these Bylaws and of the governing legislation; furthermore, it should specify whether the Person who pretends to acquire or make the Restricted Agreements over the Shares in question, has blood relatives or relatives by marriage or by law to the fourth degree or spouse or common law husband or wife, who may be considered as a Competitor of the Corporation or of any Subsidiary or Affiliate of the Corporation, or whether they have any economic relation with a Competitor or any interest or share either in the capital stock or in the management, administration or operation of a Competitor, directly or through any Person or blood relative or relative by marriage or law to the fourth degree of their spouse or common law husband or wife;
(viii) The origin of the financial resources to be used to pay the price of the Shares covered by the request; in the case that the funds come from financing, the identity and nationality of the Person who

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
provides such resources should be specified, and the Board of Directors may request the submittal of the documentation signed by such Person that evidences and explains the conditions of such financing;
(ix) Whether it forms part of any economic group, formed by one or more Related Parties, that as such, in one act or a succession of acts, pretends to acquire Shares or rights over them or to enter into a Restricted Agreement or, if applicable, whether such economic group holds Shares or rights over them or is party to a Restricted Agreement;
(x) Whether financial resources have been received on loan or under any other concept from a Related Party or financial resources have been facilitated on loan or under any other concept to a Related Party, with the aim of paying the price of the Shares; and
(xi) The identity and nationality of the financial institution that would act as placement broker, in the case that the respective acquisition is made by means of a public offering.
(IV) Authorization Procedure.
1.- Within 10 (TEN) business days following the date on which the Board of Directors reliably received the request for authorization referred to by Section III above, accompanied by all the documentation that proves the veracity of the information mentioned therein, the Chairman of the Board of Directors or the First Vice Chairman or the Second Vice Chairman and, in their absence, the Secretary of the Board, shall call the Board of Directors to discuss and decide on the respective request for authorization.
2.- The Board of Directors shall decide on any request for authorization at the latest within 90 (NINETY) days following the date on which such request was submitted to such Board of Directors, in the understanding that: (i) the Board of Directors may, in any case and without incurring in liability, submit the request for authorization to the Special General Shareholders’ Meeting; and (ii) the Special General Shareholders’ Meeting must decide on the

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
request for authorization when, having called the Board of Directors in the terms provided in these Bylaws, such Board of Directors has not been able to convene for whatever reason or no resolution has been adopted regarding the request.
3.- The Board of Directors may ask the Person who pretends to acquire the Shares or enter into the Restricted Agreements over the respective Shares, through the Chairman of the Board of Directors or the delegate authorized to this affect, for the clarifications it deems necessary in order to decide on the request for authorization submitted thereto, including additional documentation that proves the veracity of the information that should be submitted in the terms of these Bylaws, within 20 (TWENTY) days following the date on which the request was made by the Board of Directors.
4.- In the case that the term established in paragraph (2) above for the holding of the Special General Shareholders’ Meeting that has to decide on the request for authorization has passed without such Meeting having been held, including the case that it has been called on timer, it shall be understood that the respective resolution is in the sense of rejecting the respective request.
5.- The Special General Shareholders’ Meeting held to deal with a request for authorization should be called at least 15 (FIFTEEN) calendar days in advance of the date on which it is to be held, by means of publication of the respective call in the terms of these Bylaws, in the understanding that the Agenda should explicitly mention that the Meeting shall be held to deal with a request for authorization in the terms of this Chapter and such Meeting shall have the quorum and voting requirements indicated in these Bylaws.
V) Evaluation Criteria.
In the evaluation made of the requests for authorization referred to by this Chapter, the Board of Directors and/or the Special General Shareholders’ Meeting, accordingly, should take into account the following factors, among others: (i) the expected benefit for the development of the Corporation; (ii) the increase that may occur in

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
the value of the investment by the shareholders; (iii) the due protection of the minority shareholders; (iv) whether the applicant is a Competitor of the Corporation, of its Subsidiaries and/or Affiliates; (v) whether the applicant met the requirements described in these Bylaws; (vi) the price for the acquisition of the shares or rights; and (vii) those other aspects that the Board of Directors or the Special General Shareholders’ Meeting deems appropriate and related to factors of a financial, economic, market or business nature, the continuity of or changes to the strategic vision of the Corporation and the characteristics of the Person who submitted the request for authorization, such as its moral and economic solvency, reputation and prior conduct.
VI) Public Purchase Offer.
In the case that the Board of Directors or the Special General Shareholders’ Meeting authorizes the submitted request and this refers to the direct or indirect Control of the Corporation, the following shall be observed:
(a) the Person who wishes to acquire the Shares in question should make a public purchase offer, at a price payable in cash and determined for 100% (ONE HUNDRED PERCENT) of the Shares representing the capital stock of the Corporation.
(b) The public purchase offer should be made simultaneously in Mexico and in any other jurisdiction in which the Shares of the Corporation are registered or listed in order to be quoted on a stock market, within 60 (SIXTY) days following the date on which the date on which the acquisition of the respective Shares has been authorized by the Board of Directors or by the Special General Shareholders’ Meeting, unless such Board or Meeting authorize a longer term. In the case that certificates or instruments exist that represent two or more Shares representing the capital stock of the Corporation and independently circulating and issued shares, the price of the latter shall be determined by dividing the price of the

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
aforementioned certificates or instruments by the number of underlying Shares represented by such certificates.
(c) The public purchase offer should be made for a price payable in cash no less than the highest price resulting from the following:
(i) the book value of the Share according to the last quarterly income statement approved by the Board of Directors;
(ii) the highest trading closing price on the stock exchange of any of the 365 (THREE HUNDRED AND SIXTY-FIVE) days prior to the date of the authorization given by the Special General Shareholders’ Meeting or by the Board of Directors, accordingly; or
(iii) the highest price paid for Shares at any time by the Person or Related Party who acquire the Shares covered by the request authorized by the Special General Shareholders’ Meeting or the Board of Directors, accordingly.
(d) Irrespective of the foregoing, the Board of Directors, or the Special General Shareholders’ Meeting if applicable, may authorize, at its entire discretion, that the public purchase offer is made at a price other than that resulting in accordance with the foregoing paragraphs, as long as it possesses the approval of the Committee that performs Auditing functions, which may be based on an opinion given by an independent advisor containing the reasons why the terms of the public purchase offer are deemed to be justified.
(e) The Person or Related Party who performs any acquisition of Shares authorized by the Special General Shareholders’ Meeting or by the Board of Directors and ho should have carried out a public purchase offer in accordance with this section VI, shall not be entered in the stock ledger of the Corporation until the moment in which such public purchase offer has been successfully completed. Consequently, such Person may not exercise the corporate rights that correspond to the Shares whose acquisition has been authorized until the moment in which the public purchase offer has been successfully completed.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
(f) In the case of Persons or Related Parties that have already had shareholder status in the Corporation and, therefore, are entered in the Corporation’s stock ledger, the acquisition of Shares authorized by the Special General Shareholders’ Meeting or by the Board of Directors, shall not be entered in the Corporation’s stock ledger until the moment in which the public purchase offer that should be made has been successfully completed and, consequently, such Persons may not exercise the corporate rights that correspond to the acquired Shares.
VII) Additional Powers.
a) The Board of Directors or the Special General Shareholders’ Meeting, accordingly, shall be authorized to decide whether one or more Persons who wish to make Restricted Agreements or acquire or who have acquired Shares, are acting or presumed to be acting jointly, in coordination or under an arrangement with others or in the case of Related Parties, in which cases, the respective Persons shall be considered as a single Person for the effects provided in this Chapter. Irrespective of the foregoing, it shall be presumed that two or more Persons are acting jointly or in an arranged manner when they are linked by family, form part of the same Business Group, Consortium, group of businesses or properties, or when any accord or agreement exists between them that refers to their respective Shareholding or impose decisions in the Shareholders’ Meetings or regarding the exercise of the rights derived from such Shares.
b) Additionally, the Board of Directors and the Special General Shareholders’ Meeting, accordingly, may determine the cases in which the respective acquisition implies or may imply the gaining of Control over the Corporation or those cases in which the Shares whose holders are other Persons, for the effects of the provisions of this Chapter and the subsequent chapters of these Bylaws, shall be considered as Shares belonging to the same Person.
VIII) Characteristics of the Authorizations.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
a) The authorizations given by the Board of Directors or by the Special General Shareholders’ Meeting in accordance with the provisions of this Chapter:
(i) shall authorize the addressee to acquire the respective Shares for up to the maximum percentage or amount indicated in the corresponding authorization, for which the information and considerations submitted by the Acquirer when presenting their request for authorization should be taken into account, particularly with regards to whether they pretend or not to make acquisitions of Shares or formalize additional Restricted Agreements in a term of 12 (TWELVE) months as of the date on which the request is made; and
(ii) may establish that the respective authorization shall be valid for a specific period of time during which the acquisition of the Shares or the making of the respective Restricted Agreement should be carried out.
b) The authorizations of the Board of Directors or of the Special General Shareholders’ Meeting shall be nontransferable, except when indicated otherwise in the respective authorization or that the Board of Directors authorizes their transfer.
c) The authorizations granted by the Board of Directors or by the Special General Shareholders’ Meeting regarding the requests made in accordance with this Chapter, shall cease to be valid if the information and documentation based on which such authorizations have been granted, are not, or cease to be veracious.
IX) Exceptions.
Except when the Stock Market Act or administrative provisions issued in accordance therewith explicitly stipulate otherwise, the authorization and public purchase offer referred to by this Chapter shall not be necessary in the case of:
(i) the acquisitions or transfers of Shares are performed by succession, either by inheritance, legacy or other provisions or instruments that operate mortis causa;

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
(ii) the increase in the shareholding percentage of any shareholder of the Corporation that is a consequence of a reduction in the number of Shares in circulation derived from a repurchase of Shares by the Corporation or from an early redemption thereof;
(iii) the increase in the shareholding percentage of any shareholder of the Corporation that, if applicable, resulting from the subscription of Shares derived from capital increases that are made by such shareholder in proportion to the number of Shares prior to the aforementioned capital increase in the terms of Article 132 (ONE HUNDRED AND THIRTY-TWO) of the General Law on Business Corporations and Trading Partnerships or in a public offer in the terms of Article 53 (FIFTY-THREE) of the Stock Market Act, as long as this is authorized by the Shareholders’ Meeting or the Board of Directors;
(iv) the acquisitions of Shares by the Corporation or its Subsidiaries, or by trusts established by the Corporation or its Subsidiaries, or by any other Person Controlled by the Corporation or by its Subsidiaries; and
(v) the acquisition of Shares by: (a) the Person who holds the effective control of the Corporation; (b) by any Legal Entity that is under the Control of the Person referred to in subparagraph (a) above; (c) by the succession of the Person referred to in subparagraph (a) above; (d) by the ascendants or descendents in a straight line of the Person referred to in sub-paragraph (a) above; (e) by the Person referred to in subparagraph (a) above, when such Person is repurchasing Shares from any Legal Entity referred to by subparagraph (b) above or the ascendants or descendents referred to by subparagraphs (c) and (d) above.
X) Compliance with Provisions.
Any person who has or acquires one or more Shares in the Corporation, henceforth and by this simple fact, agrees to observe and comply with the provisions of the Bylaws of the Corporation. The Corporation shall not recognize the corporate rights derived from the

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
respective Shares and shall abstain from entering in the ledger referred to by Articles 128 (ONE HUNDRED AND TWENTY-EIGHT) and 129 (ONE HUNDRED AND TWENTY-NINE) of the General Law on Business Corporations and Trading Partnerships and 280 (TWO HUNDRED AND EIGHTY) Section VII of the Stock Market Act, those persons who acquire Shares in contravention of the provisions of these Bylaws or who do not possess the respective authorizations, in all cases applying the provisions of these Bylaws.
SHARE CERTIFICATES
FIFTEENTH. The shares shall be represented by certificates that shall be registered and which may cover one or several shares and may have numbered coupons attached. The certificates shall contain the handwritten signature or facsimile signature of the Chairman and of the Secretary of the Board of Directors. If facsimile signatures are used, the originals thereof must be deposited in the Public Commercial Registry in which the Corporation is registered. Until the definitive share certificates are issued, the Corporation shall issue provisional certificates to the shareholders that prove their share in the capital stock. Such provisional certificates shall be registered, may have coupons attached to them and must be exchanged, at the appropriate time, for the definitive share certificates.
The definitive share certificates must be issued in a term not exceeding one hundred and eighty calendar days, counted as of the date on which their issuance or exchange has been decided.
When, for whatever cause, the indications contained in the definitive share certificates or in the provisional certificates are changed, these must be exchanged for new definitive or provisional share certificates and the first ones cancelled, or, it shall suffice that the latter contain such changes following notarial certification.
SIXTEENTH. Both the definitive and provisional share certificates shall meet the requirements established by Articles one hundred and twenty-five (125) and one hundred and twenty-seven (127) of the General Law on Business Corporations and Trading Partnerships

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
and shall contain the literal insertion of the Fifth and Fourteenth Clauses of these bylaws.
The Board of Directors is authorized so that, both the definitive and provisional share certificates, are issued covering one or more shares. In addition, it is authorized to exchange the certificates that cover a determined number of shares for new certificates, as requested by the holders thereof and as long as the new certificates jointly cover the same total number of shares as those they replace.
In case of theft, loss, misplacement or destruction of any definitive or provisional certificate that covers shares representing the capital stock of the Corporation, its replacement shall be subject to the provisions of the First Chapter, First Title, of the General Law on Negotiable Instruments and Credit Transactions. Any duplicates of definitive or provisional certificates shall contain the indication that they are duplicates and that the original certificates have been duly cancelled. All expenses inherent to the cancellation and replacement of definitive or provisional certificates shall be borne by the holder of the replaced definitive or provisional certificate.
STOCK LEDGER
SEVENTEENTH. The Corporation shall keep a Stock Ledger, which shall contain the following information:
I. The name, nationality and address of the shareholder, indicating the shares held thereby, stating the number, and other particulars;
II. The indication of the exhibitions made, or the indication that they are fully paid-up shares.
III. The transfers of shares performed, as long as such transfers comply with the provisions of these bylaws;
IV. Any other acts that must be registered according to current legal provisions from time-to-time, at the request of the interested party.
The Corporation shall only consider whoever appears entered in such Stock Ledger of the Corporation as the owner of the shares. To this effect, the Corporation shall register the transfers performed in such Ledger at the request of any holder, as long as these transfers

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
comply with these corporate bylaws, and in particular, with the Fourteenth Clause of these corporate bylaws.
Entries in the Stock ledger shall be suspended from the fifth day prior to the holding of Shareholders’ Meeting, until the business day immediately following the holding thereof.
CHAPTER III
SHAREHOLDERS’ MEETINGS
SHAREHOLDERS’ MEETING
EIGHTEENTH. The General Shareholders’ Meeting is the highest governing body of the Corporation, and all other bodies of the company are subordinated to such Meeting; furthermore it shall be authorized to adopt any kind of resolutions and name and remove any Director with respect to the provisions of these bylaws and under law, or any officer, respecting in each case the rights of the minority. Its resolutions shall be executed and its compliance shall be overseen by the Board of Directors or by the person or persons expressly authorized by the corresponding Meeting.
TYPES OF MEETINGS
NINETEENTH. Shareholders’ Meeting may be regular or special in nature.
The Regular General Shareholders’ Meetings shall deal with all those matters that are not reserved by law or these corporate bylaws for the Special General Shareholders’ Meetings.
The Regular General Shareholders’ Meeting shall meet at least once a year on the date determined by the Board of Directors within the first four (4) months following the closure of the corporate year. In addition to dealing with the items included on the agenda, the Meeting shall discuss, approve or amend the reports of the Board of Directors, of the Chief Executive Officer and of the committee(s) responsible for corporate practices and audit, relative to, among other things, the day to day running of the business, the balance sheet, the profit and loss statement, the statement of changes in financial position, and the statement of change in shareholders’

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
equity for such corporate year of the Corporation. Such Meeting shall also be responsible for naming the directors according to the Twenty-ninth Clause as well as for determining their compensations.
The Special General Shareholders’ Meetings may meet at any time when any one of the matters set forth in Article one hundred and eighty two (182) of the General Law on Business Corporations and Trading Partnerships, the spinning-off of the Corporation, and the de-listing of the shares issued by the Corporation in the securities or special section of the National Securities Registry and on the domestic or foreign stock markets on which such shares are listed, shall be dealt with.
EXCLUSIVE AUTHORITY OF THE SHAREHOLDERS’ MEETING
TWENTIETH. The Regular General Shareholders’ Meeting shall have the exclusive authority and shall meet to approve the transactions that the Corporation or the legal entities controlled by the Corporation are intended to carry out, during a corporate year, when these transactions are representing twenty per cent (20%) or more of the consolidated assets of the Corporation based on figures corresponding to the closing of the immediate-prior calendar quarter, independently of the manner in which they are executed, either simultaneous or consecutive, but considered to be one transaction due to their characteristics.
HOLDING OF MEETINGS
TWENTY-FIRST. All the Shareholders’ Meetings shall meet in the corporate domicile of the Corporation at any time that they are called, and if this requirement is not met, such meeting shall be null and void; except in the case of: (i) force majeure or acts of God, or (ii) that the resolutions adopted in the meeting held without a call, or adopted outside a meeting, are adopted by the shareholders in accordance with the provisions of the sections E) and F) of the Twenty-Sixth Clause of these corporate bylaws.
CALLS
TWENTY-SECOND. The calls for General Meetings shall be made to

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
the order of the Board of Directors or of the Audit Committee, or upon request of any shareholder or group of shareholders representing at least ten percent (10%) of the capital stock who may request the Chairman of the Board of Directors or of the Audit Committee to call a General Shareholders’ Meeting.
All calls shall be published once in the official newspaper of the domicile of the Corporation and in one of the newspapers with the greatest circulation in such domicile, at least fifteen (15) days in advance between the date of publication and the day indicated for the holding of the Meeting.
The call shall contain the date, time and place of the Meeting in question, the agenda of such Meeting and shall be signed by the person making such call.
From the time at which any call for a Shareholders’ Meeting is published, information and documentation related to each one of the items on the corresponding agenda shall be at the disposal of the shareholders in the offices of the Corporation.
If any Meeting cannot be held on the date indicated in the call, then a second or subsequent call shall be made stating such circumstance, and all the requirements for the first call must be met.
A call shall not be necessary in the case of resolutions adopted by Meetings that were not called, or adopted outside a Meeting, in each case subject to the provisions of the Twenty-Sixth Clause below, nor shall it be necessary in the case of a continuation of the Meeting that has been legally convened as long as at the time such Meeting was adjourned, the date, time and place of the continuance thereof was indicated.
REQUIREMENTS FOR ATTENDING MEETINGS
TWENTY-THIRD. In order for the shareholders of the Corporation to have the right to attend Meetings, they must deposit their shares with the Secretary of the Corporation or in the Securities Deposit Institution or in any domestic or foreign lending institution at least one day before the date indicated for the Meeting. With respect to

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
Meetings in which because of the fact that all voting shares are represented, resolutions may be adopted without the need for a prior call, the shares may be deposited at any time before the holding of such Meeting. The deposited shares may only be returned after the holding of the respective Meeting.
The shareholders who deposit their shares in accordance with the foregoing paragraph shall ask the respective depositary institution to issue a document indicating the name of the shareholder, number of shares deposited, the number of certificates representing such shares, the date of the Meeting and the condition that such shares shall remain in possession of the depositary institution until the Meeting in question has ended.
Upon the delivery of the certificates covering the shares or such documents to the Secretary of the Corporation, the Secretary of the Board of Directors shall issue the interested parties with the corresponding admissions cards, which shall indicate the name of each shareholder and the number of votes that such shareholder has a right to cast, as well as, if applicable, the name of the depositary institution.
Regarding shares deposited in any Securities Depositary Institution, the admission cards shall be issued upon the delivery to the Corporation of the respective deposit receipt and, if applicable, the complementary list referred to in Article 290 (two hundred and ninety) of the Stock Market Act.
The shareholders shall not need to prove their right to attend the Meeting in the terms of the foregoing paragraphs regarding shares that have been registered in their names in the Corporation’s Stock Ledger.
SHAREHOLDERS’ MEETING PROCEDURE
TWENTY-FOURTH. A) The Meetings shall be presided over by the Chairman of the Board of Directors, and in his absence, another director shall act as the chairman in the order of their appointment and, in the absence of both, the person appointed by the

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
shareholders by majority vote of the attendees of the respective Meeting; and the Secretary of the Board of Directors shall act as such in the Meeting, or in the absence thereof, the Assistant Secretary, and in the absence of both, the person appointed by majority vote of the attendees of the Meeting in question shall act as such.
B) When the Meeting is called to order, the Chairman shall name, from among those present, one or more inspectors of elections to count the shares present or represented therein, as well as the number of votes corresponding to such shares. The inspector(s) of elections shall prepare an attendance list containing the names of the shareholders present or represented in the Meeting, as well as the number of shares belonging to each, in order to be able to make the respective counts during voting.
C) If the quorum required pursuant to these bylaws is present, the chairman shall declare the meeting legally convened and shall proceed to deal with the items on the agenda.
D) The shareholder or group of shareholders that represent at least ten percent (10%) of the shares represented in a Shareholders’ Meeting, may request that the voting on any matter with respect to which they do not consider themselves sufficiently informed be delayed, in which case the vote on such an item shall be deferred for three days without the need for a new call. This right may only be exercised only once for the same matter.
TWENTY-FIFTH. Shareholders may be represented in the Meetings by legal representatives who may or may not be shareholders of the Corporation; such representation may be conferred by means of a special or general notarized power of attorney, or by means of a simple power of attorney granted before two witnesses meeting the corresponding legal requirements. To this effect, the Corporation shall prepare forms that meet, in addition to the foregoing, the following requirements:
1. To clearly indicate the name of the Corporation as well as the

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
agenda to be dealt with in the respective Shareholders’ Meeting; and
2. To contain space for any instructions that may be indicated by the grantor for the exercise of the power of attorney.
The Corporation shall maintain the powers of attorney forms at the disposal of the stock brokers that prove to possess the representation of the shareholders, in the offices of Corporation, during a term of fifteen (15) days prior to the date of the respective Shareholders’ Meeting, so that such brokers may ensure that they reach the parties they represent in due time.
The Secretary or Assistant Secretary of the Corporation shall ensure that the provisions of this Clause are observed and shall inform the respective Shareholders’ Meeting of such observance, which shall be recorded in the respective Minute.
The Board Members are prevented from acting as proxies of the shareholders in any Shareholders’ Meeting of the Corporation.
MEETING QUORUM
TWENTY-SIXTH. A) In order for the Regular General Shareholders’ Meetings to be considered legally convened as a result of the first call, at least half of the capital stock in circulation at that time shall be represented therein and the resolutions of such Meeting shall be valid when they are adopted by a majority of the votes present. In the case of second and subsequent calls, Regular General Shareholders’ Meeting shall function validly with the shareholders attending it, whatever the number of shares they may represent and whatever the nature of the resolutions that are to be adopted.
B) In order for the Special General Shareholders’ Meetings to be considered legally convened as a result of the first call, at least three quarters of the capital stock of the Corporation in circulation at that time shall be represented; and the resolutions shall be considered valid as long as they are adopted by the number of shares representing at least half the capital stock of the Corporation in circulation at that time, unless a greater proportion is demanded pursuant to these corporate bylaws. In the case of second or

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
subsequent calls, the Special General Shareholders’ Meeting shall be considered legally convened when at least half of the capital stock in circulation at that time is represented therein, and the resolutions shall be valid as long as they are adopted by a number of shares representing at least half the capital stock of the Corporation in circulation at that time, unless a greater proportion is demanded pursuant to these corporate bylaws.
C) In Shareholders’ Meetings, voting shall be by a show of hands, unless any of the parties in attendance request that it be by roll call.
D) The resolutions adopted by the Shareholders’ Meeting are binding even for dissenting or absent shareholders, except for the right of opposition in the terms of item H), below.
E) The resolutions adopted at a Shareholders’ Meeting that has not been called in the terms of the Twenty-First Clause of these bylaws shall be void, unless at the time of voting, all the shares in which the capital stock of the Corporation is divided at that time are represented in such Meeting.
F) The resolutions adopted outside a Shareholders’ Meeting by unanimous vote of the shareholders of all the shares in which the capital stock of the Corporation is divided shall, for all legal effects, have the same validity as if they had been adopted during a Shareholders’ Meeting, as long as such resolutions are confirmed in writing.
G) The shareholder or group of shareholders that represent at least five (5%) or more of the capital stock may directly file a civil liability action against the Directors and Relevant Directors, as long as the claim contains the total amount of the liabilities in favor of the Corporation or of the legal entities controlled by it or in which it has a significant influence and not only the personal interest of the plaintiffs. The assets obtained as a result of such claim shall be received by the Corporation.
H) The shareholder or group of shareholders representing at least twenty percent (20%) or more of the capital stock may legally oppose

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
the resolutions of the General Shareholders’ Meetings as long as: (i) the complaint is filed within fifteen (15) days following the closing date of the Meeting; (ii) the claimants have not attended the Meeting or have voted against the resolution, and (iii) the complaint indicates the clause of these bylaws or the infringed legal precepts and the legal argument.
MINUTES OF THE MEETINGS
TWENTY-SEVENTH. A minute shall be recorded for all Shareholders’ Meetings, which shall be recorded in the respective Meeting Minutes Book that shall be opened and kept by the Corporation, and which shall be signed by the Chairman and Secretary of the Meeting. The documents that, if applicable, evidence that the calls were made in the terms set forth in these corporate bylaws shall also be attached or evidence of the hypotheses stated in point E) of the Twenty-Sixth Clause of these corporate bylaws, in addition to an attendance list duly signed by the inspectors of elections, the powers of attorney or copies of the notarized powers of attorney of the shareholders’ representatives, and reports, accounts and other documents that have been submitted to the consideration of the Meeting, and a copy of the respective minute.
The same book shall also contain the resolutions adopted in the terms of point F) of the Twenty-Sixth Clause of these corporate bylaws, certified by the Secretary of the Board of Directors.
CHAPTER IV
MANAGEMENT AND SUPERVISION
OF THE MANAGEMENT
MANAGEMENT
TWENTY-EIGHTH. The Corporation’s management shall be under the charge of a Board of Directors, and a Chief Executive Officer who shall perform their duties pursuant to the provisions of the corporate bylaws and the governing law.
BOARD OF DIRECTORS
TWENTY-NINTH. The Board of Directors shall be made up of the

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
number of Regular Directors no less than seven (7) and no more than twenty-one (21), without prejudice of the appointment of their respective alternates; in the understanding that at least twenty five percent of the Directors shall be independent board members in accordance with the governing legislation. In any case, the Board of Directors shall have at all times a Chairman, a First Vice Chairman and a Second Vice Chairman, and the other Directors shall be members of the Board of Directors.
For each regular director, the Meeting that made such appointment may appoint a respective alternate, in the understanding that the alternate directors of the independent directors shall also have such status. In the case of the temporary or permanent absence of a regular Director, such regular Director shall be substituted by the alternate director who has been specifically appointed to substitute him.
The Directors may be shareholders or persons foreign to the Corporation, shall have the legal capacity to perform their duties and must not be prohibited from trading. Such persons as may have performed the office of external auditor of the Corporation or of any of the legal entities comprising the group to which the Corporation belongs, may not be Directors during the twelve months immediately prior to the date of the appointment.
The Directors shall be appointed by the Regular General Shareholders’ Meeting by a simple majority vote of the shareholders present in such Meeting, and shall remain in that office during the periods indicated in the Thirtieth Clause below; in the understanding that they may not be substituted by more that one third (1/3) of the members of the board for each corporate year of the Corporation. Directors, whatever their offices, may be re-elected without further restriction. Notwithstanding the foregoing, any shareholder or group of shareholders representing at least ten percent (10%) of the capital stock shall have the right to appoint one Member of the Board of Directors and, if applicable, its respective alternate in the Regular

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
General Shareholders’ Meeting convened to elect Directors. The appointment of any regular Director made by a minority, may only be revoked when the appointments of the rest of the Directors are also revoked, unless the removal is for a justified cause in accordance with applicable law.
The Board of Directors, during the first meeting held after the Regular General Meeting that elected Directors and as long as such Meeting do not make the appointment, when the term of their office has ended, shall appoint from among its members a Chairman and/or First Vice Chairman and/or Second Vice Chairman, as appropriate, by majority vote of the members, which shall remain in that office for the period set forth by Thirtieth Clause of the corporate bylaws.
In case of permanent absence of the Chairman or any of the Vice Chairmen, the Board of Directors shall, in the first meeting held after such permanent absence, appoint provisionally among its members or persons foreign to such Board, the Director or Directors that shall fill such vacancies. Likewise, in case of resignation or permanent absence of any other Directors, the Board of Directors shall make such appointments of provisional Directors as may be necessary for the continuity of the duties thereof. In both cases, the Board of Directors shall call a Regular General Meeting as soon as possible in order for it to carry out the final appointment, and in any case, in the absence of such call, the first General Shareholders’ Meeting being held after any of such events shall make such final appointment.
The Board of Directors shall appoint one Secretary and one Assistant Secretary, who may not be members of the Board of Directors. Such Secretary and Assistant Secretary may at any time be removed by the Board of Directors, and their temporary or permanent absences shall be filled by the persons appointed by the Board of Directors itself. Notwithstanding the fact that the Secretary and Assistant Secretary are not members of the Board of Directors, they may sign, jointly or individually, and publish any call to the Shareholders’

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
Meeting of the Corporation ordered or decided by the Board of Directors or the Audit Committee in accordance with the Twenty-First Clause of these bylaws.
In the performance of their respective offices, the Directors shall secure the creation of value for the benefit of the Corporation, without favoring certain shareholder or group of shareholders. To this effect, Directors shall act diligently by adopting reasoned resolutions and performing the other duties imposed to them by the applicable legislation and according to the provisions of these corporate bylaws.
The amendment of this Clause may be only approved in a Special General Shareholders’ Meeting of the Corporation in which there is no vote against the shares representing five per cent (5%) or more of the capital stock of the Corporation.
TERM OF OFFICE
THIRTIETH. The Directors shall perform their office for the period of time indicated below, counted from the date of the appointment; they may be reelected; and in case of absence of the appointment of their alternate directors or in case of the alternate directors fail to take up their office, they shall continue to perform their duties for up to thirty calendar days after the date in which the period for which they were appointed had expired.

Office in the Board	Term of Office
Chairman	7 years
First Vice Chairman	7 years
Second Vice Chairman	Between 3 and 7 years as determined by the General Shareholders’ Meeting that elects it.
Members of the Board	1 year except that in any case more than one third (1/3) of the members of the board may not be substituted for any corporate year of the Corporation.
The remuneration of the Directors, as may be case, shall be fixed by the Regular General Shareholders’ Meeting that elected them, on account of the general expenses.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
The amendment of this Clause may be only approved in a Special General Shareholders’ Meeting of the Corporation in which there is no vote against the shares representing five per cent (5%) or more of the capital stock of the Corporation.
DUTIES
THIRTY-FIRST. The Board of Directors shall have the fundamental responsibility for establishing the general strategies for the running of the businesses of the Corporation and of the legal entities controlled by it, and for overseeing the management thereof and the performance of the relevant officers.
In relation to the foregoing, the Board of Directors shall be responsible, among other things as a result of their duties, for the following.
I. To establish the general strategies for the running of the business of the Corporation and of the legal entities controlled by it.
II. To oversee the management of the Corporation and of the legal entities controlled by it, taking into account the relevance of these legal entities in the financial, administrative and legal situation of the Corporation as well as the performance of the relevant officers.
III. To approve, upon the prior opinion of the competent committee:
a) The polices and guidelines for the use and enjoyment of the assets comprising the net worth of the Corporation and of the legal entities controlled by it, on the part of related persons.
b) The transactions, each of them individually, with related persons, that the Corporation or the legal entities controlled by it intend to make; in the understanding that the transactions indicated below shall not require the approval of the Board of Directors, as long as they comply with such policies and guidelines as previously approved by the Board of Directors:
1. The transactions that because of their amounts lack of relevance for the Corporation or the legal entities controlled by it.
2. The transactions made between the Corporation and the legal entities controlled by it or in which the Corporation or any of the

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
legal entities controlled by it has a significant influence, as long as:
i) These transactions belong to the ordinary or usual business of the Corporation; or
ii) They are considered to be made at market prices or they are supported by appraisals made by external specialized agents.
3. The transactions made with employees, as long as they are carried out in the same conditions as with any customer or as a result of the general employment benefits.
c) The transactions made, either simultaneously or consecutively, that may be considered to be one transaction due to their characteristics and that the Corporation or the legal entities controlled by it intend to carry out during a corporate year, when they are unusual or non recurrent, or their amounts are representing in any of the following events:
1. The acquisition or transfer of property with a value equal to or greater than five per cent (5%) of the consolidated assets of the Corporation based on figures corresponding to the closing of the immediate-prior calendar quarter.
2. The grant of guaranties or the assumption of liabilities with a value equal to or greater than five per cent (5%) of the consolidated assets of the Corporation based on figures corresponding to the closing of the immediate-prior calendar quarter.
On the understanding that the investments in debt securities or in banking instruments shall be exempt from the requirement referred to in this section c), as long as these investments are made according to the policies as approved by the Board of Directors for such effect.
d) The appointment, election and, if applicable, removal of the Chief Executive Officer of the Corporation and his full salary as well as the policies for the appointment and full salary of the other relevant officers.
e) The policies for the grant of loans for consumption, loans or any kind of loan or guaranties to related persons.
f) The exemptions for a Director, relevant officer or individual with

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
power of attorney to take advantage of certain the business opportunities for itself or in favor of third parties, which correspond to the Corporation or its controlling legal entities or in the ones having significant influence. Exemptions for transactions the amount of which is less than five per cent (5%) of the consolidated assets of the Corporation may be delegated to the audit committee of the Corporation.
g) The guidelines regarding the internal control and internal audit of the Corporation or of the legal entities controlled by it.
h) The accounting policies of the Corporation, in keeping with the accounting principles in accordance with the applicable laws.
i) The financial statements of the Corporation.
j) The hiring of the external auditor of the Corporation and, if applicable, of services additional or supplementary to the external audit services.
k) The submission to the General Shareholders’ Meeting being held because of the closing of the corporate year, of:
1. The annual report that shall be submitted by the Auditing and Corporate Practice Committee under these bylaws and the applicable legislation.
2. The annual report that shall be submitted by the Chief Executive Officer under these bylaws and the applicable legislation.
3. The opinion of the Board of Directors about the contents of the report of the Chief Executive Officer referred to in the preceding paragraph.
4. The report in which the main accounting and information policies and criteria followed in the preparation of the financial information of the Corporation and of the legal entities controlled by it, are stated and explained.
5. The report about the transactions and activities in which it would have been involved under these bylaws and the applicable legislation.
IV. To follow-up the main risks that the Corporation and its controlling legal entities may encounter, identified based on the

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
information provided by the committees, the Chief Executive Officer and the external auditor; as well as the accounting, internal control and internal audit, recording, filing or information systems from all of them that may carry out by means of the audit committee.
V. To approve the policies of information and communication with the Shareholders as well as with the Directors and relevant officers, to comply with the provisions of the applicable legislation.
VI. To determine the pertinent actions to correct the irregularities of which it is informed, and to implement the corresponding corrective measures.
VII. To establish the terms and conditions with which the Chief Executive Officer shall comply in the exercise of his powers for acts of ownership.
VIII. To order the Chief Executive Officer to reveal the relevant events of which he is informed to the investors pursuant to the provisions of the applicable legislation.
POWERS AND AUTHORITIES
THIRTY-SECOND. The Board of Directors, as a collegiate body, shall have the most extensive powers attributed by the corresponding laws and these corporate bylaws to bodies of its kind, in the understanding that the Board of Directors may not adopt resolutions regarding any of the matters reserved for the Shareholders’ Meeting in accordance with the law or these corporate bylaws.
Without limitation, the Board of Directors, as a collegiate body, shall have the following powers:
A) A general power of attorney for litigation and collections, with all general powers and those special powers that by law require a special clause, including the power to grant a pardon, abandon all class of trials, recourses and proceedings in general, including proceedings pertaining to constitutional protections, to file criminal complaints and accusations, to settle, compromise in arbitration, and assist the District Attorney as coadjutor; such power of attorney may be exercised before any kind of federal or local judicial and

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
administrative, civil, criminal and labor authorities or individuals, in or out of court, with the greatest extension permitted by law.
B) A general power of attorney to manage the business and assets of the Corporation; to grant and subscribe all types of guaranties and endorsements, and to perform the acts, execute agreements, sign documents, and grant or subscribe the credit instruments required by the management.
C) A general power of attorney to exercise any acts of ownership.
D) The power to grant, subscribe and endorse all types of negotiable instruments or securities, in the terms of the 9th (ninth) Article of the General Law on Negotiable Instruments and Credit Transactions.
E) The power to substitute all or part of its powers of attorney and authorities, and to grant and revoke general or special powers of attorney, within the limitations provided in these corporate bylaws.
F) The power to form intermediate management bodies or committees, and to appoint and revoke appointments of their members, in any time as it deems convenient, indicating their powers, authorities, obligations, compensation as well as the guaranties that shall be given by them in relation to their job, as the Board deems necessary.
G) The power to call General Shareholders’ Meetings and execute and enforce the resolutions adopted therein.
H) The power to establish branches and agencies of the Corporation and to remove them.
I) The power to sign all types of documents, agreements and instruments directly or indirectly related to the corporate purpose of the Corporation.
J) In general, to carry out all of the acts and agreements that may be necessary for the fulfillment of the corporate purpose of the Corporation and those attributed thereto in any other clauses of these bylaws or the applicable legislation.
No member of the Board of Directors may exercise individually the powers of the Board of Directors. The Board of Directors may appoint

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
delegates from among its members for the performance of specific acts. In the absence of such special designation, the representation shall correspond to the Chairman of the Board.
BOARD MEETINGS
THIRTY-THIRD. The meetings of the Board of Directors shall be regular or special. The regular meetings shall be held periodically on such dates and times as determined by such Board of Directors, provided that such Board of Directors shall meet at least four times during every corporate year. The special meetings shall be held when the Chairman of the Board of Directors decides or at the request of twenty-five percent of the Directors comprising the Board of Directors, from time to time.
The Board of Directors shall meet in the corporate domicile or any other place in Mexico or abroad as determined in advance in the respective call. The meetings of the Board of Directors shall be chaired by its Chairman and in his absence, by his alternate, if any, and in the absence of the alternate, by any Director designated by the Directors present in the respective meeting, by majority vote.
The Secretary of the Board of Directors shall act as the Secretary and in the absence of the Secretary, the Assistant Secretary shall act as such, and in the absence of the Assistant Secretary, any director designated by the directors present in the corresponding meeting.
The calls shall be made in writing and shall be sent to each of the regular directors and alternates, if any, at least five (5) calendar days prior to the date on which the meeting in question is to be held, to the respective addresses and/or fax numbers that such Directors have provided the Corporation and the Secretary for such purpose. The calls shall specify the time, date, and place of the meeting, shall contain an agenda, and shall be signed by the party making it. The calls may be sent by certified mail or fax.
QUORUM
THIRTY-FOURTH. (A) In order for the meeting of the Board of Directors to be validly held, at least half of the directors that form the

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
Board of Directors from time to time, and at all times the Chairman and one Vice Chairman shall attend. If a meeting cannot be held due to a lack of quorum or the absence of the Chairman and one Vice Chairman, the call shall be repeated as many times as necessary and the calls shall be sent in the terms of the Thirty-Third Clause above.
(B) Except as indicated in the following paragraph C), in order for the resolutions of the Board of Directors to be considered valid, they shall be adopted by the favorable vote of the majority of the Directors present in the respective meeting, irrespective of the existing quorum. In the event of a tie, the Chairman of the Board of Directors, or their alternate, as applicable, shall have the deciding vote.
(C) In order for the resolutions of the Board of Directors to be valid, regarding the matters enlisted below, the favorable vote of (i) the Chairman of the Board of Directors and (ii) the First Vice Chairman or the Second Vice Chairman shall be required, in any case and in addition to the immediate-prior paragraph (B), for which such matters shall correspond exclusively to the Board of Directors of the Corporation.
1. The approval and/or amendment of the annual budget which shall be approved for every corporate year of the Corporation.
2. The establishment or creation of any lien on any of the assets of the Corporation and/or of the legal entities controlled by it, or the agreement of the Corporation and/or of the legal entities controlled by it, to guarantee obligations of the Corporation and/or of the legal entities controlled by it, or to guarantee obligations of third parties, in all such cases, when the value of any of such transactions is, in a single action or in a set of related actions, an amount equal to or greater than 5% (five per cent) of the total consolidated assets of the Corporation, during one calendar year.
3. The decision to start any new line of business or the suspension of any line of business developed by the Corporation or by any legal entity in which the Corporation has a share, either directly or in directly.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
4. Any decision related to the acquisition or sale of assets (including shares or their equivalents, in any legal entity controlled or not controlled by the Corporation or in which the Corporation has a significant share), or the contracting of financings and loans and/or the establishment of any tangible or personal guaranties, when the value of any of such transactions is, in a single action or in a set of related actions, an amount equal to or greater than 5% (five per cent) of the total consolidated assets of the Corporation, during one calendar year.
5. The determination of the sense in which the Corporation shall exercise its right of voting regarding the shares (or their equivalents) issued by the legal entities controlled by it or in which the Corporation has a significant share; and
6. The establishment of any intermediate management body of the Corporation, other than the Auditing and Corporate Practice Committee.
(D) The resolutions adopted outside a meeting of the Board of Directors shall have the same validity as if they had been adopted in a meeting of the Board of Directors as long as they are adopted by unanimous vote of all the regular directors and are confirmed in writing by each one.
The amendment of this Clause may be only approved in a Special General Shareholders’ Meeting of the Corporation in which there is no vote against the shares representing five per cent (5%) or more of the capital stock of the Corporation.
MINUTES
THIRTY-FIFTH. A minute shall be prepared for each meeting of the Board of Directors, and such Minute shall be recorded in the corresponding Minute Book kept by the Corporation, signed by the chairman of the Board of Directors or his absence, by the person who presided over the meeting, and the Secretary or in his absence, the person who acted as Secretary. From the contents of such minutes, the Secretary or Assistant Secretary may issue the certified

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
copies, extracts or certifications that are required.
The same Minute Book shall contain the decisions made in the terms of the paragraph (D) of the Thirty-Fourth Clause of these corporate bylaws, which shall be certified by the Secretary or Assistant Secretary.
All minutes shall be formed into an appendix, which shall include (i) the documents that, if applicable, justify that the calls were made in the terms established by these corporate bylaws; (ii) the attendance list, duly signed by the attendees, (iii) the reports and other documents submitted to the consideration of the Board of Directors, and (iv) a copy of the corresponding minute.
GUARANTIES
THIRTY-SIXTH. The members of the Board of Directors shall not be required to guarantee the liability that they may incur as a result of performing their duties, nor shall they have to grant any other bond or cash deposit to the Corporation, unless expressly determined by the General Shareholders’ Meeting that appointed them.
INDEMNIFICATION
THIRTY-SEVENTH. The members of the Board of Directors shall not incur, individually or in conjunction, liability for damages caused to the Corporation or to the legal entities controlled by it or in which the Corporation has a significant influence, derived from the actions they perform or the decisions they make, when any of the following exclusions of liability is updated, acting in good faith:
I. They comply with the requirements established by these corporate bylaws and the applicable law for the approval of the matters that the Board of Directors or, if applicable, the committees of which they form part must know.
II. They make decisions or vote in the meetings of the Board of Directors or, if applicable, the committees of which they form part, based on the information provided by relevant officers, the legal entity that is rendering the external audit services or the independent experts whose capability and credibility have not any reason for doubt.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
III. They have selected the most appropriate alternative, to the best of their knowledge, or the negative patrimonial effects have not been predicted, in both cases, based on available information at the time of the decision.
IV. They comply with the resolutions of the Shareholders’ Meeting, as long as such are not contrary to law.
In addition to the foregoing, the Corporation shall indemnify and hold harmless the Directors and Chief Executive Officer and all the other relevant officers of the Corporation or of the business corporations controlled by it regarding all the damages that it may cause to the Corporation or to its controlling legal entities or in the ones having significant influence, except fraudulent or in bad faith acts, or illegal acts pursuant to the applicable legislation or whose indemnification, pursuant to the applicable legislation, may not be agreed or granted by the Corporation. To such effects, the Corporation may obtain liability insurances or any other similar insurance, and grant such bonds and guarantees as may be necessary or convenient. All the legal costs related to the respective defense shall be paid by the Corporation on account of the general expenses, which shall be only reimbursed the Corporation or the relevant officer as required according to a court ruling that discharges the Corporation from its indemnification obligations under this Clause.
INTERMEDIATE MANAGEMENT BODIES
THIRTY-EIGHTH. The Board of Directors of the Corporation may establish one or more intermediate management bodies or committees, in which case, its structure, operation and definition of powers shall be subject to the provisions of this Clause. In any case, the Corporation shall have a committee that shall carry out the audit duties and the corporate practice duties referred to in the Forty-First and Forty-Second Clauses of these corporate bylaws.
Except regarding the committee that carry out the audit duties and

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
the corporate practice duties, which shall be subject to the provisions of the Forty-First and Forty-Second Clauses of these corporate bylaws, every committee established by the Board of Directors shall be governed according to the following.
A) It shall be formed by the number of members determined in each case by the Board of Directors, but in no case may this be less than three (3). Furthermore, an alternate for each regular member may be appointed. Such committees may be formed by Directors, the Chief Executive Officer and any of the other relevant officers, or the external advisors or persons as determined in each case by the Board of Directors.
B) The committees may only decide on those matters that are not exclusively reserved for the Shareholders’ Meeting or the Board of Directors by these bylaws or the applicable legislation. In any case, the committees shall be subject to the strategies, policies and guidelines of the Board of Directors.
C) The members of any committee shall always act as a collegiate body and their powers cannot be delegated to any of its members either wholly or in an unlimited manner. It shall meet with a quorum of the majority of its members and it shall adopt resolutions with the vote in favor of the majority of those present, informing the Board of Directors on an annual basis of the most important resolutions adopted therein, or when facts or actions that are transcendental for the Corporation take place.
D) The meetings of the committees shall be held as often as determined by the Board of Directors or the chairman thereof, and shall be called following the procedure established in the Twentieth Thirtieth [sic] Clause of these bylaws for the holding of meetings of the Board.
E) The meetings shall be chaired by the Chairman of the committee or in his absence, by the person elected by the members of the respective intermediate management body to this effect, and the Secretary of the Board of Directors, or, if applicable, the Assistant

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
Secretary shall act as the Secretary. The minutes recorded of such meetings shall be signed by whoever acted as Chairman and Secretary, and any other attendees who wish to do so.
F) Except as otherwise provided by the Board of Directors that have established them, the intermediate management bodies shall have the following powers:
1. A general power of attorney for litigation and collections, acts of administration and acts of ownership, with all the general powers and those special powers that by law require a special clause, pursuant to the provisions of Articles 2554 (two thousand five hundred and fifty-four) and 2587 (two thousand five hundred and eighty-seven) of the Federal Civil Code and their equivalents with the articles of the Civil Codes of the other states of the Mexican Republic. This power of attorney may be exercised regarding all the affairs of the Corporation, except for those reserved by Law or by these bylaws for another body of the Corporation.
2. The power to grant and subscribe negotiable instruments, in the terms of the 9th (ninth) Article of the General Law on Negotiable Instruments and Credit Transactions, including guaranties or endorsements.
3. To transfer, as well as to encumber, by pledge, mortgage or in any other way, the chattel or real estate property of the Corporation.
4. To authorize the granting of any guaranty or endorsement.
5. The power to confer general or special powers of attorney, as well as to revoke them, within the limits of their powers.
6. In general, they shall have the most extensive powers to decide upon the assets and businesses of the Corporation, related directly or indirectly to the purpose thereof, with the power to appoint one or more persons as special delegates for the execution of its resolutions, and in the absence of such appointment, they may be executed by the Chairman of the Board of Directors.
G) The members of any intermediate management body shall receive the emoluments determined by the Board of Directors, charged to income.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
CHIEF EXECUTIVE OFFICER
THIRTY-NINTH. The Chief Executive Officer shall be responsible for the administration, conduction and execution of the business of the Corporation and its controlling legal entities, being subject to the strategies, policies and guidelines approved by the Board of Directors or, if applicable, of the intermediate management bodies or committees established pursuant to these Corporate Bylaws.
The Chief Executive Officer, for the performance of his duties, shall have such powers as granted by the Board of Directors at the time of his appointment or at any other time after his appointment. For the exercise of his duties and activities and the performance of his obligations, the Chief Executive Officer shall have the help of all the relevant officers and other employees of the Corporation and its controlling legal entities.
For the performance of his duties, the Chief Executive Officer shall:
A) Submit to the Board of Directors for approval, the business strategies of the Corporation and its controlling legal entities based on the information provided by the latter.
B) Comply with the resolutions adopted by the Shareholders’ Meetings and the Board of Directors according to the instructions, as applicable, issued by such Meeting or Board.
C) Propose to the Audit Committee the guidelines of the internal control and internal auditing system of the Corporation and its controlling legal entities as well as execute the guidelines duly approved by the Board of Directors.
D) Register relevant information of the Corporation along with the relevant officers in charge of its preparation in its competence area.
E) Release any relevant information and events to be revealed to the public, as provided in the applicable legislation.
F) Comply with the provisions related to the making of acquisition transactions and placing of shares owned by the Corporation.
G) Exercise by itself or through an authorized agent, in its

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
competence area o as instructed by the Board of Directors, the appropriate corrective measures and responsibilities.
H) Verify that all contributions of capital made by the shareholders are entered.
I) Comply with all legal and statutory requirements established with respect to dividends paid to shareholders.
J) Ensure to keep accounting, recording, filing or information systems of the Corporation.
K) Prepare and submit to the Board of Directors a report for every corporate year, relative to (i) the running of the Corporation and its controlling legal entities during the corporate year, including the policies followed by the Chief Executive Officer and the other relevant officers and, if applicable, the main existing projects, (ii) a statement showing the financial situation of the Corporation and its controlling legal entities at the closing of such corporate year, (iii) a statement showing the result of the transactions, duly explained and classified, of the Corporation and its controlling legal entities, for the period corresponding to such corporate year, (iv) a statement showing the changes in the financial situation of the Corporation and its controlling legal entities during such corporate year, (v) a statement showing the changes in the entries that form the net worth of the Corporation and its controlling legal entities, occurred during such corporate year, and (vi) such notes as may be necessary to complete or clear the information provided by the abovementioned statements; in the understanding that such information shall be submitted regarding the of the Corporation and its controlling legal entities, in a individual and consolidated way, in accordance with the generally accepted principles .
L) Establish mechanisms and internal controls to verify that the acts and transactions of the Corporation and its controlling legal entities have complied with the applicable standard as well as follow up the results of such mechanisms and internal controls and take the appropriate measures.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
M) Perform the responsibility actions established in the applicable legislation, against the related persons or third parties who presumably have caused damage to the Corporation or its controlling legal entities or in the ones having a significant influence, unless the damage is not relevant as determined by the Board of Directors and prior opinion of the Audit Committee.
N) The others duties established by the applicable legislation.
The Chief Executive Officer and the other relevant officers shall attend timely and diligently the information and documentation requests that are reasonably required by any of the Directors of the Corporation.
The provisions of the Thirty-Seventh Clause of these corporate bylaws shall benefit both the Chief Executive Officer and all the other relevant officers of the Corporation and its controlling legal entities, in relation to their respective responsibilities. The corporation shall indemnify and hold harmless the Chief Executive Officer and the other relevant officers in such terms and with such limitations referred to in such Thirty-Seventh Clause of these corporate bylaws.
SUPERVISION
AUDITING AND CORPORATE PRACTICES COMMITTEE
FORTIETH. The supervision of the management, running and execution of the businesses of the Corporation and of its controlling legal entities shall be the responsibility of the Board of Directors through the Auditing and Corporate Practice Committee established in accordance with these Corporate Bylaws as well as through the persons or legal entity that carry out the external audit of the Corporation for every corporate year, each of them in the terms set forth in these Corporate Bylaws and in the applicable legislation.
The Board of Directors of the Corporation shall establish and keep an Auditing and Corporate Practice Committee that shall be formed by a minimum of three (3) Directors designated by the Board, proposed by the Chairman, and all of them shall be independent Directors pursuant to the applicable legislation. Notwithstanding the

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
foregoing, the Chairman of the Auditing and Corporate Practice Committee shall be designated and/or removed from his office only by the General Shareholders’ Meeting, being always an independent Director. The Chairman of the Auditing and Corporate Practice Committee may not in any case preside over the Board of Directors.
AUDITING DUTIES
FORTY-FIRST. For the performance of the supervision of the management, running and execution of the businesses of the Corporation and its controlling legal entities, the Auditing and Corporate Practice Committee shall have the following duties with regard to audit:
A) To give an opinion to the Board of Directors on the pertinent matters pursuant to these bylaws and the applicable legislation;
B) To evaluate the performance of the external auditor of the Corporation as well as to review opinions, or reports made and signed by the external auditor as it deems convenient, without prejudice to the fact that it shall meet with this latter at least once a year;
C) To discuss the financial statements of the Corporation with the persons responsible for their preparation and review, and on that basis to recommend or not their approval to the Board of Directors;
D) To inform the Board of Directors of the situation of the internal control and internal auditing system of the Corporation or of its controlling legal entities, including any detected irregularities;
E) To prepare an opinion to the Board of Directors about the contents of the annual report of the Chief Executive Officer, and to submit it to the consideration of the Board of Directors for its subsequent submission to the Shareholder’s Meeting, based on, among other things, the external auditor’s opinion. Such opinion shall indicate, at least:
1. If the accounting and information policies and criteria followed by the Corporation are suitable and sufficient taking into account the particular circumstances thereof.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
2. If such policies and criteria have been consistently applied to the information submitted by the Chief Executive Officer.
3. If as a result of the preceding numbers 1 and 2, the information submitted by the Chief Executive Officer reasonably reflects the financial situation and the result of the transactions of the Corporation for the corresponding corporate year.
F) To support the Board of Directors in the preparation of the report in which the main accounting and information policies and criteria followed in the preparation of the financial information of the Corporation and of its controlling legal entities are stated and explained, information of which shall be annually submitted by the Board of Directors and is referred to in the section III k) 4 of the Thirty-First Clause of these corporate bylaws;
G) To oversee that the transactions referred to in the section III of the Thirty-First Clause and the Twentieth Clause of these corporate bylaws are carried out in keeping with such Clauses and the applicable legislation as well as the polices derived from the same that have been approved by the Board of Directors or the General Shareholders’ Meeting of the Corporation, as appropriate;
H) To request the opinion of independent experts in such cases as it deems convenient for the proper performance of its duties, or as required according to the applicable legislation;
I) To ask the relevant officers and the other employees of the Corporation or of its controlling legal entities for reports related to the preparation of the financial information and of any other kind as it deems necessary for the performance of its duties;
J) To investigate the potential breaches of which it is informed regarding the transactions, operating guidelines and policies, internal control and internal auditing system and accounting recording, either of the Corporation itself or of its controlling legal entities, for which it shall perform an examination of the documentation, records and the other proving evidences to the extent necessary to carry out such supervision;

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
K) To receive comments made by shareholders, Directors, relevant officers, employees and, in general, any third party, regarding the matters referred to in the preceding paragraph as well as to carry out the actions as it deems pertinent in relation to such comments;
L) To request periodic meetings with the relevant officers as well as the delivery of any kind of information related to the internal control and internal audit of the Corporation or its controlling legal entities;
M) To inform the Board of Directors of the important irregularities found because of the performance of its duties and, if applicable, of the corrective measures taken or to propose such measures as must be applied;
N) To call Shareholders’ Meetings and to request that the items as may be relevant be included in the agenda of such Meetings;
O) To oversee that the Chief Executive Officer comply with the agreements of the Shareholders’ Meetings and of the Board of Directors of the Corporation, pursuant to the instructions established by the Meeting or the Board;
P) To oversee that the internal mechanisms and controls that allow it to verify that the actions and operations of the Corporation and of its controlling legal entities comply with the applicable standard are established as well as to implement methods that enable to review the compliance thereof;
Q) The others duties established by the applicable legislation or these corporate bylaws, and according to its functions.
CORPORATE PRACTICES DUTIES
FORTY-SECOND. For the performance of the supervision of the management, running and execution of the businesses of the Corporation and its controlling legal entities, the Auditing and Corporate Practice Committee shall have the following duties with regard to corporate practices:
A) To give an opinion to the Board of Directors on the pertinent matters pursuant to these bylaws or the applicable legislation;

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
B) To request the opinion of independent experts in such cases as it deems convenient for the proper performance of its duties, or as required according to the applicable legislation;
C) To call Shareholders’ Meetings and to request that the items as may be relevant be included in the agenda of such Meetings;
D) To support the Board of Directors in the preparation of the reports that correspond to it in accordance which these corporate bylaws and the applicable legislation; and
E) The others duties attributed to it in terms of corporate practices.
ANNUAL AUDITING AND CORPORATE PRACTICES REPORT
FORTY-THIRD. The Chairman of the Auditing and Corporate Practices Committee shall prepare an annual report about its activities which shall contemplate, at least,
In terms of auditing:
a) The state of the internal control and internal auditing system of the Corporation and its controlling legal entities and, if applicable, the description of its deficiencies and deviations as well as the respects that require a improvement, taking into account the opinions, reports, communications and the external audit judgment as well as the reports issued by the independent experts who would have provided their services during the period comprising the report;
b) The mention and follow-up of the preventive and corrective measures implemented based on the results of the examinations related to the non-compliance with the operation and accounting record guidelines and policies, either of the Corporation or of its controlling legal entities;
c) The evaluation of the performance of the external auditor of the Corporation;
d) The description and valuation of the additional or supplementary services that, if applicable, are provided by the external auditor of the Corporation as well as those provided by the independent experts that, if applicable, would have been hired;

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
e) The main results of the reviews of the financial statements of the Corporation and of its controlling legal entities;
f) The description and effects of the amendments to the accounting policies approved during the period comprising the report;
g) The measures taken due the pertinent comments, formulated by shareholders, Directors, relevant officers, employees and, in general, of any third party regarding the accounting, internal controls and matters related to the internal or external audit, or derived from the accusations made about such facts as they deem irregular in the management; and
h) The follow-up of the agreements of the Shareholders’ Meetings and of the Board of Directors; And in terms of corporate practices:
1. Comments regarding the performance of the relevant officers;
2. The transactions with persons related, during the corresponding corporate year, detailing the characteristics of the significant transactions;
3. The full compensation packages of the Chief Executive Officer and the other relevant officers; and
4. The exemptions granted to the Board of Directors, in order for a Director, relevant officer or individual with power of attorney to take advantage of certain the business opportunities for itself or in favor of third parties, which correspond to the Corporation or its controlling legal entities or in the ones having significant influence.
Such annual report shall be submitted the Board of Directors in advance in the General Shareholders’ Meeting that is held because of the closing of every corporate year.
EXTERNAL AUDITOR
FORTY-FOURTH. The External Auditor and the other persons involving in the auditing of the Corporation shall comply with the requirements and duties attributed to them by the Stock Market Act and the regulations derived from such Act.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
CHAPTER V
FINANCIAL INFORMATION, PROFITS AND LOSSES
CORPORATE YEARS
FORTY-FIFTH. The corporate years shall not exceed a period of twelve (12) months, shall commence on the first of January and end on the 31st of December every year.
FINANCIAL INFORMATION
FORTY-SIXTH. A) At the end of each corporate year, all the financial information and the other reports shall be prepared by the Chief Executive Officer, the Chairman of the Auditing and Corporate Practices and the Board of Directors in the terms set forth in these corporate bylaws, and these information and reports shall be completed in advance, but in any case at least fifteen (15) days prior to the date fixed for the holding of the Regular General Shareholder’s Meeting that shall discuss them.
B) The financial information and the other reports referred to in the preceding paragraph A) shall refer to the Corporation and its controlling legal entities, and shall be in possession of the Board of Directors. A copy thereof shall be available to the shareholders in the offices of the Corporation during a period of time of fifteen (15) days prior to the date fixed for the holding of the Regular General Shareholder’s Meeting that shall discuss them.
C) The Corporation shall keep a suitable accounting record in each case.
PROFITS
FORTY-SEVENTH. The profits obtained in each corporate year shall be applied as follows:
A) The amount determined by the Meeting for the formation or reconstitution, as applicable, of the legal reserve fund, which shall be a minimum of five percent (5%) of the net profits of the corresponding corporate year, until such fund reaches the sum of twenty percent (20%) of the capital stock, shall be separated; and.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
B) The amount determined by the Meeting for the constitution of the Reserve for the Acquisition of Own Stock as established in the Twenty-Second Clause of these Bylaws, shall be separated; and/or.
C) The Meeting may:
(i) Separate the amount as the Meeting deems pertinent for the formation or increase of such reinvestment, contingency or special reserves as it deems appropriate; and/or
(ii) Decree dividends by means of their distribution among the shareholders, in the understanding that the distribution of profits shall be performed in proportion to the number of shares and the amount over them exhibited; and/or
(iii) Determine that all or any of the remaining profits shall be credited to the account of profits pending distribution.
LOSSES
FORTY-EIGHTH. The shareholders shall only respond for the losses suffered by the Corporation, up to and in proportion to the amount of their respective contributions.
Consequently, the holders of fully paid-up shares shall not have any additional liability. The holders of shares that have not been fully paid shall only respond up to for the amount not exhibited of their shares.
FOUNDING MEMBERS
FORTY-NINTH. The founding members do not reserve any special share in the profits of the Corporation.
CHAPTER VI
DISSOLUTION AND LIQUIDATION
GROUNDS FOR DISSOLUTION
FIFTIETH. The Corporation shall be dissolved by resolution adopted by the shareholders who represent at least seventy-five percent (75%) of the subscribed and paid capital of the Corporation in a Special General Shareholders’ Meeting:
A) Due to the expiration of the duration fixed in these corporate bylaws;

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
B) Due to the impossibility to continue to fulfill its corporate purpose;
C) By agreement of the shareholders, reached in accordance with these corporate bylaws and the law;
D) Because the number of shareholders is less than two; or.
E) Due to the loss of two thirds of the capital stock, except when the shareholders replace it or reduce it without infringing the minimum established in the law.
LIQUIDATION
FIFTY-FIRST. A) Once the dissolution of the Corporation has been agreed, it shall be placed in liquidation, which shall the responsibility of one or more liquidators, as determined by the respective Special General Shareholders’ Meeting.
B) Until the appointment of the liquidators has been entered in the Public Property and Commercial Registry and they have taken office, the Directors shall continue to perform their duties.
C) The liquidation shall be performed as provided for by the General Law on Business Corporations and Trading Partnerships in force. The Meeting, in the act of agreeing the dissolution, shall establish the rules that, in addition to the legal provisions and the rules contained in these corporate bylaws, shall govern the actions of the liquidators.
D) A Shareholders’ Meeting shall be held during the liquidation in the same way as during the normal existence of the Corporation, the liquidators having the powers that correspond to the Board of Directors and the duties thereof established in the applicable legislation.
CHAPTER VII
FINAL PROVISIONS
SUPPLETORY LAWS
FIFTY-SECOND. For anything not provided for by these corporate bylaws, the provisions of the Stock Market Act, the General Law on Business Corporations and Trading Partnerships and the applicable

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
regulations of the Federal Civil and Commercial Codes shall be observed.”
I, THE PUBLIC ATTESTOR, CERTIFY AND ATTEST:
I.- That the inserted and related text faithfully coincides with its original, which I had before me.
II.- That based on the fourth (roman numeral) section of Article fifteen of the Mexican Federal Public Attestors Act, in my opinion the appearing person has the legal capacity to contract and assume obligations, and that I oriented him regarding the value and legal consequences of this act, not finding any clear manifestations of natural and/or legal disability in her and not having received any news that he is subject to any prohibition.
III.- That the appearing person, having been warned of the penalties incurred by those who commit perjury before a Public Attestor, and according to their personal information, declared himself to be:
MARCO AUGUSTO MARTINEZ AVILA, Mexican, originating from Mexico City, Federal District, where he was born on the first day of August nineteen seventy-one, bachelor, Attorney-at-Law, domiciled at Avenida de la Cuspide number four thousand seven hundred and fifty-five, Colonia Parques del Pedregal, zip code fourteen thousand and ten, Delegacion Tlalpan, in this City.
IV.- That based on Article thirty-two, section six (Roman numeral) of the Regulations of the Federal Public Attestors Act, the appearing person did not identify himself to me as he is a personal acquaintance.
V.- That in evidence I recorded this instrument on the same day as its date.
I issue this certification for “GRUPO TMM”, SOCIEDAD ANOMIMA BURSATIL; it consists of sixty-nine pages of text.
SIGNATURES:
MARCO AUGUSTO MARTINEZ AVILA.           INITIALS.
JUAN MARTIN ALVAREZ MORENO, PUBLIC ATTESTOR NUMBER FORTY-SIX OF MEXICO CITY.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
INITIALS. THE AUTHORIZING STAMP.
MEXICO CITY, FEDERAL DISTRICT, ON THE FIFTEENTH DAY OF THE MONTH OF JANUARY TWO THOUSAND AND TEN.
I ATTEST TO THE FOREGOING.
JMAM’ag*

JUAN M. ALVAREZ MORENO
CORREDOR PUBLICO No. 46 DEL DISTRITO FEDERAL
LIBRO NUMERO QUINCE DE ACTAS Y POLIZAS.
ACTA NUMERO VEINTIDOS MIL DIECISEIS.
En la Ciudad de México, Distrito Federal, a los quince días del mes de enero de dos mil diez.
Yo, Licenciado JUAN MARTIN ALVAREZ MORENO, Titular de la Correduría Pública número Cuarenta y Seis del Distrito Federal, hago constar:
Que en esta fecha comparece ante mí el señor Licenciado MARCO AUGUSTO MARTINEZ AVILA, quien me solicita certifique la agrupación de los estatutos sociales de “GRUPO TMM”, SOCIEDAD ANONIMA BURSATIL, acto que realizo en los términos siguientes:
ANTECEDENTES:
I.- Por escritura pública número veintiséis mil doscientos veinticinco de fecha catorce de agosto de mil novecientos ochenta y siete, otorgada ante la fe del licenciado Miguel Limón Díaz, Notario Público número Noventa y Siete del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número ciento dos mil cuatrocientos noventa y nueve, el día veinticinco de febrero de mil novecientos ochenta y ocho, se constituyó la sociedad denominada “GRUPO SERVIA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, con cláusula de exclusión de extranjeros, domicilio en la Ciudad de México, Distrito Federal, duración de noventa y nueve años, capital mínimo fijo de Un Millón de Pesos (actualmente Mil Pesos) Moneda Nacional y variable ilimitado, cuyo objeto social preponderante es prestar a personas morales o físicas nacionales o extranjeras, asesoría financiera, administrativa o de comercio exterior.
II.- Mediante escritura pública número veintinueve mil ochocientos quince de fecha quince de febrero de mil novecientos noventa y uno, otorgada ante la fe del licenciado Roberto Núñez y Bandera, Titular de la Notaría Pública número Uno del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número ciento dos mil

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CORREDOR PUBLICO No. 46 DEL DISTRITO FEDERAL
cuatrocientos noventa y nueve, el día ocho de mayo de mil novecientos noventa y uno, se protocolizó un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada “GRUPO SERVIA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día diecinueve de septiembre de mil novecientos noventa, en la cual entre otros puntos se aprobó modificar los Artículos Décimo, Décimo Primero, Décimo Séptimo, Vigésimo Séptimo y Trigésimo Cuarto de los estatutos sociales.
III.- Por escritura pública número cuarenta y cinco mil ciento uno de fecha veintiocho de julio de dos mil, otorgada ante la fe del mismo Notario Público que la anterior, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número ciento dos mil cuatrocientos noventa y nueve, se protocolizaron las Actas de las Asambleas Generales Extraordinarias de Accionistas de las sociedades denominadas “GRUPO SERVIA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como FUSIONANTE y “SERVIA CORPORATIVO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como FUSIONADA, celebradas el día veintinueve de octubre de mil novecientos noventa y nueve.
IV.- Mediante escritura pública número treinta y seis mil novecientos cinco de fecha quince de marzo de dos mil uno, otorgada ante la fe del licenciado Miguel Limón Díaz, Titular de la Notaría Pública número Noventa y Siete del Distrito Federal, en la que actúa como Asociada la licenciada Rosamaría López Lugo, Titular de la Notaría Pública número Doscientos Veintitrés de este mismo Distrito, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número ciento dos mil cuatrocientos noventa y nueve, el día dieciocho de abril de dos mil uno, se protocolizó un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada “GRUPO SERVIA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día veintitrés de enero de dos mil uno, donde entre otros puntos se aprobó el cambio de denominación de la sociedad por la de “GRUPO

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CORREDOR PUBLICO No. 46 DEL DISTRITO FEDERAL
TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, reformándose el Artículo Primero de los estatutos sociales.
V.- Por escritura pública número treinta y ocho mil quinientos cincuenta de fecha treinta de noviembre de dos mil uno, otorgada ante la fe del mismo Notario Público que la anterior, se protocolizó un Acta de Asamblea General Extraordinaria y Ordinaria de Accionistas de la sociedad denominada “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día treinta y uno de octubre de dos mil uno, en la cual entre otros puntos se aprobó la modificación del Artículo Quinto de los estatutos sociales.
VI.- Mediante póliza número cinco mil cuatrocientos veinte de fecha siete de diciembre de dos mil uno, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de la Propiedad y de Comercio de esta ciudad, bajo el folio mercantil número ciento dos mil cuatrocientos noventa y nueve, el día doce de diciembre dos mil uno, se formalizó un Acta de Asamblea General Extraordinaria de Accionistas de la multicitada sociedad, celebrada el día siete de diciembre del año en curso, en la que entre otros acuerdos se aprobó el aumento de capital en su parte fija y como consecuencia la modificación al Artículo Quinto de sus estatutos sociales.
VII.- Por póliza número cinco mil cuatrocientos veintiuno de fecha siete de diciembre de dos mil uno, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio de esta ciudad, bajo el folio mercantil número ciento dos mil cuatrocientos noventa y nueve, el día doce de diciembre dos mil uno, se formalizó un Acta de Asamblea General Extraordinaria de Accionistas de la referida sociedad, celebrada el día siete de diciembre del año en curso, en la que entre otros acuerdos se tomaron los siguientes: la escisión de la sociedad “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedad “ESCINDENTE”, sin extinguirse mediante la aportación en bloque de parte de su activo, pasivo y capital social a

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la sociedad “ESCINDIDA” de nueva creación con personalidad jurídica y patrimonio propios que se denomina “PROMOTORA SERVIA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, así como la reforma a los Estatutos Sociales de la sociedad “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.
VIII.- Mediante póliza número cinco mil cuatrocientos ochenta y nueve de fecha veintiséis de diciembre de dos mil uno, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de la Propiedad y de Comercio del Distrito Federal, bajo los folios mercantiles números ciento dos mil cuatrocientos noventa y nueve, y veinticinco mil doscientos doce, el día veintiséis de diciembre de dos mil uno, se formalizaron las Actas de Asambleas Generales Extraordinarias de Accionistas de las sociedades denominadas “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedad FUSIONANTE y “TRANSPORTACION MARITIMA MEXICANA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedad FUSIONADA, celebradas el día veintiuno de diciembre de dos mil uno.
IX.- Por póliza número cinco mil novecientos treinta y siete de fecha dos de mayo de dos mil dos, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número ciento dos mil cuatrocientos noventa y nueve, el día ocho de mayo de dos mil dos, se formalizó un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día veintinueve de abril de dos mil dos, en la que entre otros puntos se aprobó la emisión de obligaciones convertibles en acciones para su colocación en el extranjero.
X.- Mediante póliza número seis mil trescientos ochenta y dos de fecha veinte de agosto de dos mil dos, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil

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número ciento dos mil cuatrocientos noventa y nueve, el día veinte de agosto de dos mil dos, se formalizó un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día veinte de agosto de dos mil dos, en la que entre otros puntos se aprobó una emisión de nuevos títulos de deuda o bonos en los Estados Unidos de América y con las características generales que al efecto se autoricen.
XI.- Por póliza número seis mil cuatrocientos diecinueve de fecha veintinueve de agosto de dos mil dos, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el mismo Registro Público de Comercio del Distrito Federal y bajo el citado folio mercantil que la anterior, el día trece de septiembre de dos mil dos, se formalizó un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día veintiocho de agosto de dos mil dos, en la que entre otros puntos se aprobó la reclasificación de las acciones serie “L” del capital social de la sociedad para convertirse en acciones serie “A”, y eliminación de la modalidad de capital variable de la sociedad, para que en lo sucesivo se denomine “GRUPO TMM”, SOCIEDAD ANONIMA, y como consecuencia de ello, la reforma de las Cláusulas Primera, Quinta, Sexta, Séptima, Octava, Novena, Décima, Décimo Primera, Décimo Novena, Vigésimo Quinta, Vigésimo Sexta, Vigésimo Séptima y Cuadragésimo Cuarta de los estatutos sociales de la sociedad.
XII.- Mediante escritura pública número treinta y nueve mil setenta y seis de fecha cuatro de marzo de dos mil tres, otorgada ante la fe del licenciado Miguel Limón Díaz, Titular de la Notaría Pública número Noventa y Siete del Distrito Federal, cuyo primer testimonio quedó inscrito en el mismo Registro Público de Comercio del Distrito Federal y bajo el citado folio mercantil número ciento dos mil cuatrocientos noventa y nueve, se protocolizó un Acta de Asamblea

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General Extraordinaria de Accionistas de la Serie “A” de “GRUPO TMM”, SOCIEDAD ANONIMA, celebrada el día tres de marzo de dos mil tres, en la que entre otros puntos se aprobó la modificación a la Cláusula Sexta de los estatutos sociales.
XIII.- Con escritura pública número treinta y nueve mil cuatrocientos cincuenta y cinco de fecha once de febrero de dos mil cuatro, otorgada ante la fe del mismo Notario Público que la anterior, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número ciento dos mil cuatrocientos noventa y nueve, el día dos de marzo de dos mil cuatro, se protocolizó un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada “GRUPO TMM”, SOCIEDAD ANONIMA, celebrada el día once de febrero de dos mil cuatro, en la que entre otros acuerdos se aprobó la cancelación de acciones depositadas en tesorería de la sociedad y se aumentó el capital social reformándose en consecuencia la Cláusula Sexta de los estatutos sociales.
XIV.- Mediante póliza número doce mil doscientos setenta y cuatro de fecha trece de diciembre de dos mil cinco, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de la Propiedad y de Comercio del Distrito Federal, bajo los folios mercantiles números ciento dos mil cuatrocientos noventa y nueve, veintidós mil cuatrocientos treinta y tres, y ochenta y nueve mil seiscientos siete, el día tres de enero de dos mil seis, se formalizaron las Actas de Asambleas Generales Extraordinarias de Accionistas de las sociedades denominadas “GRUPO TMM”, SOCIEDAD ANONIMA, como sociedad FUSIONANTE y “TRANSPORTES MARITIMOS MEXICO”, SOCIEDAD ANONIMA y “TMM MULTIMODAL”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE como sociedades FUSIONADAS, celebradas el día primero de diciembre de dos mil cinco.
XV.- Con póliza número catorce mil quinientos cuarenta y ocho de fecha veintiuno de diciembre de dos mil seis, otorgada ante la fe del

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suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número ciento dos mil cuatrocientos noventa y nueve, el día ocho de enero de dos mil siete, se formalizó el Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada “GRUPO TMM”, SOCIEDAD ANONIMA, celebrada el día veinte de diciembre de dos mil seis, en donde entre otros acuerdos se aprobó la reforma integral de los estatutos sociales de la sociedad con el objeto de dar cumplimiento a lo dispuesto por el Artículo Sexto Transitorio de la Ley del Mercado de Valores vigente, en consecuencia la sociedad cambió la modalidad para quedar como “GRUPO TMM”, SOCIEDAD ANONIMA BURSATIL.
XVI.- Mediante póliza número dieciocho mil ciento noventa y seis de fecha cuatro de junio de dos mil ocho, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número ciento dos mil cuatrocientos noventa y nueve, se formalizó el Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada “GRUPO TMM”, SOCIEDAD ANONIMA BURSATIL, celebrada el día cuatro de junio de dos mil ocho, en donde entre otros acuerdos se aprobó la reforma a las Cláusulas Décimo Cuarta, Vigésimo Quinta y Vigésimo Séptima de sus estatutos sociales.
XVII.- Por póliza número diecinueve mil ciento noventa y uno de fecha diez de noviembre de dos mil ocho, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio de esta ciudad, bajo el folio mercantil número ciento dos mil cuatrocientos noventa y nueve, el día doce de noviembre de dos mil ocho, se formalizó un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada “GRUPO TMM”, SOCIEDAD ANONIMA BURSATIL, celebrada el día diez de noviembre de dos mil ocho, en la que entre otros acuerdos se resolvió ESCINDIR a la sociedad

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subsistiendo ésta última y creando una sociedad escindida bajo la denominación de “NORTHARC EXPRESS”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, de conformidad con el proyecto de estatutos sociales aprobados en dicha asamblea, así como la reforma a la Cláusula Sexta de los estatutos sociales de la sociedad.
XVIII.- Mediante póliza número veintiún mil ochocientos cincuenta y uno de fecha quince de diciembre de dos mil nueve, otorgada ante la fe del suscrito Corredor Público, se formalizó el Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada “GRUPO TMM”, SOCIEDAD ANONIMA BURSATIL, celebrada el día quince de diciembre de dos mil nueve, en la que entre otros acuerdos se aprobó un aumento de capital social de la sociedad y en consecuencia la reforma a la Cláusula Sexta de los estatutos sociales para reflejar el incremento en el capital social.
A continuación transcribo el texto de los Estatutos Sociales vigentes de “GRUPO TMM”, SOCIEDAD ANONIMA BURSATIL, los cuales son del tenor literal siguiente:
“ ESTATUTOS SOCIALES
CAPITULO I
DISPOSICIONES GENERALES
DENOMINACION
PRIMERA. La denominación de la sociedad es “GRUPO TMM”, e irá siempre seguida de las palabras SOCIEDAD ANONIMA BURSATIL, o de su abreviatura “S.A.B.”
DOMICILIO
SEGUNDA. El domicilio de la Sociedad es la Ciudad de México, Distrito Federal, sin perjuicio de que pueda establecer agencias, sucursales, oficinas, bodegas o dependencias en cualquier lugar de la República Mexicana y del extranjero, sin que por ello se entienda cambiado su domicilio. La Sociedad podrá designar domicilios convencionales en los actos jurídicos que celebre.
DURACION

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TERCERA. La duración de la Sociedad es de noventa y nueve años, contados a partir del 14 (catorce) de Agosto de 1987 (mil novecientos ochenta y siete). Dicho plazo será prorrogable en una o más ocasiones, según lo determine la Asamblea General Extraordinaria de Accionistas de la Sociedad.
OBJETO SOCIAL
CUARTA. La Sociedad tiene por objeto:
A) Adquirir cualquier interés o participación en el capital de otras sociedades mercantiles o civiles, formando parte en su constitución o adquiriendo acciones o participaciones en las ya constituidas, así como enajenar o traspasar tales acciones o participaciones. Las sociedades en las cuales tenga la titularidad de la mayoría de las acciones o partes sociales, no deberán directa o indirectamente, invertir en acciones de la Sociedad, ni de ninguna otra empresa que a su vez sea accionista mayoritaria de la misma, o que sin serlo tengan aquéllas conocimiento que es accionista de ésta;
B) Promover, organizar y administrar toda clase de sociedades mercantiles o civiles;
C) Fabricar, armar, aparejar y reparar, por cuenta propia o ajena, tanto en la República Mexicana como en el extranjero, toda clase de embarcaciones;
D) Prestar y explotar, directamente o a través de terceros, servicios de navegación para el transporte de carga y pasajeros, dentro y fuera del territorio de los Estados Unidos Mexicanos, así como todos aquellos otros servicios que sean conexos a la navegación;
E) Construir, instalar y mantener tanto en la República Mexicana como en el extranjero, por cuenta propia o ajena, muelles, diques, talleres de reparación de servicios de señales, estaciones meteorológicas y sus respectivos equipos, así como todos los servicios que le sean conexos;
F) Comprar o en cualquier forma adquirir y vender o en cualquier otra forma traspasar, por cuenta propia o ajena, toda clase de embarcaciones, artefactos navales, o cualesquiera otras máquinas o aparatos para la transportación marítima, así como sus componentes, incluyendo, de manera enunciativa mas no limitativa, los motores, refacciones, combustibles y lubricantes;

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G) Instalar, explotar y mantener sistemas de comunicación por radio, telégrafo, teléfono, satélite o cualquier otro medio de comunicación para el uso de los negocios sociales o para cualquier otro propósito de acuerdo con la legislación aplicable;
H) Prestar, explotar y operar el servicio público de transporte ferroviario y sus servicios auxiliares, así como participar, por sí o a través de sociedades mercantiles en cuyo capital social participe la Sociedad, o bajo cualquier otro esquema, acto o estructura permitida por la legislación aplicable, en el sistema ferroviario nacional;
I) Prestar, explotar y operar el servicio público de transporte aéreo de carga y pasajeros, directamente o a través de terceros, dentro y fuera del territorio de los Estados Unidos Mexicanos, así como todos aquellos servicios que sean conexos a la navegación aérea y sus servicios auxiliares, así como participar por sí o a través de sociedades mercantiles en cuyo capital social participe la Sociedad o bajo cualquier otro esquema, acto o estructura permitida por la legislación aplicable, en el servicio público de transporte aéreo nacional;
J) Constituir toda clase de sistemas de logística y prestar toda clase de servicios de logística dentro o fuera del territorio de los Estados Unidos Mexicanos, ya por sí o a través de sociedades mercantiles en cuyo capital social participe la Sociedad, o bajo cualquier otro esquema, acto o estructura permitida por la legislación aplicable, incluyendo, de manera enunciativa mas no limitativa, los servicios públicos de autotransporte de carga federal, los de transporte intermodal o multimodal y todos aquellos relacionados con el almacenaje de todo tipo de mercancías, dentro o fuera del territorio de los Estados Unidos Mexicanos;
K) Recibir y promover asesorías, por conducto de toda clase de personas, físicas o morales, mexicanas o extranjeras, de todos aquellos servicios que resulten necesarios para la realización de su objeto social;
L) Otorgar préstamos a las Sociedades Mercantiles o Civiles en las que tenga interés o participación, o a cualesquiera terceros en el curso ordinario de cualquiera de sus negocios;
M) Obtener, adquirir o utilizar y/o disponer, por conducto de grupos

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financieros nacionales y/o extranjeros, de toda clase de fondos y recursos económicos que resulten necesarios para la realización de su objeto social, así como obtener y otorgar préstamos o créditos con o sin garantía, celebrar todo tipo de contratos de crédito, emitir obligaciones y cualesquiera otros títulos de crédito que se emitan en serie o de cualquier otra forma sean colocados entre el gran público inversionista o en forma privada, ya sea en el territorio de los Estados Unidos Mexicanos o en el exterior;
N) Otorgar, girar, emitir, aceptar, endosar, certificar, garantizar o por cualquier concepto suscribir, inclusive por aval, toda clase de títulos de crédito, y otorgar toda clase de garantías, personales o reales, para garantizar obligaciones a cargo de las empresas subsidiarias en las que tenga participación mayoritaria, así como a cargo de las empresas subsidiarias de éstas, en la consecución del objeto social de la Sociedad;
O) Celebrar toda clase de contratos de fideicomiso que sean necesarios para la consecución de su objeto social;
P) Adquirir en propiedad, otorgar o tomar en arrendamiento, poseer, usufructuar y, en general, utilizar, explotar y administrar toda clase de bienes muebles o inmuebles, tangibles o intangibles, así como los derechos reales y personales que permitan las leyes de los Estados Unidos Mexicanos o del extranjero, de acuerdo con los requisitos que las mismas exijan y que sean necesarios o convenientes para la realización de su objeto social, en la inteligencia de que en ningún caso podrá adquirir, poseer o administrar bienes inmuebles con fines agrícolas;
Q) Promover, organizar, participar y contratar, ya sea en los Estados Unidos Mexicanos o en el extranjero, con personas físicas o morales mexicanas o extranjeras, concursos, licitaciones, operaciones, eventos, reuniones, exposiciones, publicitaciones, programas de capacitación, de desarrollo, de investigación de mercados, e innovaciones y en general participar en todos aquellos eventos y reuniones de negocios que resultes necesarios o convenientes para la realización de su objeto social;
R) La contratación, por cuenta propia o de terceros, ya sea en los Estados Unidos Mexicanos o en el extranjero, con personas físicas o

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morales mexicanas o extranjeras, de medios de publicidad, así como la venta y/o compra de espacios publicitarios, y en general de todo aquello relacionado con el ramo de la industria de los medios de comunicación e información, que resulten necesarios o convenientes para la realización de su objeto social;
S) Llevar, por cuenta propia o de terceros, ya sea en los Estados Unidos Mexicanos o en el extranjero, y con todo tipo de personas físicas o morales mexicanas o extranjeras, programas de capacitación y desarrollo, así como trabajos de investigación, que resulten necesarios o convenientes para la realización de su objeto social;
T) Solicitar y obtener, bajo cualquier título, las concesiones y permisos y ejercer los derechos derivados de los mismos, así como registrar y patentar o actuar como intermediario o negociador, y adquirir, por cualquier título legal, ya sea en los Estados Unidos Mexicanos o en el extranjero, con personas mexicanas o extranjeras, toda clase de invenciones, modelos de utilidades, diseños industriales, marcas, así como de avisos, nombres comerciales, franquicias, autorizaciones, licencias, sublicencias, concesiones, opciones, preferencias, derechos sobre ellos y en general toda clase de uso y explotación de derechos de propiedad intelectual e industrial, técnicas, literarias o artísticas, que resulten necesarios o convenientes para la realización de su objeto social;
U) Ser agente o representante, comisionista, distribuidor, mandatario y/o intermediario, ya sea en los Estados Unidos Mexicanos o en el extranjero, de personas físicas o morales, mexicanas o extranjeras, que resulten necesarias o relacionadas con la realización de su objeto social;
V) Celebrar y/o llevar a cabo, en los Estados Unidos Mexicanos o en el extranjero, por cuenta propia o ajena, toda clase de actos principales o accesorios, civiles y comerciales o de cualquier otra índole, contratos, convenios civiles, mercantiles, principales o de garantía, o de cualquier otra clase que estén permitidos por la ley, pudiendo además, bien sea como fiador, aval o en cualquier otro carácter, inclusive el de deudor solidario o mancomunado, garantizar obligaciones y adeudos de las empresas subsidiarias en las que

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tenga participación mayoritaria, así como a cargo de las empresas subsidiarias de éstas, en la consecución del objeto social de la Sociedad;
W) En general, realizar las demás actividades y celebrar los actos, contratos y convenios que se requieran para la consecución de su objeto social, o que deban de realizarse por cualquier disposición de carácter legal.
NACIONALIDAD
QUINTA. La sociedad es de nacionalidad mexicana. La Sociedad no admitirá como socios o accionistas a inversionistas extranjeros ni a sociedades mexicanas en cuyos estatutos sociales no se contenga la cláusula de exclusión de extranjeros, ni tampoco reconocerá derechos de socios o accionistas a dichos inversionistas o sociedades.
CAPITULO II
DISPOSICIONES APLICABLES AL CAPITAL SOCIAL
CAPITAL SOCIAL
SEXTA. El capital social asciende a la cantidad de $1’222’011,712.00 (Un mil doscientos veintidós millones once mil setecientos doce pesos 00/100, M.N.), representado por 103’760,541 (ciento tres millones setecientos sesenta mil quinientas cuarenta y una) acciones íntegramente suscritas y pagadas, todas ellas comunes, nominativas, sin expresión de valor nominal.
ACCIONES
SEPTIMA. El capital social estará siempre representado por acciones nominativas, comunes, sin expresión de valor nominal. Todas las acciones representativas del capital social de la Sociedad conferirán a sus tenedores iguales derechos. Cada accionista representará un voto por cada acción de su propiedad.
Las acciones representativas del capital social sólo podrán ser suscritas por personas o inversionistas de nacionalidad mexicana o sociedades mexicanas en cuyos estatutos sociales se contenga la cláusula de exclusión de extranjeros. Las sociedades mercantiles o civiles en cuyo capital o haber social participe mayoritariamente la Sociedad, no podrán adquirir directa o indirectamente acciones de la

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Sociedad, o acciones de cualquier otra sociedad que sea accionista mayoritaria de la Sociedad, o que sin serlo tengan aquéllas conocimiento de que es accionista de esta Sociedad.
AUMENTO DEL CAPITAL SOCIAL
OCTAVA. Excepto por lo que se refiere a la emisión de acciones que la Sociedad conserve en tesorería para ser colocadas entre el público inversionista, y sólo a falta de dichas acciones, el capital de la Sociedad sólo podrá aumentarse si se adoptan las resoluciones pertinentes en la Asamblea General Extraordinaria de Accionistas de la Sociedad, se reforma la Cláusula Sexta de estos estatutos sociales, y se lleva a cabo la inscripción del instrumento público que contenga la formalización del acta correspondiente en el Registro Público de Comercio del domicilio de la Sociedad.
La Asamblea General Extraordinaria de Accionistas que resuelva el incremento en el capital social de la Sociedad, deberá acordar los términos y condiciones conforme a los cuales dicho incremento deberá llevarse a cabo.
No podrá decretarse un aumento del capital social de la Sociedad si en dicho momento no están totalmente suscritas y pagadas todas las acciones emitidas por la Sociedad con anterioridad.
DERECHO DE PREFERENCIA
NOVENA. En caso de incremento en el capital social los accionistas de la Sociedad tendrán el derecho preferente para suscribir las nuevas acciones que se emitan para representar dicho aumento, en proporción al número de acciones representativas del capital social de que sean tenedores, excepto tratándose de la emisión de acciones de tesorería para ser colocadas entre el público inversionista en ofertas públicas, conforme a lo establecido en la Cláusula Undécima de estos estatutos.
En su caso, el derecho de preferencia a que se refiere esta Cláusula deberá ejercitarse en los términos que determine la Asamblea General de Accionistas que haya resuelto acerca del aumento de capital social.
En caso de aumento del capital social como resultado de la capitalización de primas sobre acciones, de la capitalización de

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utilidades retenidas o de reservas de valuación o revaluación, los accionistas tendrán derecho a la parte proporcional que les correspondiere en ese aumento y en su caso a recibir las nuevas acciones que se emitan para representar dicho aumento. Cuando se trate de la capitalización de utilidades retenidas o de reservas de valuación o revaluación, éstas deberán haber sido previamente reconocidas en estados financieros debidamente aprobados por la Asamblea General de Accionistas. Tratándose de reservas de valuación o de revaluación, éstas deberán estar apoyadas en avalúos efectuados por valuadores independientes autorizados por la Comisión Nacional Bancaria y de Valores, instituciones de crédito o corredores públicos titulados.
DISMINUCION DEL CAPITAL SOCIAL
DECIMA. El capital social de la Sociedad sólo podrá disminuirse si se adoptan las resoluciones pertinentes en Asamblea General Extraordinaria de Accionistas de la Sociedad, se reforma la Cláusula Sexta de estos estatutos sociales, y se lleva a cabo la inscripción del instrumento público que contenga la formalización del acta correspondiente en el Registro Público del Comercio del domicilio de la Sociedad.
El acuerdo de la Asamblea General Extraordinaria de Accionistas que decrete la reducción del capital social de la Sociedad, o la liberación a los accionistas de exhibiciones no realizadas, se publicará por tres veces en el Diario Oficial de la Federación con intervalos de diez días.
Toda disminución del capital social será hecha mediante cancelación de acciones en una cantidad tal que permita la amortización proporcional de acciones de todos los accionistas que detenten acciones representativas del capital social de la Sociedad.
Ninguna disminución de capital social podrá autorizarse cuando tenga como consecuencia reducir el capital social a una cantidad menor del importe mínimo previsto en la ley aplicable.
ACCIONES DE TESORERIA
UNDECIMA. La Sociedad podrá emitir acciones no suscritas que conserve en tesorería, para ser suscritas con posterioridad por el

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público, siempre y cuando:
(i) la Asamblea General Extraordinaria de Accionistas de la Sociedad apruebe el importe máximo del aumento de capital y las condiciones en que deban hacerse las correspondientes emisiones,
(ii) la suscripción de las acciones que se emitan se lleve a cabo mediante oferta pública, previa su inscripción en el Registro Nacional de Valores, y
(iii) el importe del capital suscrito y pagado se anuncie cuando se dé publicidad al capital autorizado representado por las acciones emitidas y no suscritas, dando en todo caso cumplimiento a lo dispuesto por la Ley del Mercado de Valores y demás disposiciones de carácter general que emanen de ella.
ADQUISICION DE ACCIONES PROPIAS
DECIMO SEGUNDA. La Sociedad podrá adquirir acciones representativas de su capital social, sin que sea aplicable la prohibición establecida en el primer párrafo del Artículo 134 de la Ley General de Sociedades Mercantiles, siempre que:
(a) La adquisición se lleve a cabo en alguna bolsa de valores;
(b) La adquisición y, en su caso, su enajenación posterior, se realice a precio de mercado, salvo que se trate de ofertas públicas o de subastas autorizadas por la Comisión Nacional Bancaria y de Valores;
(c) La adquisición se lleve a cabo con cargo al capital contable de la Sociedad, en cuyo supuesto podrá mantener las acciones adquiridas en tenencia propia sin necesidad de realizar una reducción de su capital social, las que la Sociedad podrá convertir en acciones no suscritas para conservar en tesorería, o bien, con cargo al capital social, en cuyo caso se convertirán en acciones no suscritas que la Sociedad mantendrá en tesorería, sin necesidad de acuerdo alguno de la Asamblea General de Accionistas; en la inteligencia que, en todo caso, deberá anunciarse el importe del capital suscrito y pagado cuando se dé publicidad al capital autorizado representado por acciones emitidas no suscritas;
(d) La Asamblea General de Accionistas acuerde expresamente, para cada ejercicio social, el monto máximo de recursos que podrá

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destinarse a la compra de acciones propias o de títulos que las representen, con la única limitante de que la sumatoria de los recursos que puedan destinarse a ese fin, en ningún caso exceda el saldo total de las utilidades del ejercicio y/o retenidas de la Sociedad;
(e) La Sociedad esté al corriente en el pago de las obligaciones derivadas de instrumentos de deuda que estén inscritos en el Registro Nacional de Valores y permanezcan insolutos; y
(f) La adquisición y enajenación de acciones de la Sociedad conforme a lo anterior, no de lugar a que se incumpla con los requisitos de mantenimiento del listado de las mismas en la bolsa de valores en las que coticen.
Mientras las acciones representativas del capital social adquiridas por la Sociedad conforme a esta Cláusula, sean propiedad de la misma, no podrán ser representadas en Asambleas de Accionistas de cualquier clase, ni ejercitarse los derechos sociales o económicos que éstas confieran.
Las acciones que pertenezcan a la Sociedad o, en su caso, las acciones de tesorería a que se refiere esta Cláusula, podrán ser colocadas entre el público inversionista, sin que para este último caso, el aumento de capital social correspondiente requiera resolución de la Asamblea General de Accionistas o acuerdo del Consejo de Administración. Para estos efectos, no será aplicable el derecho de preferencia a que se refiere el Artículo 132 (ciento treinta y dos) de la Ley General de Sociedades Mercantiles.
Lo previsto en esta Cláusula, será igualmente aplicable a la compra o venta por parte de la Sociedad, de instrumentos financieros derivados o títulos opcionales que tengan como subyacente acciones representativas de su capital social, que sean liquidables en especie; en la inteligencia que en este supuesto, no será aplicable lo dispuesto en los apartados (a) y (b) de esta Cláusula.
La compra y venta de acciones propias por parte de la Sociedad, los informes que sobre las mismas deban presentarse a la Asamblea General Ordinaria de Accionistas, las normas de revelación en la información, y la forma y términos en que estas operaciones sean dadas a conocer a la Comisión Nacional Bancaria y de Valores, a la

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bolsa de valores donde coticen las acciones y al público, deberán cumplir con las disposiciones de carácter general que expida dicha Comisión.
CANCELACION DE COTIZACION EN BOLSAS DE VALORES
DECIMO TERCERA. La cancelación de la inscripción de las acciones representativas del capital social de la Sociedad en el Registro Nacional de Valores, y en consecuencia de su cotización en bolsa de valores, procederá en caso de que la Asamblea General Extraordinaria de Accionistas, mediante el voto favorable de por lo menos acciones representativas del noventa y cinco por ciento (95%) del capital social en circulación en ese momento, resuelva dicha cancelación y así lo autorice la Comisión Nacional Bancaria y de Valores, o bien dicha cancelación sea resuelta por dicha Comisión, en términos de la legislación aplicable.
En cualquiera de dichos supuestos, la Sociedad deberá llevar a cabo una oferta pública de adquisición de sus acciones dentro de un plazo máximo de ciento ochenta (180) días naturales, al precio y conforme a los demás términos y condiciones previstos por la legislación aplicable en ese momento.
En el caso previsto por este Artículo, el Consejo de Administración de la Sociedad deberá dar a conocer su opinión al público sobre el precio de la oferta, ajustándose a los términos de la legislación aplicable.
En caso de la cancelación de la inscripción de las acciones representativas del capital social de la Sociedad en el Registro Nacional de Valores, la Sociedad dejará de tener el carácter de bursátil, quedando sujeta al régimen previsto en la Ley General de Sociedades Mercantiles para las sociedades anónimas, a menos que la Asamblea General Extraordinaria de Accionistas de la Sociedad haya resuelto adoptar la modalidad de sociedad anónima promotora de inversión, en cuyo supuesto, quedará sujeta al régimen previsto por la legislación aplicable vigente en ese momento.
RESTRICCION A LA TRANSMISION DE ACCIONES
DECIMO CUARTA.
I) Ciertos Términos Definidos.

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Para los fines de este Capítulo, y según lo requiera el contexto en el resto de estos Estatutos, los siguientes términos tendrán los significados que se indican a continuación:
“Acciones” significa las acciones representativas del capital social de la Sociedad, cualquiera que sea su clase o serie, o cualquier título, valor o instrumento emitido con base en esas acciones o que confiera algún derecho sobre esas acciones o sea convertible en esas acciones, incluyendo específicamente, certificados de participación ordinarios que representen acciones de la Sociedad.
“Afiliada” significa cualquier sociedad que ejerza Control, sea Controlada por, o esté bajo Control común con cualquier Persona.
“Competidor” significa:
(a) cualquier persona física o moral dedicada a fabricar, armar, aparejar y reparar por cuenta propia o ajena toda clase de embarcaciones así como su contratación, subcontratación y explotación de las mismas en todos aspectos y especialidades incluyendo: (i) la prestación y explotación de servicios de navegación para el transporte de carga y pasajeros y todos aquellos servicios que sean conexos a la navegación; (ii) la construcción, asesoría, instalación, operación, supervisión y mantenimiento de todo tipo de embarcaciones, muelles, diques, incluyendo la operación de servicios aeroportuarios, sean estos concesionados o permisionados; (iii) la compra, o en cualquier forma la adquisición, o en cualquier otra forma el traspaso por cuenta propia o ajena de toda clase de embarcaciones, artefactos navales, o cualesquiera otras máquinas o aparatos para la transportación marítima, y que puedan ser ejecutadas en el ámbito nacional o internacional, y/o
(b) cualquier persona física o moral dedicada a constituir toda clase de sistemas de logística y prestar toda clase de servicios de logística dentro o fuera del territorio nacional, ya por sí o a través de sociedades mercantiles en cuyo capital social participe la sociedad, o bajo cualquier otro esquema, acto o estructura permitida por la legislación aplicable, incluyendo de manera enunciativa mas no

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limitativa, los servicios públicos de autotransporte de carga federal, los de transporte intermodal o multimodal y todos aquellos relacionados con el almacenaje de todo tipo de mercancías, dentro o fuera de la República Mexicana, y/o
(c) las actividades o líneas de negocios que de tiempo en tiempo lleven a cabo la Sociedad, y/o sus Afiliadas o Subsidiarias, de naturaleza análoga o conexa a las anteriores.
“Consorcio” significa el conjunto de Personas Morales vinculadas entre sí por una o más Personas Físicas que integrando un grupo de personas, tengan el control de las primeras.
“Control”, “Controlada” o “Controlar” significa:
(a) la titularidad de mas de la mitad de las acciones o valores representativos del capital social de una Persona Moral; o
(b) la capacidad de una Persona o grupo de Personas, de llevar a cabo cualquiera de los actos siguientes: (i) imponer, directa o indirectamente, decisiones en las asambleas generales de accionistas, en las sesiones del consejo de administración u órganos equivalentes, (ii) nombrar o destituir a la mayoría de los Consejeros, administradores o sus equivalentes, de una Persona Moral; (iii) mantener la titularidad de derechos que permitan, directa o indirectamente, ejercer el voto respecto de más del 50% (cincuenta por ciento) del capital social de una Persona Moral; y/o (iv) dirigir, directa o indirectamente, la administración, la estrategia o las principales políticas de una persona moral, ya sea a través de la propiedad de valores, por contrato o de cualquier otra forma.
“Convenios Restringidos” significa todo acuerdo, convenio, contrato o cualesquiera otros actos jurídicos de cualquier naturaleza, orales o escritos, en virtud de los cuales se formen o adopten mecanismos o pactos de asociación de voto, para una o varias asambleas de accionistas de la Sociedad, siempre que el número de votos agrupados resulte en un número igual o mayor al 5% (cinco por ciento) o más del total de las Acciones en que se divide el capital social. Los Convenios Restringidos no comprenden los acuerdos que

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realicen accionistas para la designación de Consejeros de minoría.
“Grupo Empresarial” significa el conjunto de Personas Morales organizadas bajo esquemas de participación directa o indirecta del capital social, en las que una misma Persona Moral mantiene el Control de dichas Personas Morales.
“Influencia Significativa” significa la propiedad o tenencia de derechos, directa o indirecta, que permite ejercer el derecho de voto de cuando menos el 20% (veinte por ciento) o más de las Acciones, cuando dicha participación no otorgue el Control sobre la Sociedad.
“Persona” significa indistintamente una Persona Física o una Persona Moral.

“Persona Física” significa cualquier persona física o, grupo de personas físicas que tengan acuerdos, de cualquier naturaleza, para tomar decisiones en un mismo sentido.
“Persona Moral” significa cualquier persona moral, sociedad, institución de crédito o financiera actuando como institución fiduciaria bajo un contrato de fideicomiso o entidad análoga, o cualquier otro vehículo, entidad, empresa o forma de asociación económica o jurídica o cualquiera de las Subsidiarias o Afiliadas de aquéllas o, cualquier grupo de personas que se encuentren actuando de manera conjunta, concertada o coordinada.
“Persona Relacionada” significa las Personas que se ubiquen en alguno de los supuestos siguientes:
(a) que Controlen o se encuentren en posibilidad, directa o indirectamente, de determinar o conducir las políticas y administración de la Persona Moral que forme parte del Grupo Empresarial o Consorcio al que la Persona en cuestión pertenezca, así como los Consejeros o administradores y los directivos relevantes de las integrantes de dicho Grupo Empresarial o Consorcio;
(b) se encuentren en posibilidad, directa o indirectamente, de determinar o conducir las políticas y administración de una Persona Moral que forme parte de un Grupo Empresarial o Consorcio al que pertenezca la Persona en cuestión;

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(c) el cónyuge, la concubina o el concubinario y las Personas que tengan parentesco por consanguinidad, afinidad o civil hasta el cuarto grado, con las Personas Físicas que se ubiquen en alguno de los supuestos señalados en los incisos (a) y (b) anteriores, así como los socios de dichas Personas Físicas;
(d) las Personas Morales que sean parte del Grupo Empresarial o Consorcio al que pertenezca la Persona en cuestión;
(e) las Personas Morales sobre las cuales alguna de las Personas a que se refieren los incisos (a) a (d) anteriores, ejerzan el Control o se encuentren en posibilidad, directa o indirectamente, de determinar o conducir las políticas y administración; y en general,
(f) cualquier Persona Física, Persona Moral o cualquier pariente consanguíneo, por afinidad o civil hasta el cuarto grado o cualquier cónyuge o concubinario, o cualquiera de las Subsidiarias o Afiliadas de cualquiera de los anteriores, (i) que pertenezca al mismo grupo económico o de intereses que la Persona de que se trate; o (ii) que actúe de manera concertada con la Persona de que se trate.
“Subsidiaria” significa cualquier sociedad respecto de la cual una Persona sea propietaria de la mayoría de las acciones representativas de su capital social o respecto de la cual una Persona tenga el derecho de designar a la mayoría de los miembros de su consejo de administración o a su administrador.
II) Autorización para Cambio de Control.
a) Se requerirá la autorización previa y por escrito del Consejo de Administración, conforme a lo que se especifica en el presente Capítulo para llevar a cabo cualquiera de los siguientes actos:
(i) La adquisición individual, o en conjunto con otra Persona o con una Persona Relacionada, de Acciones o derechos sobre Acciones, por cualquier medio o título, directa o indirectamente, ya sea en un acto o en una sucesión de actos sin límite de tiempo entre sí, cuya consecuencia sea que la tenencia accionaria en forma individual o en conjunto con la tenencia accionaria de otra o de una Persona Relacionada directa o indirectamente, sea igual o mayor al 5% (cinco

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por ciento) o a un múltiplo del 5% (cinco por ciento) del total de las Acciones en que se divide el capital social de la Sociedad;
(ii) Cualquier Contrato, Convenio o acto jurídico que pretenda limitar o resulte en la transmisión de cualquiera de los derechos y facultades que correspondan a accionistas o titulares de Acciones de la Sociedad, incluyendo instrumentos u operaciones financieras derivadas, así como los actos que impliquen la pérdida o limitación de los derechos de voto otorgados por las acciones representativas del capital social de esta Sociedad en una proporción igual o mayor al 5% (cinco por ciento) del total de las Acciones en que se divide el capital social de la Sociedad; y
(iii) La celebración de Convenios Restringidos.
b) El acuerdo favorable previo y por escrito del Consejo de Administración a que se refiere el presente Inciso II, se requerirá indistintamente si la compra o adquisición de las Acciones o derechos sobre la mismas, se pretende realizar dentro o fuera de bolsa, directa o indirectamente, a través de oferta pública, oferta privada, o mediante cualesquiera otra modalidad o acto jurídico, en una o varias transacciones de cualquier naturaleza jurídica, simultáneas o sucesivas, en México o en el extranjero.
III) Solicitud de Autorización.
Para solicitar la autorización a que se refiere el Inciso II anterior, la Persona que pretenda llevar a cabo la adquisición o celebrar Convenios Restringidos, deberá presentar su solicitud por escrito al Consejo de Administración, misma que deberá ser dirigida y entregada en forma fehaciente al Presidente del Consejo de Administración y al Secretario del propio Consejo, con copia para el Director General, en el domicilio de la secretaría del Consejo de Administración que se indique en la última convocatoria para una asamblea de accionistas. La solicitud mencionada deberá establecer y detallar lo siguiente:
(i) El número y clase o serie de Acciones que la Persona de que se trate o cualquier Persona Relacionada con la misma: (a) sea

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propietario o copropietario; o (b) respecto de las cuales tenga Control, comparta o goce algún derecho, ya sea por contrato o por cualquier otra causa, así como el precio al que dichas Acciones fueron adquiridas;
(ii) El número y clase o serie de Acciones que la Persona de que se trate o cualquier Persona Relacionada con la misma pretenda adquirir o pretenda concentrar por virtud de la celebración de Convenios Restringidos en un período que comprenda los siguientes 12 (doce) meses a la fecha de la solicitud, ya sea directamente o a través de cualquier Persona Relacionada;
(iii) El número y clase o serie de Acciones respecto de las cuáles pretenda obtener o compartir Control o algún derecho, ya sea por contrato, convenio o por cualquier otra causa;
(iv) (a) El porcentaje que las Acciones a que se refiere el inciso (i) anterior representan del total de las Acciones emitidas por la Sociedad; (b) el porcentaje que las Acciones a que se refiere el inciso (i) anterior representan de la serie o series a que correspondan; (c) el porcentaje que las Acciones a que se refieren los incisos (ii) y (iii) anteriores representan del total de las Acciones emitidas por la Sociedad; y (d) el porcentaje que las Acciones a que se refieren los incisos (ii) y (iii) anteriores representan de la clase o de la serie o series a que correspondan;
(v) La identidad y nacionalidad de la Persona o grupo de Personas que pretenda adquirir las Acciones o pretenda concentrar por virtud de la celebración de los Convenios Restringidos, en el entendido de que si cualquiera de esas Personas es una Persona Moral, deberá especificarse: (a) la identidad y nacionalidad de la Persona o Personas que Controlen, directa o indirectamente, a la Persona Moral de que se trate, hasta que se identifique a la Persona o Personas Físicas que mantengan algún derecho, interés o participación de cualquier naturaleza en dicha Persona Moral; y (b) si dicha Persona Moral tiene cláusula de exclusión de extranjeros;
(vi) Las razones y objetivos por las cuales se pretendan adquirir las

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Acciones o pretenda concentrar por virtud de la celebración de los Convenios Restringidos objeto de la autorización solicitada, mencionando particularmente si tiene el propósito de adquirir o llegar a ser titular directa o indirectamente de una Influencia Significativa o llegar a adquirir el Control de la Sociedad por cualquier medio, y en su caso, la forma en la que se adquirirá dicho Control;
(vii) Si es directa o indirectamente un Competidor de la propia Sociedad o de cualquier Subsidiaria o Afiliada de la Sociedad y si tiene la facultad de adquirir o concentrar, por virtud de la celebración de Convenios Restringidos, legalmente las Acciones de conformidad con lo previsto en estos Estatutos y en la legislación aplicable; asimismo, deberá especificarse si la Persona que pretenda adquirir o celebrar los Convenios Restringidos sobre las Acciones en cuestión, tiene parientes consanguíneos, por afinidad o civiles hasta el cuarto grado o cónyuge, concubina o concubinario, que puedan ser considerados un Competidor de la Sociedad o de cualquier Subsidiaria o Afiliada de la Sociedad, o si tiene alguna relación económica con un Competidor o algún interés o participación ya sea en el capital social o en la dirección, administración u operación de un Competidor, directamente o a través de cualquier Persona o pariente consanguíneo, por afinidad o civil hasta el cuarto grado de su cónyuge, concubina o concubinario;
(viii) El origen de los recursos económicos que pretenda utilizar para pagar el precio de las Acciones objeto de la solicitud; en el supuesto de que los recursos provengan de algún financiamiento, se deberá especificar la identidad y nacionalidad de la Persona que le provea de dichos recursos, y el Consejo de Administración podrá solicitar que se entregue la documentación suscrita por esa Persona que acredite y explique las condiciones de dicho financiamiento;
(ix) Si forma parte de algún grupo económico, conformado por una o más Personas Relacionadas, que como tal, en un acto o sucesión de actos, pretenda adquirir Acciones o derechos sobre las mismas o de

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celebrar un Convenio Restringido o, de ser el caso, si dicho grupo económico, es propietario de Acciones o derechos sobre las mismas o es parte de un Convenio Restringido;
(x) Si ha recibido recursos económicos en préstamo o en cualquier otro concepto de una Persona Relacionada o ha facilitado recursos económicos en préstamo o en cualquier otro concepto a una Persona Relacionada, con objeto de que se pague el precio de las Acciones; y
(xi) La identidad y nacionalidad de la institución financiera que actuaría como intermediario colocador, en el supuesto de que la adquisición de que se trate se realice a través de oferta pública.
IV) Procedimiento de Autorización.
1.- Dentro de los 10 (diez) días hábiles siguientes a la fecha en que el Consejo de Administración hubiera recibido de manera fehaciente la solicitud de autorización a que se refiere el Inciso III que antecede acompañada de toda la documentación que acredite la veracidad de la información a que se refiere el mismo, el Presidente del Consejo de Administración o el Primer Vicepresidente o el Segundo Vicepresidente y, en ausencia de éstos, el Secretario del Consejo, convocará al Consejo de Administración para discutir y resolver sobre la solicitud de autorización de que se trate.
2.- El Consejo de Administración resolverá sobre toda solicitud de autorización a más tardar dentro de los 90 (noventa) días siguientes a la fecha en que dicha solicitud fue presentada a dicho Consejo de Administración; en el entendido de que: (i) el Consejo de Administración podrá, en cualquier caso y sin incurrir en responsabilidad, someter la solicitud de autorización a la Asamblea General Extraordinaria de Accionistas; y (ii) la Asamblea General Extraordinaria de Accionistas necesariamente ha de resolver sobre la solicitud de autorización cuando habiendo sido citado el Consejo de Administración en términos de lo previsto en los presentes Estatutos, dicho Consejo de Administración no se hubiere podido instalar por cualquier causa o no se hubiere adoptado una resolución respecto de la solicitud planteada.

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3.- El Consejo de Administración podrá solicitar a la Persona que pretenda adquirir las Acciones o celebrar los Convenios Restringidos sobre las Acciones de que se trate, a través del Presidente del Consejo de Administración o del delegado autorizado para esos efectos, las aclaraciones que considere necesarias para resolver sobre la solicitud de autorización que le hubiere sido presentada, incluyendo documentación adicional con la que se acredite la veracidad de la información que debe ser presentada en términos de los presentes Estatutos, dentro de los 20 (veinte) días siguientes a la fecha en que se hubiere recibido la solicitud de que se trate. En el supuesto de que el Consejo de Administración solicite las aclaraciones o documentación adicional, la Persona solicitante deberá proporcionar la información correspondiente dentro de los 20 (veinte) días siguientes a la fecha en la que le fue formulada la solicitud por el Consejo de Administración.
4.- En caso de que hubiere transcurrido el plazo que se establece en el inciso (2) anterior para la celebración de la Asamblea General Extraordinaria de Accionistas que haya de resolver sobre la solicitud de autorización, sin que dicha Asamblea se hubiere llevado a cabo, incluyendo en el caso de que hubiere sido convocada en tiempo, se entenderá que la resolución respectiva es en el sentido de negar la solicitud de que se trate.
5.- La Asamblea General Extraordinaria de Accionistas que se reúna para tratar una solicitud de autorización deberá ser convocada con cuando menos 15 (quince) días naturales de anticipación a la fecha en la que haya de tener verificativo la misma mediante la publicación de la convocatoria respectiva en términos de los presentes Estatutos, en el entendido de que la Orden del Día deberá hacer mención expresa de que la Asamblea se reunirá para tratar una solicitud de autorización en términos del presente Capítulo y dicha Asamblea tendrá los requisitos de instalación y votación señalados en los presentes Estatutos.

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V) Criterios de Evaluación.
En la evaluación que hagan de las solicitudes de autorización a que se refiere el presente Capítulo, el Consejo de Administración y/o la Asamblea General Extraordinaria de Accionistas, según sea el caso, deberá tomar en cuenta entre otros factores los siguientes: (i) el beneficio que se esperaría para el desarrollo de la Sociedad; (ii) el incremento que pudiera presentar en el valor de la inversión de los accionistas; (iii) la debida protección de los accionistas minoritarios; (iv) si el solicitante es Competidor de la Sociedad, de sus Subsidiarias y/o Afiliadas; (v) si el solicitante cumplió con los requisitos previstos en estos Estatutos; (vi) el precio para la adquisición de acciones o derechos; y (vii) los demás elementos que el Consejo de Administración o la Asamblea General Extraordinaria de Accionistas juzgue adecuados y relacionados con factores de carácter financiero, económico, de mercado o de negocios, la continuidad o cambio sobre la visión estratégica de la Sociedad y las características de la Persona que haya sometido la solicitud de autorización, tales como, su solvencia moral y económica, reputación y conducta previa.
VI) Oferta Pública de Compra.
En el supuesto de que el Consejo de Administración o la Asamblea General Extraordinaria de Accionistas autorice la solicitud planteada y ésta se refiera al Control directo o indirecto de la Sociedad, se estará a lo siguiente:
(a) la Persona que pretenda adquirir las Acciones en cuestión deberá hacer oferta pública de compra, a un precio pagadero en efectivo y determinado por el 100% (cien por ciento) de las Acciones representativas del capital social de la Sociedad.
(b) La oferta pública de compra deberá ser realizada simultáneamente en México y en cualquier otra jurisdicción en que las Acciones de la Sociedad se encuentren registradas o listadas para ser susceptibles de cotizar en un mercado de valores, dentro de los 60 (sesenta) días siguientes a la fecha en que la adquisición de las Acciones de que se trate hubiere sido autorizada por el Consejo de Administración o por la Asamblea General Extraordinaria de

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Accionistas, a no ser que dicho Consejo o Asamblea autoricen un plazo mayor. En el supuesto de que existan títulos o instrumentos que representen dos o más Acciones representativas del capital social de la Sociedad y Acciones emitidas y circulando de forma independiente, el precio de éstas últimas se determinará dividiendo el precio de los títulos o instrumentos mencionados entre el número de Acciones subyacentes que representen dichos títulos.
(c) La oferta pública de compra deberá ser efectuada por un precio pagadero en efectivo no inferior del precio que resulte mayor entre los siguientes:
(i) el valor contable de la Acción de acuerdo al último estado de resultados trimestral aprobado por el Consejo de Administración;
(ii) el precio de cierre de las operaciones en bolsa de valores más alto de cualquiera de los 365 (trescientos sesenta y cinco) días previos a la fecha de la autorización otorgada por la Asamblea General Extraordinaria de Accionistas o por el Consejo de Administración, según sea el caso; o
(iii) el precio más alto pagado por Acciones en cualquier tiempo por la Persona o Persona Relacionada que adquieran las Acciones objeto de la solicitud autorizada por la Asamblea General Extraordinaria de Accionistas o el Consejo de Administración, según sea el caso.
d) Sin perjuicio de lo anterior el Consejo de Administración, o la Asamblea General Extraordinaria de Accionistas en su caso, podrán autorizar, a su entera discreción, que la oferta pública de compra sea efectuada a un precio distinto del que resulte conforme a los párrafos que anteceden, siempre que cuente con la aprobación del Comité que desempeñe las funciones de Auditoria, misma que podrá basarse en una opinión emitida por un asesor independiente en donde se expresen las razones por las cuáles se estimen justificados los términos de la oferta pública de compra.
e) La Persona o Persona Relacionada que realice cualquier adquisición de Acciones autorizada por la Asamblea General Extraordinaria de Accionistas o por el Consejo de Administración y

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que debiera de haber llevado a cabo una oferta pública de compra de conformidad con el presente inciso VI, no será inscrita en el registro de acciones de la Sociedad sino hasta el momento en que dicha oferta pública de compra hubiere sido concluida de manera exitosa. En consecuencia, tal Persona no podrá ejercer los derechos corporativos que correspondan a las Acciones cuya adquisición hubiere sido autorizada sino hasta el momento en que la oferta pública de compra hubiere sido concluida de manera exitosa.
f) En el caso de Personas o Personas Relacionadas que ya tuvieren el carácter de accionistas de la Sociedad y, por tanto, estuvieren inscritas en el registro de acciones de la Sociedad, la adquisición de Acciones autorizada por la Asamblea General Extraordinaria de Accionistas o por el Consejo de Administración, no será inscrita en el registro de acciones de la Sociedad sino hasta el momento en que la oferta pública de compra que deba efectuarse hubiese sido concluida de manera exitosa y, en consecuencia, tales Personas no podrán ejercer los derechos corporativos que correspondan a las Acciones adquiridas.
VII) Facultades Adicionales.
a) El Consejo de Administración o la Asamblea General Extraordinaria de Accionistas, según sea el caso, se encontrarán facultados para determinar si una o más Personas que pretendan celebrar los Convenios Restringidos o adquirir o hubieren adquirido Acciones, se encuentran actuando o es de presumirse que se encuentran actuando de una manera conjunta, coordinada o concertada con otras o bien que se trata de Personas Relacionadas, en cuyos casos, las Personas de que se trate se considerarán como una sola Persona para los efectos de lo dispuesto en este Capítulo. Sin limitar lo anterior, se presumirá que dos o más Personas se encuentran actuando de manera conjunta o concertada cuando se encuentren vinculadas en razón de parentesco, formen parte de un mismo Grupo Empresarial, Consorcio, grupo de negocios o patrimonial, o bien cuando exista algún acuerdo o convenio entre

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ellas que se refiera a su respectiva tenencia de Acciones o a los derechos derivados de las mismas, para tomar o imponer decisiones en las Asambleas de Accionistas o respecto del ejercicio de los derechos derivados de tales Acciones.
b) Asimismo, el Consejo de Administración y la Asamblea General Extraordinaria de Accionistas, según sea el caso, podrán determinar los casos en que la adquisición de que se trate implica o pudiera llegar a implicar la adquisición del Control sobre la Sociedad o aquellos casos en los que las Acciones cuyos titulares sean distintas Personas, para los efectos de lo dispuesto en el presente Capítulo y subsiguientes de estos Estatutos, serán consideradas como Acciones de una misma Persona.
VIII) Características de las Autorizaciones.
a) Las autorizaciones otorgadas por el Consejo de Administración o por la Asamblea General Extraordinaria de Accionistas conforme a lo previsto en el presente Capítulo:
(i) facultarán al destinatario a adquirir las Acciones de que se trate hasta por el monto o porcentaje máximo indicado en la autorización correspondiente, para lo cual se deberá tomar en cuenta la información y consideraciones sometidas por el Adquirente al presentar su solicitud de autorización, particularmente en lo referente a si pretende o no llevar a cabo adquisiciones de Acciones o formalizar Convenios Restringidos adicionales en un plazo de 12 (doce) meses a partir de que se formule la solicitud; y
(ii) podrán establecer que la autorización de que se trate se encontrará vigente por un período determinado de tiempo durante el cual se deberá llevar a cabo la adquisición de las Acciones o la celebración del Convenio Restringido de que se trate.
b) Las autorizaciones del Consejo de Administración o de la Asamblea General Extraordinaria de Accionistas serán intransmisibles, salvo que lo contrario se indique en la autorización respectiva o que el Consejo de Administración autorice su transmisión.

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c) Las autorizaciones otorgadas por el Consejo de Administración o por la Asamblea General Extraordinaria de Accionistas respecto de las solicitudes formuladas conforme al presente Capítulo, dejarán de surtir efectos si la información y documentación con base en la cual esas autorizaciones fueron otorgadas no son, o dejan de ser, veraces.
IX) Excepciones.
Salvo que la Ley del Mercado de Valores o las disposiciones de carácter administrativo emitidas conforme a la misma ordenen expresamente lo contrario, la autorización y la oferta pública de compra a que se refiere el presente Capítulo no serán necesarias en caso de:
(i) las adquisiciones o transmisiones de Acciones que se realicen por vía sucesoria, ya sea herencia, legado u otras disposiciones o instrumentos que operen mortis causa;
(ii) el incremento en el porcentaje de tenencia accionaria de cualquier accionista de la Sociedad que sea consecuencia de una disminución en el número de Acciones en circulación derivado de una recompra de Acciones por parte de la Sociedad o de una amortización anticipada de las mismas;
(iii) el incremento en el porcentaje de tenencia accionaria de cualquier accionista de la Sociedad que, en su caso, resulte de la suscripción de Acciones derivadas de aumentos de capital que efectúe dicho accionista en proporción al número de Acciones que tuviere antes del referido incremento de capital en términos del artículo 132 (ciento treinta y dos) de la Ley General de Sociedades Mercantiles o en oferta pública en términos del artículo 53 (cincuenta y tres) de la Ley del Mercado de Valores, siempre que así lo autorice la Asamblea de Accionistas o el Consejo de Administración;
(iv) las adquisiciones de Acciones por parte de la Sociedad o sus Subsidiarias, o por parte de fideicomisos constituidos por la propia Sociedad o sus Subsidiarias, o por cualquier otra Persona Controlada por la Sociedad o por sus Subsidiarias; y

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(v) la adquisición de Acciones por: (a) la Persona que mantenga el control efectivo de la Sociedad; (b) por cualquier Persona Moral que se encuentre bajo el Control de la Persona que se refiere el subinciso (a) inmediato anterior; (c) por la sucesión de la Persona que se refiere el subinciso (a) anterior; (d) por los ascendientes o descendientes en línea recta de la Persona que se refiere el subinciso (a) anterior; (e) por la Persona a que se refiere el subinciso (a) anterior, cuando esté readquiriendo acciones de cualquier Persona Moral a que se refiere el subinciso (b) anterior o los ascendientes o descendientes a que se refieren los subincisos (c) y (d) anteriores.
X) Cumplimiento con Disposiciones.
Toda Persona que tenga o adquiera una o más Acciones de la Sociedad, conviene desde ahora y por ese solo hecho, el observar y cumplir las disposiciones de los Estatutos de la Sociedad. La Sociedad no reconocerá en absoluto los derechos corporativos derivados de las Acciones respectivas, y se abstendrá de inscribir en el registro a que se refieren los artículos 128 (ciento veintiocho) y 129 (ciento veintinueve) de la Ley General de Sociedades Mercantiles y 280 (doscientos ochenta) fracción VII de la Ley del Mercado de Valores, a las Personas que adquieran Acciones en contravención a lo previsto en los presentes Estatutos o que no contaren con las autorizaciones respectivas, aplicándose en todo caso lo dispuesto por estos Estatutos.
TITULOS DE ACCIONES
DECIMO QUINTA. Las acciones estarán representadas por títulos que serán nominativos y que podrán amparar una o varias acciones y podrán llevar adheridos cupones numerados. Los títulos llevarán la firma autógrafa o en facsímil del Presidente y del Secretario del Consejo de Administración. Si se utilizaren firmas en facsímil, los originales de las mismas deberán depositarse en el Registro Público de Comercio en que se encuentre inscrita la Sociedad. En tanto se expidan los títulos definitivos de acciones, la Sociedad expedirá a los accionistas certificados provisionales que evidencien su participación en el capital social. Dichos certificados provisionales serán

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nominativos, podrán llevar adheridos cupones y deberán canjearse, en su oportunidad, por los títulos definitivos de acciones.
Los títulos definitivos de acciones deberán emitirse en un plazo no mayor a noventa días naturales, contado a partir de la fecha en que se haya acordado su emisión o canje.
Cuando por cualquier causa se modifiquen las indicaciones contenidas en los títulos definitivos de acciones o en los certificados provisionales, éstos deberán canjearse por nuevos títulos definitivos de acciones o certificados provisionales y anularse los primitivos, o bien, bastará que se haga constar en estos últimos, previa certificación notarial o de corredor público titulado, dicha modificación.
DECIMO SEXTA. Tanto los títulos definitivos como los certificados provisionales de acciones deberán reunir los requisitos establecidos por los Artículos ciento veinticinco (125) y ciento veintisiete (127) de la Ley General de Sociedades Mercantiles y deberán contener la inserción literal de las Cláusulas Quinta y Décimo Cuarta de estos estatutos.
El Consejo de Administración queda facultado para que, tanto los títulos de las acciones, como los certificados provisionales, sean expedidos amparando una o más acciones. Además queda facultado para hacer el canje de títulos o certificados que cubran determinado número de acciones por títulos o certificados nuevos, según lo soliciten los tenedores de los mismos y siempre que los títulos o certificados nuevos cubran, en conjunto, el mismo número total de acciones que aquéllos en cuyo lugar se expidan.
En caso de robo, pérdida, extravío o destrucción de cualquier título definitivo o certificado provisional que ampare acciones representativas del capital social de la Sociedad, su reposición quedará sujeta a las disposiciones del Capítulo Primero, Título Primero, de la Ley General de Títulos y Operaciones de Crédito. Todos los duplicados de certificados provisionales o de títulos definitivos, llevarán la indicación de que son duplicados y que los títulos o certificados originales han sido debidamente cancelados. Todos los gastos inherentes a la cancelación y reposición de títulos definitivos o de certificados provisionales, correrán por cuenta del

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tenedor del certificado o título definitivo que se haya repuesto.
LIBRO DE REGISTRO DE ACCIONES
DECIMO SEPTIMA. La Sociedad llevará un Libro de Registro de Acciones en el que se insertará lo siguiente:
I. El nombre, la nacionalidad y el domicilio del accionista, con indicación de las acciones que le pertenezcan, expresándose el número y demás particularidades;
II. La indicación de las exhibiciones que se efectúen, o la indicación de que son acciones liberadas;
III. Las transmisiones de acciones que se realicen, siempre que dichas transmisiones cumplan con lo establecido en las disposiciones de estos estatutos;
IV. Los demás actos que deban inscribirse de acuerdo con las disposiciones legales vigentes de tiempo en tiempo, a petición de parte interesada.
La Sociedad únicamente considerará como dueño de las acciones a quien aparezca inscrito como tal en el Libro de Registro de Acciones de la Sociedad. A este efecto, la Sociedad deberá inscribir en dicho registro, a petición de cualquier titular las transmisiones que se efectúen, siempre y cuando éstas cumplan con lo establecido en estos estatutos sociales, y en particular, con lo establecido por la Cláusula Décimo Cuarta de estos estatutos sociales.
Las inscripciones en el Libro de Registro de Acciones se suspenderán desde el quinto día anterior a la celebración de las Asambleas de Accionistas, hasta el día hábil inmediato siguiente a la celebración de las mismas.
CAPITULO III
DE LAS ASAMBLEAS DE ACCIONISTAS
ASAMBLEA DE ACCIONISTAS
DECIMO OCTAVA. La Asamblea General de Accionistas es el órgano supremo de la Sociedad, estando subordinados a él todos los demás, y estará facultada para tomar toda clase de resoluciones y nombrar y remover a cualquier Consejero con sujeción a lo establecido por estos estatutos y la ley, o a cualquier funcionario, respetando en su caso los derechos de las minorías. Sus resoluciones deberán ser

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ejecutadas y su cumplimiento será vigilado por el Consejo de Administración, o por la persona o personas que expresamente designe la Asamblea correspondiente.
CLASES DE ASAMBLEAS
DECIMO NOVENA. Las Asambleas de Accionistas pueden ser Ordinarias o Extraordinarias.
Las Asambleas Generales Ordinarias de Accionistas conocerán de todos los asuntos que no estén reservados por la ley o por estos estatutos sociales a las Asambleas Generales Extraordinarias de Accionistas.
La Asamblea General Ordinaria de Accionistas se reunirá cuando menos una vez al año en la fecha que fije el Consejo de Administración dentro de los primeros cuatro (4) meses que sigan a la clausura del ejercicio social. Además de ocuparse de los asuntos incluidos en la orden del día, la Asamblea deberá discutir, aprobar o modificar los informes del Consejo de Administración, del Director General y del o los comités que lleven a cabo las funciones de prácticas societarias y de auditoría, relativos, entre otras cosas, a la marcha de los negocios, el balance general, el estado de pérdidas y ganancias, el estado de cambios en la posición financiera y el estado de cambio en la inversión de los accionistas para dicho ejercicio social de la Sociedad. Dicha Asamblea deberá ocuparse también del nombramiento de los Consejeros que proceda conforme a la Cláusula Vigésimo Novena, así como para determinar sus emolumentos.
Las Asambleas Generales Extraordinarias podrán reunirse en cualquier tiempo cuando deba de tratarse alguno de los asuntos previstos en el Artículo ciento ochenta y dos (182) de la Ley General de Sociedades Mercantiles, la escisión de la Sociedad, y la cancelación de la inscripción de las acciones que emita la Sociedad en las secciones de valores o especial del Registro Nacional de Valores y en las bolsas de valores nacionales o extranjeras en las que, en su caso, se encuentren listadas.
FACULTAD EXCLUSIVA DE LA ASAMBLEA DE ACCIONISTAS
VIGESIMA. La Asamblea General Ordinaria de Accionistas tendrá facultad exclusiva y se reunirá para aprobar las operaciones que

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pretenda llevar a cabo la Sociedad o las personas morales que ésta controle, en el lapso de un ejercicio social, cuando representen el veinte por ciento (20%) o más de los activos consolidados de la Sociedad con base en cifras correspondientes al cierre del trimestre calendario inmediato anterior, con independencia de la forma en que se ejecuten, ya sea simultánea o sucesiva, pero que por sus características puedan considerarse como una sola operación.
REUNIONES DE LAS ASAMBLEAS
VIGESIMO PRIMERA. Todas las Asambleas de Accionistas se reunirán en el domicilio social de la Sociedad en cualquier tiempo en que sean convocadas, y sin este requisito serán nulas, salvo (i) el caso fortuito o la fuerza mayor, o (ii) que las resoluciones tomadas en Asamblea no convocada, o fuera de Asamblea, sean adoptadas por los accionistas conforme a lo establecido en los apartados E) y F) de la Cláusula Vigésimo Sexta de estos estatutos sociales.
CONVOCATORIAS
VIGESIMO SEGUNDA. Las convocatorias para Asambleas Generales deberán hacerse por encargo del Consejo de Administración o del Comité de Auditoría, o a solicitud de cualquier accionista o grupo de accionistas que represente, por lo menos, el diez por ciento (10%) del capital social, el cual podrá requerir al Presidente del Consejo de Administración o del Comité de Auditoría, se convoque a Asamblea General de Accionistas.
Toda convocatoria deberá publicarse por una sola vez en el periódico oficial de la entidad del domicilio de la Sociedad o en uno de los periódicos de mayor circulación en dicho domicilio, con cuando menos quince (15) días de anticipación entre la fecha de publicación y el día señalado para la celebración de la Asamblea.
La convocatoria deberá contener la fecha, la hora y el lugar de celebración de la Asamblea de que se trate, la orden del día a la que dicha Asamblea deberá sujetarse, y será firmada por quien la haga.
Desde el momento en que se publique cualquier convocatoria para Asambleas de Accionistas, estarán a disposición de los accionistas, en las oficinas de la Sociedad, la información y los documentos relacionados con cada uno de los puntos establecidos en la orden del

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día correspondiente.
Si alguna Asamblea no pudiere celebrarse el día señalado para su reunión, se hará una segunda o ulterior convocatoria con expresión de las circunstancias del caso, debiendo cumplirse con los requisitos establecidos para la primera convocatoria.
No será necesaria la convocatoria tratándose de resoluciones adoptadas por Asambleas no convocadas, o fuera de Asamblea, en ambos casos sujeto a lo que se establece en la Cláusula Vigésimo Sexta siguiente, ni cuando se trate de la continuación de una Asamblea legalmente instalada siempre que cuando al ser interrumpida, en dicha Asamblea se haya señalado la fecha, hora y lugar en que deba continuar.
REQUISITOS PARA ASISTIR A LAS ASAMBLEAS
VIGESIMO TERCERA. Para que los accionistas de la Sociedad tengan derecho de asistir a las Asambleas, deberán depositar sus acciones en la secretaría de la Sociedad o en el Instituto para el Depósito de Valores o en cualquier institución de crédito nacional o extranjera cuando menos con un día de anticipación al señalado para la Asamblea. Tratándose de Asambleas en las que por estar representadas todas las acciones con derecho a voto se puedan tomar resoluciones sin necesidad de convocatoria previa, el depósito de las acciones podrá hacerse en cualquier momento antes de la celebración de la misma. Las acciones depositadas únicamente podrán ser devueltas después de celebrada la Asamblea de que se trate.
Los accionistas que depositen sus acciones conforme al párrafo anterior, solicitarán a la institución depositaria de que se trate, una constancia en la que se indique el nombre del accionista, la cantidad de acciones depositadas, los números de los títulos que las representan, la fecha de celebración de la Asamblea y la condición de que dichas acciones permanecerán en poder de la institución depositaria hasta después de terminada la Asamblea de que se trate. Contra la entrega de los títulos que amparen las acciones o dichas constancias a la secretaría de la Sociedad, el Secretario del Consejo de Administración expedirá a los interesados las tarjetas de admisión correspondientes, en las cuáles se indicará el nombre del accionista,

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el número de acciones de que son titulares y de votos a que tiene derecho, así como, en su caso, la denominación de la depositaria.
Tratándose de acciones depositadas en alguna Institución para el Depósito de Valores, las tarjetas de admisión se expedirán contra la entrega que se haga a la Sociedad de la constancia de depósito respectivo y, en su caso, del listado complementario a que se refiere el Artículo 290 (doscientos noventa) de la Ley del Mercado de Valores.
Los accionistas no necesitarán probar sus derechos de asistencia a la Asamblea en los términos de los párrafos anteriores, respecto de las acciones que se encuentren registradas a su nombre en el Libro de Registro de Acciones de la Sociedad.
PROCEDIMIENTO EN LAS ASAMBLEAS DE ACCIONISTAS
VIGESIMO CUARTA. A) Serán presididas por el Presidente del Consejo de Administración, y a falta de éste actuará como Presidente otro Consejero en el orden de su designación, y en ausencia de ambos aquella persona que designen los accionistas por mayoría de votos de los presentes en la Asamblea de que se trate, y actuará como Secretario el del Consejo de Administración, o en su defecto el Prosecretario, y en ausencia de ambos, la persona que designen los accionistas por mayoría de votos de los presentes en la Asamblea de que se trate.
B) Al iniciarse la Asamblea, el Presidente nombrará de entre los presentes a uno o más escrutadores para hacer el recuento de las acciones presentes o representadas, así como el número de votos que a dichas acciones corresponden. El o los escrutadores deberá(n) formular una lista de asistencia en la que se anotarán los nombres de los accionistas presentes o representados y el número de acciones que les pertenezcan, para estar en posibilidad de hacer el recuento respectivo en las votaciones.
C) Si se encuentra presente el quórum requerido conforme a estos estatutos sociales, el Presidente la declarará legalmente instalada y se procederá al desahogo de la orden del día.
D) El accionista o grupo de accionistas que represente cuando menos el diez por ciento (10%) de las acciones representadas en una Asamblea de Accionistas, podrá solicitar que se aplace la votación de

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cualquier asunto respecto del cual no se considere suficientemente informado, en cuyo caso la votación respecto de dicho asunto se aplazará para dentro de tres días naturales, sin necesidad de nueva convocatoria. Este derecho no podrá ejercitarse sino una sola vez para el mismo asunto.
VIGESIMO QUINTA. Los accionistas podrán hacerse representar en las Asambleas por mandatarios que podrán ser o no accionistas de la Sociedad. La representación podrá conferirse mediante poder notarial general o especial, o mediante simple carta poder otorgada ante dos testigos que satisfaga los requisitos establecidos por la ley. Para tales efectos, la Sociedad deberá elaborar formularios que reúnan, además de los anteriores, los siguientes requisitos:
1. Señalar de manera notoria la denominación de la Sociedad, así como el respectivo orden del día a que se sujetará la Asamblea de Accionistas de que se trate; y
2. Contener espacio para las instrucciones que señale el otorgante para el ejercicio del poder.
La Sociedad deberá mantener a disposición de los intermediarios del mercado de valores que acrediten contar con la representación de los accionistas, en las oficinas de la Sociedad, durante un plazo de quince (15) días anteriores a la fecha de la Asamblea de Accionistas de que se trate, los formularios de poderes a fin de que dichos intermediarios puedan hacerlos llegar con oportunidad a sus representados.
El Secretario o Prosecretario de la Sociedad, deberá cerciorarse de la observancia de lo dispuesto en esta Cláusula e informar de ello a la Asamblea de Accionistas de que se trate, lo que se hará constar en el acta respectiva.
Los Consejeros están impedidos para actuar como mandatarios de accionistas en cualquier Asamblea de Accionistas de la Sociedad.
QUORUM DE LAS ASAMBLEAS
VIGESIMO SEXTA. A) Para que las Asambleas Generales Ordinarias de Accionistas se consideren legalmente instaladas en primera convocatoria, deberá estar representado, por lo menos, la mitad del

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capital social de la Sociedad en circulación en ese momento; y sus resoluciones serán válidas cuando se tomen por mayoría de los votos presentes. En segunda y subsecuentes convocatorias, las Asambleas Generales Ordinarias funcionarán válidamente con los accionistas que concurran, cualquiera que sea el número de acciones que representen y cualquiera que sea la naturaleza de las resoluciones que hayan de tomarse.
B) Para que las Asambleas Generales Extraordinarias de Accionistas se consideren legalmente instaladas en primera convocatoria, deberá estar representado, por lo menos, tres cuartas partes del capital social de la Sociedad en circulación en ese momento, y para que sus resoluciones sean válidas, se requerirá siempre que sean adoptadas por un número de acciones que represente, por lo menos, la mitad del capital social de la Sociedad en circulación en ese momento, a no ser que se exija una proporción mayor conforme a estos estatutos. En segunda y subsecuentes convocatorias, las Asambleas Generales Extraordinarias de Accionistas se considerarán legalmente instaladas cuando se encuentre representado, por lo menos, la mitad del capital social de la Sociedad en circulación en ese momento, y para que sus resoluciones sean válidas, se requerirá siempre que sean adoptadas por un número de acciones que represente, por lo menos, la mitad del capital social de la Sociedad en circulación en ese momento, a no ser que se exija una proporción mayor conforme a estos estatutos.
C) En las Asambleas de Accionistas las votaciones serán económicas, a menos que alguno de los asistentes pida que sean nominales.
D) Las resoluciones adoptadas por las Asambleas de Accionistas son obligatorias aún para los ausentes o disidentes, salvo en caso de oposición en los términos del apartado H) siguiente.
E) Las resoluciones adoptadas en Asambleas de Accionistas no convocadas en los términos de la Cláusula Vigésimo Primera de estos Estatutos será nula, salvo que en el momento de la votación haya estado representada en dicha Asamblea la totalidad de las acciones en que se divida el capital social de la Sociedad en ese momento.
F) Las resoluciones tomadas fuera de Asamblea de Accionistas, por unanimidad de votos de los accionistas que representen la totalidad

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de las acciones en que se divida el capital social, tendrán, para todos los efectos legales, la misma validez que si hubieren sido adoptadas reunidos en Asamblea de Accionistas, siempre que se confirmen por escrito.
G) El accionista o grupo de accionistas que represente, por lo menos, el cinco por ciento (5%) o más del capital social, podrá ejercitar directamente la acción de responsabilidad civil contra los Consejeros y Directivos Relevantes, siempre que la demanda comprenda el monto total de las responsabilidades en favor de la Sociedad o de las personas morales que ésta controle o en las que tenga influencia significativa, y no únicamente el interés personal de los promoventes. Los bienes que se obtengan como resultado de la reclamación, serán percibidos por la Sociedad.
H) El accionista o grupo de accionistas que represente, por lo menos, el veinte por ciento (20%) o más del capital social, podrá oponerse judicialmente a las resoluciones de las Asambleas Generales de Accionistas, siempre que (i) la demanda se presente dentro de los quince (15) días siguientes a la fecha de la clausura de la Asamblea, (ii) los reclamantes no hayan concurrido a la Asamblea o hayan dado su voto en contra de la resolución, y (iii) la demanda señale la cláusula de estos Estatutos Sociales o del precepto legal infringidos y el concepto de violación.
ACTAS DE ASAMBLEAS
VIGESIMO SEPTIMA. De toda Asamblea de Accionistas se levantará un acta que se asentará en el Libro de Actas de Asambleas respectivo que deberá abrir y mantener la Sociedad, y deberá ser firmada por el Presidente y el Secretario de la Asamblea. Se agregarán al apéndice de cada acta los documentos que en su caso justifiquen que las convocatorias se hicieron en los términos establecidos por estos estatutos sociales o en su caso, constancia de los supuestos previstos por el apartado E) de la Cláusula Vigésimo Sexta de estos estatutos sociales, así como la lista de asistencia debidamente firmada por los escrutadores, las cartas poder o copia del poder notarial de los representantes de los accionistas, los informes, dictámenes y demás documentos que se hubieren sometido a la

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consideración de la Asamblea, y una copia del acta respectiva.
En el mismo libro se consignarán las resoluciones tomadas en los términos del inciso F) de la Cláusula Vigésimo Sexta de estos estatutos sociales, de las cuáles dará fe el Secretario del Consejo de Administración.
CAPITULO IV
ADMINISTRACION Y VIGILANCIA
DE LA ADMINISTRACION
ADMINISTRACION
VIGESIMO OCTAVA. La administración de la sociedad estará encomendada a un Consejo de Administración y a un Director General, que desempeñarán sus funciones conforme a lo previsto en estos Estatutos Sociales y la ley aplicable.
CONSEJO DE ADMINISTRACION
VIGESIMO NOVENA. El Consejo de Administración estará integrado por un número de Consejeros propietarios no menor a siete (7) ni mayor a veintiuno (21), sin perjuicio de la designación de sus respectivos suplentes, en su caso; en el entendido que cuando menos, el veinticinco por ciento de los Consejeros deberá ser independiente conforme a lo previsto por la legislación aplicable. En todo caso, el Consejo de Administración siempre contará con un Presidente, un Primer Vicepresidente y un Segundo Vicepresidente, y los demás Consejeros serán vocales.
Por cada Consejero propietario, la Asamblea de Accionistas que lo haya elegido podrá designar a su respectivo suplente, en el entendido que, en su caso, los Consejeros suplentes de los que sean independientes, deberán tener ese mismo carácter. Para el caso de ausencia temporal o definitiva de un Consejero propietario, tal Consejero propietario será sustituido, en su caso, por el Consejero suplente que específicamente haya sido designado para sustituirlo.
Los Consejeros podrán ser accionistas o personas extrañas a la Sociedad, deberán tener capacidad legal para ejercer su encargo y no estar inhabilitados para ejercer el comercio. En ningún caso podrán ser Consejeros las personas que hubieren desempeñado el cargo de auditor externo de la Sociedad o de alguna de las personas morales

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que integran el grupo empresarial o consorcio al cual la Sociedad pertenezca, en su caso, durante los doce meses inmediatos anteriores a la fecha del nombramiento.
Los Consejeros serán elegidos en Asamblea General Ordinaria de Accionistas, por mayoría simple de votos de los accionistas presentes en dicha Asamblea, y permanecerán en su encargo durante los plazos señalados en la Cláusula Trigésima siguiente; en la inteligencia que no podrán sustituirse a más de un tercio (1/3) de los consejeros vocales para cada ejercicio social de la Sociedad. Los Consejeros, cualquiera que sea el cargo que desempeñen, podrán ser reelectos sin mayor restricción. No obstante lo anterior, cualquier accionista o grupo de accionistas que represente cuando menos un diez por ciento (10%) del capital social tendrá derecho a nombrar, en la Asamblea General Ordinaria Anual de Accionistas que se reúna para elegir Consejeros, a un Consejero Vocal y, en su caso, a su respectivo suplente. La designación de cualquier Consejero hecha por una minoría, sólo podrá ser revocada cuando lo sean igualmente todos los demás Consejeros, a menos que la remoción obedezca a causa justificada de acuerdo con la ley aplicable.
El Consejo de Administración, en la primera sesión que celebre después de la Asamblea General Ordinaria que haya designado Consejeros y siempre y cuando en esta Asamblea no se hiciere el nombramiento, cuando así proceda por haber concluido el plazo de su encargo, designará de entre sus miembros al Presidente y/o al Primer Vicepresidente y/o al Segundo Vicepresidente, según corresponda, por mayoría de votos de sus integrantes, los cuales permanecerán en el desempeño de su encargo por el plazo previsto por la Cláusula Trigésima de estos Estatutos Sociales.
En caso de falta permanente del Presidente o de cualquiera de los Vicepresidentes, el Consejo de Administración en la primera sesión que se celebre después de dicha falta permanente, designará provisionalmente de entre sus miembros o de personas ajenas al mismo, el o los Consejeros que cubrirán la o las vacantes que corresponda. Asimismo, en caso de renuncia o falta permanente de cualquiera de los demás Consejeros, el Consejo de Administración hará los nombramientos de Consejeros provisionales que sea

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necesario para la continuidad de las funciones del mismo. En ambos casos, convocará a Asamblea General Ordinaria tan pronto como sea posible para que ésta lleve a cabo la designación definitiva, y en todo caso, a falta de dicha convocatoria, la primera Asamblea General de Accionistas que se celebre con posterioridad a cualquiera de dichos eventos, llevará a cabo la designación definitiva.
El Consejo de Administración nombrará un Secretario y un Prosecretario, quienes no formarán parte del Consejo de Administración. Dicho Secretario y Prosecretario podrán en cualquier tiempo ser removidos por el Consejo de Administración, y sus faltas temporales y definitivas serán cubiertas por las personas que designe el propio Consejo. El Secretario y el Prosecretario, no obstante no sean miembros del Consejo de Administración de la Sociedad, podrán firmar, conjunta o separadamente, y hacer publicar cualquier convocatoria a Asamblea de Accionistas de la Sociedad ordenada o resuelta por el Consejo de Administración o el Comité de Auditoría conforme a la Cláusula Vigésimo Primera de estos Estatutos Sociales.
Los Consejeros en el desempeño de sus respectivos cargos procurarán la creación de valor en beneficio de la Sociedad, sin favorecer a un determinado accionista o grupo de accionistas. Al efecto, deberán actuar diligentemente adoptando decisiones razonadas y cumpliendo los demás deberes que les sean impuestos por la legislación aplicable y lo dispuesto por estos estatutos sociales.
La modificación de esta Cláusula solo podrá aprobarse en Asamblea General Extraordinaria de Accionistas de la Sociedad en la que no hayan votado en contra acciones que representen el cinco por ciento (5%) o más del capital social de la Sociedad.
DURACION DEL ENCARGO
TRIGESIMA. Los Consejeros durarán en su encargo por el periodo de tiempo que se indica a continuación, contado a partir de la fecha de su designación; podrán ser reelectos; y en caso de falta de la designación de su sustituto o de que éste no tome posesión de su cargo, permanecerán en el desempeño de sus funciones hasta por treinta días naturales posteriores a la fecha en que hubiere concluido

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el plazo para el que hayan sido designados:
Puesto dentro del Consejo	Periodo del Encargo
Presidente	7 años
Primer Vicepresidente	7 años
Segundo Vicepresidente	Entre 3 y 7 años Según lo determine la Asamblea General de Accionistas que lo elija.
Vocales	1 año salvo que en ningún caso podrá sustituirse más de un tercio (1/3) de los consejeros vocales para cualquier ejercicio social de la Sociedad.
La remuneración de los Consejeros, según sea el caso, será fijada por la Asamblea General Ordinaria de Accionistas que los haya elegido, con cargo a gastos generales.
La modificación de esta Cláusula sólo podrá aprobarse en Asamblea General Extraordinaria de Accionistas de la Sociedad en la que no hayan votado en contra acciones que representen el cinco por ciento (5%) o más del capital social de la Sociedad.
FUNCIONES
TRIGESIMO PRIMERA. El Consejo de Administración tendrá a su cargo, primordialmente, la función de establecer las estrategias generales para la conducción de los negocios de la Sociedad y de las personas morales que ésta controle, y la de vigilar la gestión y conducción de los mismos y el desempeño de los directivos relevantes.
En relación con lo anterior, el Consejo de Administración deberá ocuparse, entre otros que sean consecuencia natural de sus funciones, de los asuntos siguientes:
I. Establecer las estrategias generales para la conducción del negocio de la Sociedad y personas morales que ésta controle.
II. Vigilar la gestión y conducción de la Sociedad y de las personas morales que ésta controle, considerando la relevancia que tengan estas últimas en la situación financiera, administrativa y jurídica de la Sociedad, así como el desempeño de los directivos relevantes.
III. Aprobar, con la previa opinión del comité que sea competente:
a) Las políticas y lineamientos para el uso o goce de los bienes que integren el patrimonio de la Sociedad y de las personas morales que ésta controle, por parte de personas relacionadas.

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b) Las operaciones, cada una en lo individual, con personas relacionadas, que pretenda celebrar la Sociedad o las personas morales que ésta controle; en la inteligencia que no requerirán aprobación del Consejo de Administración, las operaciones que a continuación se señalan, siempre que se apeguen a las políticas y lineamientos que al efecto haya aprobado previamente el Consejo de Administración:
1. Las operaciones que en razón de su cuantía carezcan de relevancia para la Sociedad o personas morales que ésta controle.
2. Las operaciones que se realicen entre la Sociedad y las personas morales que ésta controle o en las que tenga una influencia significativa o entre cualquiera de éstas, siempre que:
i) Sean del giro ordinario o habitual del negocio; o
ii) Se consideren hechas a precios de mercado o sean soportadas en valuaciones realizadas por agentes externos especialistas.
3. Las operaciones que se realicen con empleados, siempre que se lleven a cabo en las mismas condiciones que con cualquier cliente o como resultado de prestaciones laborales de carácter general.
c) Las operaciones que se ejecuten, ya sea simultánea o sucesivamente, que por sus características puedan considerarse como una sola operación y que pretendan llevarse a cabo por la Sociedad o las personas morales que ésta controle, en el lapso de un ejercicio social, cuando sean inusuales o no recurrentes, o bien, su importe represente en cualquiera de los supuestos siguientes:
1. La adquisición o enajenación de bienes con valor igual o superior al cinco por ciento (5%) de los activos consolidados de la Sociedad, con base en cifras correspondientes al cierre del trimestre calendario inmediato anterior.
2. El otorgamiento de garantías o la asunción de pasivos por un monto total igual o superior al cinco por ciento (5%) de los activos consolidados de la Sociedad, con base en cifras correspondientes al cierre del trimestre calendario inmediato anterior.
En la inteligencia que quedan exceptuadas del requisito a que se refiere este apartado c), las inversiones en valores de deuda o en instrumentos bancarios, siempre que se realicen conforme a las políticas que al efecto apruebe el propio Consejo de Administración.

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d) El nombramiento, elección y, en su caso, destitución del Director General de la Sociedad y su retribución integral, así como las políticas para la designación y retribución integral de los demás directivos relevantes.
e) Las políticas para el otorgamiento de mutuos, préstamos o cualquier tipo de créditos o garantías a personas relacionadas.
f) Las dispensas para que un Consejero, directivo relevante o persona con poder de mando, aproveche oportunidades de negocio para sí o en favor de terceros, que correspondan a la Sociedad o a las personas morales que ésta controle o en las que tenga una influencia significativa. Las dispensas por transacciones cuyo importe sea menor al cinco por ciento (5%) de los activos consolidados de la Sociedad, podrán delegarse en el comité de auditoría de la Sociedad.
g) Los lineamientos en materia de control interno y auditoría interna de la Sociedad y de las personas morales que ésta controle.
h) Las políticas contables de la Sociedad, ajustándose a los principios de contabilidad de conformidad con lo previsto en las leyes aplicables.
i) Los estados financieros de la Sociedad.
j) La contratación del auditor externo de la Sociedad y, en su caso, de servicios adicionales o complementarios a los de auditoría externa.
k) La presentación a la Asamblea General de Accionistas que se celebre con motivo del cierre del ejercicio social, de:
1. El informe anual que deberá presentar el Comité de Auditoría y Prácticas Societarias conforme a estos estatutos y la legislación aplicable;
2. El informe anual que el Director General deberá presentar conforme a estos estatutos y la legislación aplicable.
3. La opinión del Consejo de Administración sobre el contenido del informe del Director General a que se refiere el inciso anterior.
4. El informe en que se declaren y expliquen las principales políticas y criterios contables y de información seguidos en la preparación de la información financiera de la Sociedad y de las personas morales que ésta controle.
5. El informe sobre las operaciones y actividades en las que hubiere intervenido conforme a lo previsto en estos estatutos y la legislación

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aplicable.
IV. Dar seguimiento a los principales riesgos a los que está expuesta la Sociedad y las personas morales que ésta controle, identificados con base en la información presentada por los comités, el Director General y el auditor externo; así como a los sistemas de contabilidad, control interno y auditoría interna, registro, archivo o información, de éstas y aquélla, lo que podrá llevar a cabo por conducto del comité de auditoría.
V. Aprobar las políticas de información y comunicación con los Accionistas, así como con los Consejeros y directivos relevantes, para dar cumplimiento a lo previsto en la legislación aplicable.
VI. Determinar las acciones que correspondan a fin de subsanar las irregularidades que sean de su conocimiento e implementar las medidas correctivas correspondientes.
VII. Establecer los términos y condiciones a los que se ajustará el Director General en el ejercicio de sus facultades de actos de dominio.
VIII. Ordenar al Director General la revelación al público inversionista de los eventos relevantes de que tenga conocimiento en los términos previstos por la legislación aplicable.
PODERES Y FACULTADES
TRIGESIMO SEGUNDA. El Consejo de Administración, como cuerpo colegiado, tendrá las más amplias facultades que a los órganos de su clase atribuyen las leyes correspondientes y estos estatutos sociales, en el entendido que el Consejo no podrá resolver respecto de ninguno de los asuntos reservados a la Asamblea de Accionistas de conformidad con la ley o estos estatutos sociales.
De manera enunciativa más no limitativa, el Consejo de Administración, como cuerpo colegiado, tendrá los siguientes poderes y facultades:
A) Poder general para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, inclusive para otorgar perdón, desistirse de toda clase de juicios, recursos y procedimientos en general, así como del juicio de amparo, para presentar denuncias y querellas de carácter penal, transigir, comprometer en árbitros y para constituirse en

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coadyuvante del Ministerio Público, poder que podrá ejercitar ante toda clase de personas y autoridades, judiciales y administrativas, civiles, penales y del trabajo, federales o locales, en juicio y fuera de él, con la mayor amplitud prevista por las leyes.
B) Poder general para administrar los negocios y bienes de la sociedad, otorgar y suscribir todo género de garantías y avales y ejecutar los actos, celebrar los contratos firmar los documentos y otorgar o suscribir los títulos de crédito que requiera esa administración.
C) Poder general para ejercer cualesquiera actos de dominio.
D) Poder para otorgar, suscribir, avalar y endosar toda clase de títulos de crédito o valores, en los términos del Artículo 9º (noveno) de la Ley General de Títulos y Operaciones de Crédito.
E) Poder para sustituir en todo o en parte sus poderes y facultades, y para otorgar y revocar poderes generales o especiales, dentro de las limitaciones establecidas en estos estatutos sociales.
F) Poder para integrar cualesquiera órganos intermedios de administración o comités, y designar y revocar los nombramientos de sus integrantes, en cualquier tiempo según lo estime conveniente, señalando sus atribuciones, facultades, obligaciones, remuneración, así como las garantías que sus integrantes deban otorgar en relación con su encargo, cuando el Consejo lo estime necesario.
G) Poder para convocar a Asambleas Generales de Accionistas y ejecutar y hacer cumplir las resoluciones que se adopten en las mismas.
H) Facultad para establecer sucursales y agencias de la Sociedad y para suprimirlas.
I) Facultad para firmar toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con el objeto de la Sociedad.
J) En general, podrá llevar a cabo todos los actos y contratos que fueren necesarios para la consecución del objeto social de la Sociedad y aquellos que se les atribuyan en otras cláusulas de estos estatutos o la legislación aplicable.
Ningún miembro del Consejo de Administración podrá ejercitar las facultades del Consejo individualmente. El Consejo podrá designar

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de entre sus miembros delegados para la ejecución de actos concretos. A falta de designación especial, la representación le corresponderá al Presidente del Consejo.
SESIONES DEL CONSEJO
TRIGESIMO TERCERA. Las sesiones del Consejo de Administración serán ordinarias o extraordinarias. Las sesiones ordinarias se celebrarán periódicamente los días y horas que designare el Consejo, en el entendido que este deberá reunirse por lo menos, cuatro veces durante cada ejercicio social. Las sesiones extraordinarias se celebrarán cuando lo acuerde el Presidente del Consejo o lo solicite el veinticinco por ciento de los Consejeros en que se integre el Consejo de Administración, de vez en vez.
El Consejo de Administración, sesionará en el domicilio de la Sociedad o en cualquier otro lugar de la República Mexicana o del extranjero que se determine con anticipación en la convocatoria respectiva. Las sesiones del Consejo de Administración serán presididas por el Presidente del mismo y en ausencia de éste por su suplente, si lo hubiere, y en ausencia de éste, por cualquier Consejero que designen los Consejeros presentes en la sesión correspondiente, por mayoría de votos.
Actuará como Secretario, el Secretario del Consejo y en ausencia de éste el Prosecretario, o en ausencia del Prosecretario, cualquier Consejero que designen los Consejeros presentes en la sesión correspondiente.
Las convocatorias deberán hacerse por escrito y enviarse a cada uno de los Consejeros propietarios y suplentes, en su caso, con por lo menos cinco (5) días naturales de anticipación a la fecha en que deba de celebrarse la sesión respectiva, a los domicilios y/o número de fax respectivos que los mismos Consejeros hayan señalado a la Sociedad y al Secretario para ese fin. Las convocatorias deberán especificar la hora, la fecha, y el lugar de la reunión, contendrán una orden del día y deberán ser firmadas por quienes las hagan. Las convocatorias podrán ser enviadas por correo certificado o fax.
QUORUM
TRIGESIMO CUARTA. (A) Para que el Consejo de Administración

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sesione válidamente deberán asistir, por lo menos, la mitad de los Consejeros que lo integren de vez en vez, y siempre y en todo caso, el Presidente y un Vicepresidente. Si una sesión del Consejo no pudiere celebrarse por falta de quórum o la falta de presencia del Presidente y un Vicepresidente, se repetirá la convocatoria cuantas veces sea necesario, enviándose las convocatorias en los términos previstos por la Cláusula Trigésimo Tercera anterior.
(B) Excepto por lo que se indica en el apartado C) siguiente, para que las resoluciones del Consejo de Administración sean válidas, éstas deberán ser adoptadas por el voto favorable de la mayoría de los Consejeros presentes en la sesión de que se trate, no obstante el quórum existente. En caso de empate, el Presidente del Consejo, o su suplente, en su caso, decidirá con voto de calidad.
(C) Para que las resoluciones del Consejo de Administración sean válidas, respecto de los asuntos que se listan a continuación, se requerirá, en todo caso y en adición a lo establecido en el apartado (B) inmediato anterior, del voto favorable de (i) el Presidente del Consejo de Administración y (ii) el Primer Vicepresidente o el Segundo Vicepresidente, para lo cual, dichos asuntos serán de la competencia exclusiva del Consejo de Administración de la Sociedad:
1. La aprobación y/o modificación del presupuesto anual, que deberá ser aprobado para cada ejercicio social de la Sociedad;
2. La constitución o creación de cualquier gravamen sobre cualquiera de los activos de la Sociedad y/o de las personas morales controladas por ésta, o el acuerdo de la Sociedad y/o de las personas morales controladas por ésta, para garantizar obligaciones de la Sociedad y/o de las personas morales controladas por ésta, o para garantizar obligaciones de terceros, en todos dichos casos, cuando el valor de cualquiera de dichas operaciones implique en un solo acto o en una serie de actos relacionados, un monto igual o mayor al 5% (cinco por ciento) de los activos totales consolidados de la Sociedad, durante un año calendario;
3. La decisión de iniciar cualquier nueva línea de negocio o la suspensión de cualquier línea de negocio desarrollada por la Sociedad o por cualquier persona moral en la que la Sociedad participe, ya sea directa o indirectamente;

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4. Cualquier decisión relacionada con la adquisición o venta de activos (incluidas acciones o partes sociales, o sus equivalentes, en cualquier persona moral controlada o no controlada por la Sociedad o en la que la Sociedad tenga una participación significativa), o la contratación de financiamientos y créditos y/o la constitución de cualesquiera garantías reales o personales, cuando el valor de cualquiera de dichas operaciones implique en un solo acto o en una serie de actos relacionados, un monto igual o mayor al 5% de los activos totales consolidados de la Sociedad, durante un año calendario;
5. La determinación del sentido en que la Sociedad ejercerá su derecho de voto respecto de acciones o partes sociales (o sus equivalentes) emitidas por las personas morales controladas por ésta o en las que la Sociedad tenga una participación significativa; y
6. La instauración de cualquier órgano intermedio de administración de la Sociedad, distinto del Comité de Auditoría y de Prácticas Societarias.
(D) Las resoluciones tomadas fuera de sesión de Consejo de Administración tendrán la misma validez que si hubiesen sido adoptadas en sesión de Consejo de Administración, siempre que sean tomadas por unanimidad de votos de los Consejeros y se confirmen por escrito por cada uno de ellos.
La modificación de esta Cláusula solo podrá aprobarse en Asamblea General Extraordinaria de Accionistas de la Sociedad en la que no hayan votado en contra acciones que representen el cinco por ciento (5%) o más del capital social de la Sociedad.
ACTAS
TRIGESIMO QUINTA. De cada sesión del Consejo se levantará un acta que se asentará en el Libro de Actas correspondiente que deberá mantener la Sociedad, que firmará el Presidente del Consejo, o en su defecto, la persona que haya presidido la sesión, y el Secretario o en su defecto quien haya fungido como Secretario. Del contenido de dichas actas el Secretario o el Prosecretario podrán expedir copias certificadas, extractos o certificaciones que sean necesarias.
En el mismo Libro de Actas se consignarán los acuerdos adoptados en los términos el apartado D) de la Cláusula Trigésimo Cuarta de

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estos estatutos sociales, de las cuales dará fe el Secretario o el Prosecretario.
De toda acta se formará un apéndice o expediente en el que se incluirán (i) los documentos que justifiquen que las convocatorias se hicieron en los términos establecidos por estos estatutos sociales, (ii) la lista de asistencia debidamente firmada por los asistentes, (iii) los dictámenes y demás documentos que se hubieren sometido a la consideración del Consejo de Administración, y (iv) una copia del acta correspondiente.
GARANTIAS
TRIGESIMO SEXTA. Los miembros del Consejo de Administración, no requerirán asegurar la responsabilidad que pudieren contraer en el desempeño de sus encargos, ni tendrán que otorgar caución, fianza o depósito en efectivo ante la Sociedad, salvo que así lo determine expresamente la Asamblea General de Accionistas que los haya elegido.
INDEMNIZACION
TRIGESIMO SEPTIMA. Los miembros del Consejo de Administración no incurrirán, individualmente o en su conjunto, en responsabilidad por los daños y/o perjuicios que ocasionen a la Sociedad o a las personas morales que ésta controle o en las que tenga una influencia significativa, derivados de los actos que ejecuten o las decisiones que adopten, cuando actuando de buena fe, se actualice cualquiera de las excluyentes de responsabilidad siguientes:
I. Den cumplimiento a los requisitos que estos estatutos sociales y la ley aplicable establezcan para la aprobación de los asuntos que competa conocer al Consejo de Administración o, en su caso, comités de los que formen parte.
II. Tomen decisiones o voten en las sesiones del Consejo de Administración o, en su caso, comités a que pertenezcan, con base en información proporcionada por directivos relevantes, la persona moral que brinde los servicios de auditoría externa o los expertos independientes, cuya capacidad y credibilidad no ofrezcan motivo de duda razonable.
III. Hayan seleccionado la alternativa más adecuada, a su leal saber

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y entender, o los efectos patrimoniales negativos no hayan sido previsibles, en ambos casos, con base en la información disponible al momento de la decisión.
IV. Cumplan los acuerdos de la Asamblea de Accionistas, siempre y cuando éstos no sean violatorios de la ley.
En adición a todo lo anterior, la Sociedad indemnizará y mantendrá en paz y a salvo a los Consejeros y al Director General y todos los demás directivos relevantes de la Sociedad o de las sociedades mercantiles controladas por ésta respecto de y por todos los daños y/o perjuicios que su actuación pueda causar a la Sociedad o a las personas morales que ésta controle o en las que tenga influencia significativa, salvo que se trate de actos dolosos o de mala fe, o bien, ilícitos conforme a la legislación aplicable o cuya indemnización, conforme a dicha legislación, no pueda ser convenida u otorgada por la Sociedad. Para tales efectos, la Sociedad podrá contratar seguros de responsabilidad o cualquier otro similar, y otorgar cualesquiera fianzas y cauciones sean necesarias o convenientes. Todos los costos legales relativos a la defensa respectiva correrán por cuenta de la Sociedad con cargo a gastos generales, los que únicamente serán reembolsados a la Sociedad por el Consejero de que se trate, el Director General o el directivo relevante de que se trate, cuando requerido conforme a resolución judicial firme que libere a la Sociedad de sus obligaciones de indemnización conforme a ésta Cláusula.
ORGANOS INTERMEDIOS DE ADMINISTRACION
TRIGESIMO OCTAVA. El Consejo de Administración de la Sociedad podrá establecer uno o más órganos intermedios de administración o comités, en cuyo caso, su estructura, régimen de funcionamiento y delimitación de facultades se sujetarán a lo establecido en esta Cláusula. En todo caso, la Sociedad contará con un comité que llevará a cabo las funciones de auditoría y de prácticas societarias a que se refieren las Cláusulas Cuadragésimo Primera y Cuadragésimo Segunda de estos estatutos sociales.
Excepto respecto del comité que lleve a cabo las funciones de prácticas societarias y de auditoría, el cual estará sujeto a lo establecido en las Cláusulas Cuadragésimo Primera y Cuadragésimo

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Segunda de estos estatutos sociales, todo comité instaurado por el Consejo de Administración se regirá conforme a lo siguiente:
A) Estará integrado por el número de miembros que en cada caso determine el Consejo de Administración, pero en ningún caso podrá ser menor de tres (3). Se podrá designar además a un suplente por cada miembro propietario. Dichos comités podrán integrarse por Consejeros, el Director General y cualquiera de las demás directivos relevantes, o los asesores externos o personas que en cada caso determine el Consejo de Administración.
B) Los comités sólo podrá resolver sobre aquellos asuntos no reservados de manera exclusiva a la Asamblea de Accionistas o al Consejo de Administración por estos estatutos o la legislación aplicable. En todo caso los comités estarán sujetos a las estrategias, políticas y lineamientos del Consejo de Administración.
C) Los miembros de cualquier comité actuarán siempre constituidos en órgano colegiado sin que sus facultades puedan ser delegadas en forma integral o ilimitada en cualquiera de sus miembros. Se reunirá con quórum de la mayoría de sus miembros y tomará sus resoluciones con el voto favorable de la mayoría de los presentes, debiendo informar anualmente al Consejo de Administración de las resoluciones más importantes que haya adoptado, o bien cuando se susciten hechos o actos de trascendencia para la Sociedad que a su juicio lo ameriten.
D) Las sesiones de los comités se celebrarán con la periodicidad que determine el Consejo de Administración o el Presidente del mismo, y serán convocadas siguiendo el procedimiento que se prevé en la Cláusula Vigésimo Trigésima de estos Estatutos para la celebración de las juntas de Consejo.
E) Las juntas serán presididas por el Presidente del comité de que se trate o en su defecto por la persona que para tal efecto elijan los miembros del órgano intermedio de administración de que se trate, y actuará como Secretario el del propio Consejo, o en su caso, el Pro-Secretario. Las actas que se levanten de las sesiones serán firmadas por quienes hubieren actuado como Presidente y como Secretario, y los demás asistentes que quisieren hacerlo.
F) Salvo lo que disponga en contrario el Consejo de Administración

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que los haya establecido, los órganos intermedio de administración tendrán las facultades siguientes:
1. Poder general para pleitos y cobranzas, actos de administración y de dominio, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley de acuerdo con lo establecido en los artículos 2554 (dos mil quinientos cincuenta y cuatro) y 2587 (dos mil quinientos ochenta y siete) del Código Civil Federal y sus correlativos con los artículos de los Códigos Civiles de las demás entidades de la República Mexicana. Este poder podrá ser ejercido respecto de todos los asuntos de la Sociedad, con excepción de aquellos que estén reservados por la Ley o por estos Estatutos a otro órgano de la Sociedad.
2. Poder para otorgar y suscribir títulos de crédito en los términos del Artículo 9 (noveno) de la Ley General de Títulos y Operaciones de Crédito, incluyendo endosos en garantía o por aval.
3. Enajenar, así como gravar mediante prenda, hipoteca o en cualquier otra forma los bienes muebles e inmuebles de la Sociedad.
4. Autorizar el otorgamiento de cualquier garantía o aval.
5. Facultad para conferir poderes generales o especiales, así como para revocarlos, dentro del límite de sus facultades.
6. En general tendrá las más amplias facultades para decidir y resolver sobre todos los bienes y negocios de la Sociedad, que se relacionen directa o indirectamente con los objetos de la misma, pudiendo nombrar a una o más personas como delegados especiales para la ejecución de sus resoluciones, y en defecto de tal señalamiento podrán ser ejecutadas por el Presidente del Consejo de Administración.
G) Los integrantes de cualquier órgano intermedio de administración percibirán los emolumentos que fije el Consejo de Administración con cargo a resultados.
DIRECTOR GENERAL
TRIGESIMO NOVENA. El Director General estará encargado de las funciones de gestión, conducción y ejecución de los negocios de la Sociedad y de las personas morales que ésta controle, sujetándose para ello a las estrategias, políticas y lineamientos aprobados por el Consejo de Administración o, en su caso, de los órganos de

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administración intermedios o comités instaurados conforme a estos Estatutos Sociales.
El Director General, para el cumplimiento de sus funciones, contará con las facultades que le otorgue el Consejo de Administración al momento de su designación o en cualquier otro momento con posterioridad a su nombramiento. Para el ejercicio de sus funciones y actividades y el cumplimiento de sus obligaciones, el Director General se auxiliará de todos los directivos relevantes y demás empleados de la Sociedad y de las personas morales que esta controle.
En el desempeño de sus funciones, el Director General deberá:
A) Someter a la aprobación del Consejo de Administración las estrategias de negocio de la Sociedad y personas morales que ésta controle, con base en la información que estas últimas le proporcionen.
B) Dar cumplimiento a los acuerdos de las Asambleas de Accionistas y del Consejo de Administración, conforme a las instrucciones que, en su caso, dicte la propia Asamblea o el referido Consejo de Administración.
C) Proponer al Comité de Auditoría, los lineamientos del sistema de control interno y auditoría interna de la Sociedad y de las personas morales que ésta controle, así como ejecutar los lineamientos que al efecto apruebe el Consejo de Administración.
D) Suscribir la información relevante de la Sociedad, junto con los directivos relevantes encargados de su preparación, en el área de su competencia.
E) Difundir la información relevante y eventos que deban ser revelados al público, ajustándose a lo previsto en la legislación aplicable.
F) Dar cumplimiento a las disposiciones relativas a la celebración de operaciones de adquisición y colocación de acciones propias de la Sociedad.
G) Ejercer, por sí o a través de delegado facultado, en el ámbito de su competencia o por instrucción del Consejo de Administración, las acciones correctivas y de responsabilidad que resulten procedentes.
H) Verificar que se realicen, en su caso, las aportaciones de capital

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hechas por los accionistas de la Sociedad.
I) Dar cumplimiento a los requisitos legales y estatutarios establecidos con respecto a los dividendos que se paguen a los accionistas.
J) Asegurar que se mantengan los sistemas de contabilidad, registro, archivo o información de la Sociedad.
K) Elaborar y presentar al Consejo de Administración un informe para cada ejercicio social, relativo a (i) la marcha de la Sociedad y las personas morales que esta controle en el ejercicio, que incluya las políticas seguidas por el Director General y los demás directivos relevantes y, en su caso, sobre los principales proyectos existentes, (ii) un estado que muestre la situación financiera de la Sociedad y de las personas morales que ésta controle al cierre de dicho ejercicio, (iii) un estado que muestre, debidamente explicado y clasificado, el resultado de las operaciones de la Sociedad y de las personas morales que ésta controle, por el período correspondiente a dicho ejercicio, (iv) un estado que muestre los cambios en la situación financiera de la Sociedad y de las personas morales que ésta controle durante dicho ejercicio, (v) un estado que muestre los cambios en las partidas que integran el patrimonio de la Sociedad y de las personas morales que ésta controle, acaecidos durante dicho ejercicio, y (vi) las notas que sean necesarias para completar o aclarar la información que suministren los estados a que se refieren las fracciones anteriores; en la inteligencia que dicha información deberá presentarse respecto de la Sociedad y las personas morales que ésta controle, en forma individual y consolidada, de conformidad con principios generalmente aceptados.
L) Establecer mecanismos y controles internos que permitan verificar que los actos y operaciones de la Sociedad y personas morales que ésta controle, se hayan apegado a la normativa aplicable, así como dar seguimiento a los resultados de esos mecanismos y controles internos y tomar las medidas que resulten necesarias en su caso.
M) Ejercer las acciones de responsabilidad señaladas en la legislación aplicable, en contra de personas relacionadas o terceros que presumiblemente hubieren ocasionado un daño a la Sociedad o las personas morales que ésta controle o en las que tenga una

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influencia significativa, salvo que por determinación del Consejo de Administración y previa opinión del Comité de Auditoría, el daño causado no sea relevante.
N) Las demás que le imponga la legislación aplicable.
El Director General y los demás directivos relevantes deberán atender oportuna y diligentemente las solicitudes de información y documentación que en el ámbito de sus competencias, razonablemente, les requiera cualquiera de los Consejeros de la Sociedad.
Lo establecido por la Cláusula Trigésimo Séptima de estos estatutos sociales beneficiará tanto el Director General como todos los demás directivos relevantes de la Sociedad y de las personas morales que ésta controle, en relación con sus respectivas responsabilidades. La Sociedad indemnizará y mantendrá en paz y a salvo a dichos Director General y demás directivos relevantes, en los términos y con las limitaciones a que se refiere dicha Cláusula Trigésimo Séptima de estos estatutos.
DE LA VIGILANCIA
COMITE DE AUDITORIA Y PRACTICAS SOCIETARIAS
CUADRAGÉSIMA. La vigilancia de la gestión, conducción y ejecución de los negocios de la Sociedad y de las personas morales que ésta controle, estará a cargo del Consejo de Administración a través del Comité de Auditoría y Prácticas Societarias que se integre de conformidad con lo previsto en estos Estatutos Sociales, así como por conducto de las personas o persona moral que lleve a cabo la auditoría externa de la Sociedad para cada ejercicio social, cada uno en los términos previstos en estos Estatutos Sociales y en la legislación aplicable.
El Consejo de Administración de la Sociedad deberá establecer y mantener un Comité de Auditoría y Prácticas Societarias, que estará integrado por un mínimo de tres (3) Consejeros designados por el Consejo, a propuesta del Presidente, todos los cuales deberán ser Consejeros independientes conforme a lo previsto en la legislación aplicable. No obstante lo anterior, el Presidente del Comité de Auditoría y Prácticas Societarias deberá ser designado y/o removido

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de su cargo exclusivamente por la Asamblea General de Accionistas, debiendo siempre ser un Consejero independiente. En ningún caso podrá presidir el Consejo de Administración el Presidente del Comité de Auditoría y Prácticas Societarias.
FUNCIONES DE AUDITORIA
CUADRAGESIMO PRIMERA. Para el desempeño de la vigilancia de la gestión, conducción y ejecución de los negocios de la Sociedad y de las personas morales que ésta controle, el Comité de Auditoría y Prácticas Societarias tendrá las siguientes funciones en materia de auditoría:
A) Dar opinión al Consejo de Administración sobre los asuntos que le competan conforme a lo previsto en estos estatutos y la legislación aplicable;
B) Evaluar el desempeño del auditor externo de la Sociedad, así como analizar el dictamen, opiniones, reportes o informes que elabore y suscriba el auditor externo. Para tal efecto, el comité podrá requerir la presencia del citado auditor cuando lo estime conveniente, sin perjuicio de que deberá reunirse con este último por lo menos una vez al año;
C) Discutir los estados financieros de la Sociedad con las personas responsables de su elaboración y revisión, y con base en ello recomendar o no al Consejo de Administración su aprobación;
D) Informar al Consejo de Administración la situación que guarda el sistema de control interno y auditoría interna de la Sociedad o de las personas morales que ésta controle, incluyendo las irregularidades que, en su caso, detecte;
E) Elaborar la opinión del Consejo de Administración sobre el contenido del informe anual del Director General, y someterla a la consideración del Consejo de Administración para su posterior presentación a la Asamblea de Accionistas, apoyándose, entre otros elementos, en el dictamen del auditor externo. Dicha opinión deberá señalar, por lo menos:
1. Si las políticas y criterios contables y de información seguidas por la Sociedad son adecuados y suficientes tomando en consideración las circunstancias particulares de la misma.
2. Si dichas políticas y criterios han sido aplicados consistentemente

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en la información presentada por el Director General.
3. Si como consecuencia de los numerales 1 y 2 anteriores, la información presentada por el Director General refleja en forma razonable la situación financiera y el resultado de las operaciones de la Sociedad por el ejercicio social que corresponda.
F) Apoyar al Consejo de Administración en la elaboración del informe en que se declaren y expliquen las principales políticas y criterios contables y de información seguidos en la preparación de la información financiera de la Sociedad y de las personas morales que esta controle, que el Consejo de Administración deberá presentar anualmente y a que se refiere el apartado III k) 4 de la Cláusula Trigésimo Primera de estos estatutos sociales;
G) Vigilar que las operaciones a que se refieren el apartado III de la Cláusula Trigésimo Primera y la Cláusula Vigésima de estos estatutos, se lleven ajustándose a lo establecido por las mismas y la legislación aplicable, así como a las políticas derivadas de las mismas que en su caso haya aprobado el Consejo de Administración o la Asamblea General de Accionistas de la Sociedad, según corresponda;
H) Solicitar la opinión de expertos independientes en los casos en que lo juzgue conveniente, para el adecuado desempeño de sus funciones, o cuando se requiera conforme a la legislación aplicable;
I) Requerir a los directivos relevantes y demás empleados de la Sociedad o de las personas morales que ésta controle, reportes relativos a la elaboración de la información financiera y de cualquier otro tipo que estime necesaria para el ejercicio de sus funciones;
J) Investigar los posibles incumplimientos de los que tenga conocimiento, a las operaciones, lineamientos y políticas de operación, sistema de control interno y auditoría interna y registro contable, ya sea de la propia Sociedad o de las personas morales que ésta controle, para lo cual deberá realizar un examen de la documentación, registros y demás evidencias comprobatorias, en el grado y extensión que sean necesarios para efectuar dicha vigilancia;
K) Recibir observaciones formuladas por accionistas, Consejeros, directivos relevantes, empleados y, en general, de cualquier tercero, respecto de los asuntos a que se refiere el inciso anterior, así como

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realizar las acciones que a su juicio resulten procedentes en relación con tales observaciones;
L) Solicitar reuniones periódicas con los directivos relevantes, así como la entrega de cualquier tipo de información relacionada con el control interno y auditoría interna de la Sociedad o personas morales que ésta controle;
M) Informar al Consejo de Administración de las irregularidades importantes detectadas con motivo del ejercicio de sus funciones y, en su caso, de las acciones correctivas adoptadas o proponer las que deban aplicarse;
N) Convocar a Asambleas de Accionistas y solicitar que se inserten en el orden del día de dichas Asambleas los puntos que estimen pertinentes;
O) Vigilar que el Director General dé cumplimiento a los acuerdos de las Asambleas de Accionistas y del Consejo de Administración de la Sociedad, conforme a las instrucciones que, en su caso, dicte la Asamblea o el Consejo;
P) Vigilar que se establezcan mecanismos y controles internos que permitan verificar que los actos y operaciones de la Sociedad y de las personas morales que ésta controle, se apeguen a la normativa aplicable, así como implementar metodologías que posibiliten revisar el cumplimiento de lo anterior; y
Q) Las demás que establezca la legislación aplicable o estos estatutos sociales, y sean acordes con sus funciones.
FUNCIONES DE PRÁCTICAS SOCIETARIAS
CUADRAGESIMO SEGUNDA. Para el desempeño de la vigilancia de la gestión, conducción y ejecución de los negocios de la Sociedad y de las personas morales que ésta controle, el Comité de Auditoría y Prácticas Societarias tendrá las siguientes funciones en materia de prácticas societarias:
A) Dar opinión al Consejo de Administración sobre los asuntos que le competan conforme a estos estatutos o la legislación aplicable;
B) Solicitar la opinión de expertos independientes en los casos en que lo juzgue conveniente, para el adecuado desempeño de sus funciones o cuando lo requiera de conformidad con lo previsto en la legislación aplicable;

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C) Convocar a Asambleas de Accionistas y hacer que se inserten en el orden del día para dichas Asambleas los puntos que estimen pertinentes;
D) Apoyar al Consejo de Administración en la elaboración de los informes que a éste le corresponden de conformidad con estos estatutos y la legislación aplicable; y
E) Las demás que la legislación aplicable atribuya en materia de prácticas societarias.
INFORME ANUAL DE AUDITORIA Y PRACTICAS SOCIETARIAS
CUADRAGESIMO TERCERA. El Presidente del Comité del Comité de Auditoría y Prácticas Societarias deberá elaborar un informe anual sobre sus actividades que contemplará, por lo menos,
En materia de auditoría:
a) El estado que guarda el sistema de control interno y auditoría interna de la Sociedad y personas morales que ésta controle y, en su caso, la descripción de sus deficiencias y desviaciones, así como de los aspectos que requieran una mejoría, tomando en cuenta las opiniones, informes, comunicados y el dictamen de auditoría externa, así como los informes emitidos por los expertos independientes que hubieren prestado sus servicios durante el periodo que cubra el informe;
b) La mención y seguimiento de las medidas preventivas y correctivas implementadas con base en los resultados de las investigaciones relacionadas con el incumplimiento a los lineamientos y políticas de operación y de registro contable, ya sea de la propia Sociedad o de las personas morales que ésta controle;
c) La evaluación del desempeño del auditor externo de la Sociedad;
d) La descripción y valoración de los servicios adicionales o complementarios que, en su caso, proporcione el auditor externo de la Sociedad, así como los que otorguen los expertos independientes que, en su caso, se hubieren contratado;
e) Los principales resultados de las revisiones a los estados financieros de la Sociedad y de las personas morales que ésta controle;
f) La descripción y efectos de las modificaciones a las políticas contables aprobadas durante el periodo que cubra el informe;

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g) Las medidas adoptadas con motivo de las observaciones que consideren relevantes, formuladas por accionistas, Consejeros, directivos relevantes, empleados y, en general, de cualquier tercero, respecto de la contabilidad, controles internos y temas relacionados con la auditoría interna o externa, o bien, derivadas de las denuncias realizadas sobre hechos que estimen irregulares en la administración; y
h) El seguimiento de los acuerdos de las Asambleas de Accionistas y del Consejo de Administración; y en materia de prácticas societarias:
1. Las observaciones respecto del desempeño de los directivos relevantes;
2. Las operaciones con personas relacionadas, durante el ejercicio por el que se informe, detallando las características de las operaciones significativas;
3. Los paquetes de emolumentos o remuneraciones integrales del Director General y demás directivos relevantes; y
4. Las dispensas otorgadas por el Consejo de Administración para que un Consejero, directivo relevante o persona con poder de mando aproveche oportunidades de negocio para sí o a favor de terceros, que correspondan a la Sociedad o a las personas morales que esta controle o en las que tenga influencia significativa.
Dicho informe anual deberá presentarse al Consejo de Administración con suficiente anticipación a la Asamblea General de Accionistas que se celebre con motivo del cierre de cada ejercicio social.
AUDITOR EXTERNO
CUADRAGESIMO CUARTA. El Auditor Externo y demás personas que participen en las labores de auditoría de la Sociedad, deberán cumplir con los requisitos y deberes que les atribuye la Ley del Mercado de Valores y las regulaciones que de la misma emanen.
CAPITULO V
DE LA INFORMACION FINANCIERA, UTILIDADES Y PERDIDAS
EJERCICIOS SOCIALES
CUADRAGESIMO QUINTA. Los ejercicios sociales no excederán de

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un período de doce (12) meses, empezarán el primero de enero y terminarán el 31 de diciembre de cada año.
INFORMACION FINANCIERA
CUADRAGESIMO SEXTA. A) Al finalizar cada ejercicio social se preparará toda la información financiera y demás reportes o informes a cargo del Director General, el Presidente del Comité de Auditoría y Prácticas Societarias y del Consejo de Administración en los términos previstos por estos estatutos sociales, que deberán quedar concluidos con suficiente anticipación, pero en todo caso, con por lo menos quince (15) días anteriores a la fecha programada para la celebración de la Asamblea General Ordinaria de Accionistas que deba discutirlos.
B) La información financiera y demás reportes o informes a que se refiere el párrafo A) que antecede, deberán referirse a la Sociedad y a las personas morales que ésta controle, y quedar en poder del Consejo de Administración. Copia de los mismos quedará a disposición de los accionistas en las oficinas de la Sociedad durante un plazo de quince (15) días anteriores a la fecha programada para la celebración de la Asamblea General de Ordinaria de Accionistas que haya de discutirlos.
C) La Sociedad llevará a cabo un adecuado registro contable en cada caso.
UTILIDADES
CUADRAGESIMO SEPTIMA. Las utilidades que se obtengan en cada ejercicio social se aplicarán de la siguiente manera:
A) Se separará la cantidad que acuerde la Asamblea para la formación o reconstitución, en su caso, del fondo de reserva legal, cantidad que como mínimo será del cinco por ciento (5%) de las utilidades netas del ejercicio social de que se trate, hasta que dicho fondo importe el veinte por ciento (20%) del capital social; y
B) Se separará la cantidad que determine la Asamblea para la constitución de la Reserva para Adquisición de Acciones Propias según lo establecido en la Cláusula Décimo Segunda de estos Estatutos; y/o
C) la Asamblea podrá:

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CORREDOR PUBLICO No. 46 DEL DISTRITO FEDERAL
(i) Separar la cantidad que la Asamblea estime pertinente para la formación o incremento de reservas de reinversión, de contingencia o las especiales que considere convenientes; y/o
(ii) Decretar dividendos mediante su distribución entre los accionistas, en la inteligencia de que la distribución de utilidades se realizará en proporción al número de las acciones y del importe que sobre ellas se haya exhibido; y/o
(iii) Determinar que todas o parte de las utilidades restantes se acrediten a la cuenta de utilidades pendientes de aplicar.
PERDIDAS
CUADRAGESIMO OCTAVA. Los accionistas sólo responderán de las pérdidas incurridas por la Sociedad hasta y en proporción al monto de sus respectivas aportaciones.
En consecuencia, los propietarios de acciones liberadas no tendrán responsabilidad adicional alguna. Los propietarios de acciones que no hayan sido íntegramente pagadas, sólo responderán hasta por el importe no exhibido de sus acciones.
FUNDADORES
CUADRAGESIMO NOVENA. Los fundadores no se reservan participación especial alguna en las utilidades de la Sociedad.
CAPITULO VI
DISOLUCION Y LIQUIDACION
CAUSAS DE DISOLUCION
QUINCUAGESIMA. La Sociedad será disuelta por resolución adoptada por los accionistas que representen al menos el setenta y cinco por ciento (75%) del capital suscrito y pagado de la Sociedad, en Asamblea General Extraordinaria de Accionistas:
A) Por la expiración del plazo de duración fijado en estos estatutos sociales;
B) Por imposibilidad de seguir realizando su objeto social;
C) Por acuerdo de los accionistas, tomado de conformidad con estos estatutos sociales y con la ley;
D) Porque el número de accionistas llegue a ser inferior a dos; o
E) Por la pérdida de las dos terceras partes del capital social, salvo que los accionistas lo reconstituyan o lo disminuyan sin violación del

JUAN M. ALVAREZ MORENO
CORREDOR PUBLICO No. 46 DEL DISTRITO FEDERAL
mínimo establecido en la ley.
LIQUIDACION
QUINCUAGESIMO PRIMERA. A) Acordada la disolución de la Sociedad, ésta se pondrá en liquidación, la que estará a cargo de uno o más liquidadores según lo determine la Asamblea General Extraordinaria de Accionistas respectiva.
B) Mientras no haya sido inscrito en el Registro Público de la Propiedad y del Comercio el nombramiento de los liquidadores, y éstos no hayan entrado en funciones, los Consejeros continuarán en el desempeño de sus encargos.
C) La liquidación se llevará a cabo en la forma prevista por la Ley General de Sociedades Mercantiles vigente. La Asamblea, en el acto de acordar la disolución, deberá establecer las reglas que, además de las disposiciones legales y las normas establecidas en estos estatutos sociales, deberán regir la actuación de los liquidadores.
D) La Asamblea se reunirá durante la liquidación en la misma forma prevista durante la existencia normal de la Sociedad, teniendo los liquidadores las facultades que correspondan al Consejo de Administración, y las funciones que establece a su cargo la legislación aplicable.
CAPITULO VII
DISPOSICIONES FINALES
LEYES SUPLETORIAS
QUINCUAGESIMO SEGUNDA. Para todo lo no previsto por estos estatutos sociales, se estará a las disposiciones de la Ley del Mercado de Valores, la Ley General de Sociedades Mercantiles y las disposiciones aplicables de los Códigos de Comercio y Civil Federal.”
YO, EL CORREDOR PUBLICO, CERTIFICO Y DOY FE:
I.- Que lo inserto y relacionado concuerda fielmente con sus originales de referencia que tuve a la vista.
II.- Que con fundamento en la fracción cuatro (romano) del artículo quince de la Ley Federal de Correduría Pública, el solicitante a mi juicio tiene capacidad legal, para contratar y obligarse, y lo orienté acerca del valor y consecuencias legales del presente acto, no encontrando en él manifestaciones evidentes de incapacidad natural

JUAN M. ALVAREZ MORENO
CORREDOR PUBLICO No. 46 DEL DISTRITO FEDERAL
y/o legal, y sin tener noticias de que se encuentre sujeto a interdicción.
III.- Que el solicitante advertido de las penas en que incurren quienes declaran con falsedad ante Fedatario Público, por sus generales manifestó ser:
MARCO AUGUSTO MARTINEZ AVILA, mexicano, originario de la Ciudad de México, Distrito Federal, lugar donde nació el día uno de agosto de mil novecientos setenta y uno, soltero, Licenciado en Derecho, con domicilio en Avenida de la Cúspide número cuatro mil setecientos cincuenta y cinco, Colonia Parques del Pedregal, código postal catorce mil diez, Delegación Tlalpan, en esta ciudad.
IV.- Que con fundamento en el artículo treinta y dos, fracción seis (romano) del Reglamento de la Ley Federal de Correduría Pública, el compareciente no se identificó ante mí, en virtud de conocerlo personalmente.
V.- Que para constancia levanté la presente acta el mismo día de su fecha.
Expido la presente certificación para “GRUPO TMM”, SOCIEDAD ANONIMA BURSATIL, va en sesenta y nueve páginas útiles.
FIRMAS:

MARCO AUGUSTO MARTINEZ AVILA.	RUBRICA.
JUAN MARTIN ALVAREZ MORENO, TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL.

RUBRICA.	EL SELLO DE AUTORIZAR.
MEXICO, DISTRITO FEDERAL, A LOS QUINCE DIAS DEL MES DE ENERO DE DOS MIL DIEZ.
DOY FE.
JMAM’ag*